Exhibit 4.6

ANNEX I

FINANCING AGREEMENT

made by and between

GRUPO FERROATLÁNTICA, S.A.U

As Applicant, Borrower, Beneficiary, and parent company of the Beneficiary Group

GRUPO FERROATLÁNTICA DE SERVICIOS, S.L.U.

As Beneficiary

FERROGLOBE PLC

FERROGLOBE HOLDING COMPANY LTD

FERROGLOBE FINANCE COMPANY PLC

as Guarantors

ROCAS, ARCILLAS Y MINERALES S.A.

CUARZOS INDUSTRIALES, S.A.U.

They appear for the purposes of clauses 13.6.1(C) to 13.6.1(H)

FONDO DE APOYO A LA SOLVENCIA PARA LAS EMPRESAS ESTRATÉGICAS

[STRATEGIC COMPANY INSOLVENCY SUPPORT FUND]

as Lender or Fund

And

SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES

[STATE INDUSTRIAL HOLDING COMPANY]

For € 34,500,000

CONTENTS

1.	DEFINITIONS AND INTERPRETATION.	11
1.1	DEFINITIONS.	11
1.2	INTERPRETATION.	12
2.	THE FINANCE.	13
2.1	AMOUNT OF THE FINANCE.	13
2.2	INSTRUMENTS OF THE FINANCE.	14
2.3	NATURE OF THE FINANCE.	14
2.4	PURPOSE OF THE FINANCE.	15
3.	ACTIONS OF THE BENEFICIARIES AND GUARANTORS.	15
3.1	JOINT AND SEVERAL LIABILITY OF THE BENEFICIARIES.	15
3.2	REPRESENTATIVE OF THE BENEFICIARIES AND GUARANTORS.	16
4.	GRANTING AND DRAWDOWN OF THE FINANCE.	17
4.1	DRAWDOWN OF THE PROFIT-SHARING LOAN.	17
4.2	DRAWDOWN OF THE ORDINARY LOAN.	17
4.3	DRAWDOWN CONDITIONS.	18
5.	INTEREST.	19
5.1	ACCRUAL AND CALCULATION OF INTEREST.	19
5.2	INTEREST PERIODS.	20
5.3	PAYMENT OF INTEREST	20
5.4	ORDINARY INTEREST RATE.	21
5.5	LATE-PAYMENT INTEREST RATE.	23
6.	AMORTISATION.	24
6.1	TOTAL AMORTISATION DATE.	24
6.2	ORDINARY AMORTISATION.	24
6.3	VOLUNTARY PREMATURE AMORTISATION.	24
6.4	TOTAL MANDATORY PREMATURE AMORTISATION.	25
6.5	PARTIAL MANDATORY PREMATURE AMORTISATION.	25
6.6	RULES COMMON TO PREMATURE AMORTISATION (VOLUNTARY AND MANDATORY).	27
7.	CONVERSION INTO SHARE CAPITAL.	28
8.	PAYMENTS.	28

8.1	PAYMENTS WITHOUT THE NEED FOR DEMAND.	28
8.2	OFFSETTING	29
8.3	PAYMENT DATES.	29
8.4	IMPUTATION OF PAYMENTS.	29
8.5	INTEREST DEBT.	30
8.6	TAXES.	30
9.	CHANGE OF LEGAL CIRCUMSTANCES.	31
10.	INDEMNIFICATION.	31
11.	REPRESENTATIONS.	32
11.1.	REPRESENTATIONS.	32
11.2	LIABILITY.	41
11.3	REPETITION.	42
12.	REPORTING OBLIGATIONS.	42
12.1	FINANCIAL REPORTING OBLIGATIONS.	42
12.2	OTHER REPORTING OBLIGATIONS	44
13.	OTHER OBLIGATIONS OF THE BENEFICIARIES AND GUARANTORS.	46
13.1	FULFILMENT OF THE CONDITIONS OF THE FINANCE.	47
13.2	OBLIGATIONS CONCERNING THE BUSINESS	49
13.3	OBLIGATIONS CONCERNING THE FINANCIAL STATEMENTS.	52
13.4	OBLIGATIONS CONCERNING THE FINANCIAL AND EQUITY POSITION.	53
13.5	TAXATION MATTERS.	53
13.6	OBLIGATIONS CONCERNING THE ASSETS AND THE GUARANTEES.	54
13.7	ADHESION OF RELEVANT SUBSIDIARIES AS BENEFICIARIES OR GUARANTORS.	57
13.8	CONDITIONS OF GOVERNANCE.	57
14.	ACCELERATED MATURITY.	59
14.1	ACCELERATED MATURITY CIRCUMSTANCES.	59
14.2	ALTERNATIVE CONSEQUENCES TO ACCELERATED MATURITY.	65
14.3	DILIGENCE OF THE BENEFICIARIES OF GUARANTORS.	65
14.4	DECLARATION OF ACCELERATED MATURITY OF THE FINANCE.	66
14.5	CONSEQUENCES OF ACCELERATED MATURITY.	66
15.	ACCOUNTING OF THE FINANCE.	67

15.1	ACCOUNTING OF THE FUND.	67
16.	GUARANTEES.	67
16.1	GUARANTEES TO BE GRANTED.	67
16.2	CHARACTERISTICS OF THE GUARANTEES.	69
17.	SEPI ACTIONS.	72
18.	ASSIGNMENTS.	73
18.1	ASSIGNMENT BY THE BENEFICIARIES AND GUARANTORS.	73
19.	ENFORCEMENT PROCEDURE.	73
19.1	DETERMINATION OF THE BALANCE.	73
19.2	ENFORCEMENT.	73
20.	EXPENSES AND TAXES.	74
21.	NOTICES.	75
22.	GENERAL.	75
22.1	TRANSPARENCY.	75
22.2	CONFIDENTIALITY.	76
22.3	PRESS RELEASES AND ANNOUNCEMENTS.	78
22.4	WAIVERS AND RIGHTS.	78
22.5	LANGUAGE.	78
22.6	PARTIAL NULLIFICATION OR SUPERVENING UNLAWFULNESS.	79
22.7	COMMITMENT OF COLLABORATION.	79
22.8	DATES AND DEADLINES.	79
22.9	THIRD-PARTY BENEFICIARIES.	79
23.	DATA PROTECTION.	79
23.1	PERSONAL DATA PROCESSING.	79
23.2	PURPOSE OF PERSONAL DATA PROCESSING.	80
23.3	TERM.	80
23.4	RIGHTS OF DATA SUBJECTS.	80
24.	AMENDMENTS.	80
25.	RECORDING IN A PUBLIC INSTRUMENT.	81
26.	APPLICABLE LAW AND JURISDICTION.	81
ANNEX 1.1		86

Made in Madrid, on 3 March 2022

BY AND BETWEEN THE PARTIES

I.	Of the one part:

GRUPO FERROATLÁNTICA, S.A.U., with registered office at Paseo de la Castellana, 259D, planta 49, 28046 Madrid, holder of Tax Identification Number A-85255370. It was incorporated for an indefinite duration under the same name by virtue of a deed notarised by the Notary of Madrid, Mr Jaime Recarte Casanova on 19 October 2007, under order number 3838 of his notarial archive, and registered in the Companies Register of Madrid, in Volume 24921, Page 24, Sheet number M-448707, Entry 1; converted into a public limited liability company by means of a deed executed on 21 July 2011 before the Notary of Madrid, Mr Jaime Recarte Casanova, under order number 2008 of his notarial archive, duly registered in the Companies Register of Madrid.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of decisions of the joint and several directors passed on 11 February 2022, recorded in public instruments by means of the deed executed in Madrid on 17 February 2022 before the Notary of Madrid, Mr Jaime Recarte Casanova, under notarial archive number 1470.

Hereinafter, the “Applicant” or “Borrower” or “Beneficiary” or “Parent Company of the Beneficiary Group”.

II.	Of another part:

GRUPO FERROATLÁNTICA DE SERVICIOS, S.L.U., with registered office at Paseo de la Castellana, 259D, planta 49, 28046 Madrid, holder of Tax Identification Number B-88463260. It was incorporated for an indefinite duration under the same name by virtue of a deed notarised by the Notary of Madrid, Mr Jaime Recarte Casanova, on 13 August 2019, under order number 4690 of his notarial archive, rectified by a further deed executed on 20 August 2019 before the Notary of Madrid, Mr Andrés Domínguez Nafría, under order number 3157 of his notarial archive. It is registered with the Companies Register of Madrid in Volume 39220, Page 62, Sheet M-696696, Entry 1.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of decisions of the joint and several directors passed on 11 February 2022, recorded in public instruments by means of the deed executed in Madrid on 22 February 2022 before the Notary of Madrid, Mr Jaime Recarte Casanova, under notarial archive number 1611.

GRUPO FERROATLÁNTICA DE SERVICIOS, S.L.U., hereinafter referred to as Grupo Ferroatlántica de Servicios, and together with the Applicant or Borrower or Beneficiary or Parent Company of the Beneficiary Group as the "Beneficiary", and collectively as the "Beneficiaries".

III.	And of another part:

FERROGLOBE PLC, with registered office at 5 Fleet Place, London EC4M 7RD, England, registered in the Companies House of England and Wales under registration number 09425113, holder of Spanish Tax Identification Number N8266366-G.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of the power of attorney granted by Mr Nicola de Santis in his capacity as director of the company, on 17 February 2022, before the Notary Public of London, Mr Martin Anthony Charlton.

FERROGLOBE HOLDING COMPANY LTD, with registered office at 5 Fleet Place, London EC4M 7RD, England, registered in the Companies House of England and Wales under registration number 13347942, holder of Spanish Tax Identification Number N0087841-C.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of the power of attorney granted by Mr Gaurav Mehta in his capacity as director of the company, on 18 February 2022, before the Notary Public of London, Mr Martin Anthony Charlton.

FERROGLOBE FINANCE COMPANY PLC., with registered office at 5 Fleet Place, London EC4M 7RD, England, registered in Companies House of England and Wales under registration number 13353128.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact.

Hereinafter, together with any other entities adhering to this agreement as Guarantors in accordance with the provisions of Clause 13.7.1(A), each of them shall be referred to as a “Guarantor”, and collectively as the “Guarantors”.

IV.	Of another part:

ROCAS, ARCILLAS Y MINERALES S.A., with registered office at San Pedro de Vilanova s/n, Vedra, 15886 A Coruña, incorporated for indefinite duration in a deed executed before the Notary of Bilbao, Mr José Ignacio González del Valle

Llaguno, on 27 August 1968; registered in the Companies Register of A Coruña, in Volume 2346, Section 8, Page 125, Sheet number 24597, holder of Tax Identification Number A-39007943.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of decisions of the joint and several directors passed on 15 February 2022, recorded in a public instrument by means of the deed executed in Madrid on 17 February 2022 before the Notary of Madrid, Mr Jaime Recarte Casanova, under notarial archive number 1467.

CUARZOS INDUSTRIALES, S.A.U., with registered office at San Pedro de Vilanova s/n, Vedra, 15886 A Coruña, incorporated for indefinite duration in a deed executed on 16 April 1970 before the Notary of Santiago, Mr Ildefonso Sánchez Mera, under notarial archive number 926. Amended by other subsequent deeds, including the deed of relocation of registered office referred to above, by means of a deed executed in Madrid on 13 December 2000 before the Notary, Mr Rodrigo Tena Arregui, under number 2337 of his notarial archive. Registered in the Companies Register of La Coruña, in Volume 2430 of the Archive, General section, Page 137, Sheet C-26137, and holder of Tax Identification Number A-15016314.

It is here represented by Mr Jorge Manuel Lavín de las Heras, of legal age, holder of valid National Identity Document number 50312775-E, in his capacity as attorney-in-fact, by virtue of decisions of the joint and several directors passed on 15 February 2022, recorded in a public instrument by means of the deed executed in Madrid on 17 February 2022 before the Notary of Madrid, Mr Jaime Recarte Casanova, under notarial archive number 1469.

Rocas, Arcillas y Minerales, S.A. and Cuarzos Industriales, S.A.U. appear for the purposes of Clauses 13.6.1(C) to 13.6.1(H).

V.	And of another part:

FONDO DE APOYO A LA SOLVENCIA DE EMPRESAS ESTRATÉGICAS (the "Fund"), created and regulated by Royal Decree-Law 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment (hereinafter, "RDL 25/2020"), and by virtue of the Resolution of the Council of Ministers of 21 July 2020, establishing its functions, published by Order PCM/679/2020, of 23 July 2020 (the "Resolution of the Council of Ministers"), with registered office for these purposes at the address Calle Velázquez 34, Bloque V, Madrid.

The Fund is managed via SEPI (as defined below) by an Administrative Board, an inter-ministerial collegiate body attached to the Ministry of Finance through the Sub-Secretariat of Finance. All actions performed by the Fund shall be conducted in accordance with its own internal regulations.

It is here represented by Mr Bartolomé Lora Toro, in his capacity as Vice-President of SEPI, to which position he was appointed at a meeting of the Board of Directors of SEPI on 29 September 2017, the resolutions signed thereat having been recorded in a public instrument by means of a Deed executed on 11 October 2017 before the Notary of the Notaries Association of Madrid, Mr Ramón María Luis Sánchez González, under number 2788 of his notarial archive; and in accordance with the provisions of the Decision of 1 October 2021 issued by the Sub-Secretariat of the Ministry of Finance and Administration regarding the delegation of powers.

SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES (hereinafter “SEPI”) a public-law entity created by Act 5/1996, of 10 January 1996, creating certain public-law entities, attached to the Ministry of Finance and Administration, by virtue of Royal Decree 682/2021, of 3 August 2021, developing the basic organisational structure of the Ministry and amending Royal Decree 139/2020, of 28 January 2020, establishing the basic organisational structure of ministerial departments, with registered office at the address Calle Velázquez, 134, Madrid 28006.

Represented by Mr Bartolomé Lora Toro, by virtue of the powers of attorney granted on 11 October 2017 before the Notary of the Notaries Association of Madrid, Mr Ramón María Luis Sánchez González, under number 2786 of his notarial archive.

The Beneficiaries and Guarantors, the Fund and SEPI, shall be referred to collectively as the "Parties", and each of them individually as a "Party".

RECITALS

I.

Whereas the Ferroatlántica Group or Beneficiary Group, the parent company of which is the Borrower, and which has as a subsidiary Beneficiary, Grupo Ferroatlántica de Servicios, forms part of a non-financial corporate group, and has its registered office in Spain, its activity essentially comprising the production, distribution and marketing of ferroalloys, comprising a group of companies acting as a single economic unit, for the purposes of competition law (hereinafter, the "Beneficiary Group").

II.

Likewise, the Beneficiary Group forms part of a group of companies operating in different jurisdictions, headed by the Guarantor, Ferroglobe PLC, which is the holder of 100% of the share capital of the company Ferroglobe Holding

Company Ltd, which in turn holds 100% of the share capital of Ferroglobe Finance Company PLC, of the Applicant and of Specialty Metals Inc.

On the other hand, various investee companies are dependent on the Applicant, and 100% owned by it: (i) Grupo Ferroatlántica de Servicios; (ii) Ferroquartz Holdings, Ltd; (iii) Ferroatlántica Participaciones, S.L.U.; (iv) Ferropem SAS.; (v) Kintuck, S.A.S.; (vi) Kintuck, AS.; (vii) Ferroglobe Innovation, S.L. and (viii) Silicon Smelters (Proprietary) Limited), and 3 companies controlled with a 90% stake: (i) Ferro Tambao, S.A.R.L.; (ii) Ferromanganese Mauritania, S.A.R.L.; and (iii) Ferroquartz Mauritania, S.A.R.L.;  in addition to 25% of Ferrosolar Opco Group, S.L.

Ferroglobe PLC  and its dependent companies in turn have several subsidiaries operating in various jurisdictions, which are investees owned almost in their entirety by group companies (hereinafter, the "Ferroglobe Group").

III.	Whereas the Borrower is the owner of all shares representing the share capital of Grupo Ferroatlántica de Servicios.
IV.

Whereas Royal Decree-Law 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment (hereinafter, "RDL 25/2020") created the “Fondo De Apoyo A La Solvencia Para Las Empresas Estratégicas” ("Strategic company solvency support fund”) a fund with no legal personality, attached to the General State Administration, through the Ministry of Finance and Administration, the functioning of which is established by means of a Resolution of the Council of Ministers.

V.

The purpose of this Fund is, through temporary public support operations, to offset the impact of the health emergency on the balance sheet of solvent companies deemed to be strategic for the national or regional productive and economic system, among other reasons because of their sensitive social and economic impact, their significance for security, the health of the population, infrastructure, communications, or their contribution to the proper functioning of the markets, if credit or liquidity support measures are insufficient to ensure the continuation of their activity.

VI.	Whereas the Guarantors, as companies of the Ferroglobe Group, must on a joint and several basis guarantee the refunding of the aid, and are as such involved in this agreement.
VII.

The temporary public support operations may, following an explicit request by the beneficiary company, comprise the granting of profit-sharing loans, convertible debt, the subscription of shares or stock, or any other capital instrument. On a supplementary basis, the support may also take the form of monies drawn from the fund through any other credit facilities, such as the granting of loans or arrangement of privileged, ordinary or subordinate debt, either secured or without guarantees (the "Public Financial Support").

VIII.

On 15 January 2021, Mr Mateo Segui Giner, who was at the time joint and several director of the Applicant, acting for and on behalf of the Applicant, submitted to SEPI an application for Public Financial Support drawn from the Fund, for an amount of THIRTY-TWO MILLION EUROS (€32,000,000), by means of a profit-sharing loan and/or ordinary loan.

The application included a Viability Plan and financial information, as well as self-declarations and certificates in accreditation of fulfilment of the eligibility requirements for access to Public Financial Support drawn from the Fund. This application was extended and improved by means of several supplementary written submissions.

As a consequence of the foregoing, the initial application was partially amended on 25 November 2021, and the Applicant requested Public Financial Support drawn from the Fund for an amount of THIRTY-FOUR MILLION FIVE HUNDRED THOUSAND EUROS (€34,500,000), granted in one single drawdown in the formats of a profit-sharing loan and ordinary loan.

IX.

Following verification that the Beneficiaries comply with the eligibility requirements imposed by Annex II to the Resolution of the Council of Ministers in order to acquire beneficiary status, and having analysed the application and the improvements thereto, together with all the documentation submitted, in accordance with the provisions of subsection 2 in fine of Annex II of the Resolution of the Council of Ministers, SEPI submitted a preliminary proposal to the Fund Administrative Board for a decision as to the continuation of the procedure.

X.

In accordance with the provisions of Article 82 of Common Administrative Proceedings of Public Administrations Act 39/2015, of 1 October 2015 (hereinafter, "Act 39/2015"), on 1 February 2022 an audience was granted to the Applicant, as the interested party, presenting it with the case record in order to allow it, within a period of no fewer than 10 days and no more than 15, to submit any arguments, documents and accreditation that it might see fit.

XI.

On 4 February 2022, by the deadline granted for this purpose, the Applicant presented a written submission accepting the terms proposed in the Temporary Public Support Term Sheet, initiating the negotiation phase for the contractual documents, of which the Applicant was notified by means of notice served on 4 February 2022, together with suspension of the calculation of deadlines, pursuant to the provisions of Article 22(f) of Act 39/2015.

XII.

The Beneficiaries, as provided in item 1.2 of Annex II to the Resolution of the Council of Ministers, approved the Temporary Public Financial Support Agreement (the "Support Agreement"), in addition to the remaining contractual documentation, specifically in the form of this Financing Agreement, the Management Agreement and the Guarantees Agreement attached to the Support Agreement as Annex I, Annex II, and Annex III, respectively, to be formalised simultaneously as one single act together with this Agreement (hereinafter they are all collectively referred to as the "Financial Documents"), by means of resolutions passed by their corresponding bodies of governance.

XIII.

The aforementioned contractual consent having been declared by the Applicant, it was served notice on 14 February 2022 of the conclusion of the negotiation phase and resumption of the period allowed for the procedure.

XIV.

The Administrative Board of the Fund, in accordance with Article 2.6 of RDL 25/2020, examined the application at its meeting on 15 February 2022, issuing a favourable decision on the application for temporary public financial support submitted by the Applicant, establishing among other aspects the instruments to be used, the maximum amount and the specific conditions to be fulfilled by the Beneficiaries as set out in the Support Agreement, in the Financing Agreement, in the Management Agreement and in the Guarantees Agreement.

XV.	Whereas, on 18 February 2022, the temporary public financial support operation was authorised by the Council of Ministers in accordance with Article 2.6 of RDL 25/2020.
XVI.

Whereas there is no need for authorisation by the European Commission for the Financial Public Support operation applied for, as it is a hybrid capital instrument which, considering the profit-sharing loan as such, covers an amount of less than two hundred and fifty million euros (€250,000,000.00), as provided in the European Commission Communication of 19 March 2020, and successive amendments thereto, of the Temporary Framework for state aid measures to support the economy in the current Covid-19 outbreak.

XVII.

Whereas, by virtue of the foregoing, and in accordance with the provisions of Article 86.1 of Act 39/2015, and subject to the terms and conditions listed in the clauses included immediately below, and in particular on the basis of the accuracy and precision of the representations given by the Beneficiaries and Guarantors, and the obligations accepted by them, and also the structure of guarantees here agreed, the Parties agree to formalise this financing agreement (the "Agreement" or the "Financing Agreement") pursuant to the following

CLAUSES

1.	DEFINITIONS AND INTERPRETATION.
1.1	DEFINITIONS.

Unless explicitly indicated otherwise, or unless the context would indicate some other meaning, those terms and expressions beginning with a capital letter and that are not a proper name or the start of a sentence shall have the meaning assigned to them in Annex 1.1.

1.2	INTERPRETATION.
(A)	Except as expressly provided in this Agreement or unless so required by the context, this Agreement shall be subject to the following rules of interpretation:
(i)	Any reference to a "company" must be interpreted as a reference to a company, entity, undertaking or other Person, irrespective of the location and form of incorporation.
(ii)

Any reference to the Fund, to a Beneficiary, to a Guarantor, to the Borrower or to a Party, and any other parties to the Financial Documents, must be interpreted so as to include the successors of their rights and obligations or their authorised assignees, in accordance with the provisions of this Agreement and the corresponding Financial Documents.

(iii)

Any reference made to a Financial Document must be understood as referring to that Financial Document, as in force at the time in question (including any novations, amendments, variations, revisions or assignments).

(iv)

Any reference to clauses, subsections, paragraphs and annexes refers to the clauses, subsections, paragraphs and annexes of this Agreement (unless explicitly indicated otherwise, or if there is a reference to the document to which they belong).

(v)

Any time period or interval defined as a specific number of days before or after a specific event shall be calculated without including within this time, period or interval the date on which the event occurred.

(vi)	Any reference to "days" shall be understood as referring to calendar days, and any reference to a time of day, shall be understood as referring to the CET time zone.
(vii)	Any reference to one gender shall include the other gender and neuter.
(viii)	Any term employed in this Agreement in the singular shall be understood to include the corresponding plural, and vice versa.
(ix)

Any mention of "to the best of the understanding" of a party presupposes that the party in question has performed diligent and sufficient checks to establish its understanding of the matter in question.

(x)

The titles of the clauses in this Agreement and in the text of the annexes are included only for ease of comprehension, and do not dictate or affect the meaning or interpretation of any provision of this Agreement.

(xi)

The annexes form a part of this Agreement for all purposes. Any reference to this Agreement shall be understood to include all Annexes hereto. Likewise, any reference to any Financial Document shall be understood to refer to said Financial Document together with all corresponding annexes.

(xii)

Unless explicitly indicated otherwise, the terms employed in any other Financial Document, or in any communications or notifications served by any Party with regard to any Financial Document, shall have the meaning given to them in this Agreement.

(xiii)

The words "include" and "including", or expressions such as "among others", "for example", and variations thereof shall not be understood in a limiting sense, but instead be understood to be followed by the words "without limitation".

(xiv)	Any reference to the Regulations includes any amendment, modification, revision or Regulations repealing such Regulations.
(B)

As this Agreement has been drawn up and negotiated in full by the Parties, and does not correspond to templates pre-established by any of them, nor does it contain general contractual conditions, the contractual clauses reflect the genuine will of the Parties upon formalisation of this Agreement. As a result, to the most general extent possible the rules of interpretation provided both in Article 1288 of the Civil Code and in Article 6 of the General Contractual Conditions Act and in any other specific principle or standard of consumer and user regulations are declared to be inapplicable.

2.	THE FINANCE.
2.1	AMOUNT OF THE FINANCE.
(A)

Pursuant to the terms and conditions established in this Agreement, the Fund grants the Borrower finance (the "Finance") for an amount of THIRTY-FOUR MILLION FIVE HUNDRED THOUSAND EUROS (€34,500,000) (hereinafter, the "Amount of the Finance").

(B)

Without prejudice to the structuring of the Finance granted to the Beneficiary Group via the Borrower as the parent company of the Beneficiary Group, the potential recipients of the finance shall be solely the Beneficiaries, which accept joint and several responsibility for fulfilment of all obligations resulting from the Finance, as provided in RDL 25/2020, the Resolution of the Council of Ministers and the applicable EU regulations and the European Commission Decision of 2 April 2020 SA.56851 (2020/N), and the consideration thereof as public-law income.

(C)

The Guarantors, as companies of the Ferroglobe Group, without being Beneficiaries of the Finance, accept the Finance and give a joint and several undertaking together with the Beneficiaries to make repayment to the Fund, under the terms and by the deadlines established in this Agreement, of all amounts owed to the Fund in connection with the Finance, including any amounts owed by way of principal, interest, fees, costs, taxes and expenses. The

Guarantors likewise undertake to ensure that the established purpose of the Finance shall solely be for the purpose indicated in Clause 2.4 and that the recipients thereof shall only be the Beneficiaries, all the foregoing without prejudice to their commitment to repay the Finance in full and to fulfil all other obligations under this Agreement.

2.2	INSTRUMENTS OF THE FINANCE.

The Finance comprises the following financing instruments:

a)

A loan for an amount of SEVENTEEN MILLION SIX HUNDRED THOUSAND EUROS (€17,600,000), in the form of a profit-sharing loan under the terms established in the applicable regulations (the "Profit-sharing Loan").

b)	A loan for an amount of SIXTEEN MILLION NINE HUNDRED THOUSAND EUROS (€16,900,000), in the form of an ordinary loan (the "Ordinary Loan").

The Parties acknowledge that the Ordinary Loan and the Profit-sharing Loan are two entirely separate financing instruments, and must be treated as such for all purposes. The Parties declare that they are using one single document for both instruments solely in the interests of efficiency, and to the extent that the two instruments share similar terms.

2.3	NATURE OF THE FINANCE.

2.3.1Profit-sharing nature of the Profit-sharing Loan

The Parties agree that the Profit-sharing Loan has the status of profit-sharing debt, as provided in the regulations in force (as novated at any time).

By virtue of the above:

(i)

The Fund shall, as consideration for the Profit-sharing Loan, receive ordinary interest comprising a permanent variable component and a profit-sharing variable component determined in accordance with the evolution of the consolidated activity of the Beneficiary Group on the terms established in this Agreement.

(ii)

The amount of the Profit-sharing Loan shall be considered net equity for accounting purposes, with regard to the reduction of share capital and liquidation of companies established in the Capital Companies Act.

2.3.2Nature of public-law income.

(A)

The Parties likewise explicitly acknowledge that the credit rights derived from this Agreement in favour of the Fund shall have the status and nature of public-law income, under the provisions of Article 2.3 of RDL 25/2020, and subsection 1.6 of Annex I to the Resolution of the Council of Ministers.

(B)	All powers and entitlements granted to the Fund and to SEPI under this Agreement correspond to the public nature of the income to which the

Fund is entitled, thus being essential for the successful completion of the Finance.

2.4	PURPOSE OF THE FINANCE.
(A)	The Finance shall be used solely by the Beneficiary Group to restore the viability of the Beneficiaries, and may not entail an improvement to net equity beyond that registered at 31 December 2019.
(B)

The Finance may not be used for other purposes nor allocated to entities other than the Beneficiaries, unless this corresponds to commercial operations on normal market terms, for legitimate reasons and in fulfilment of the applicable regulations in force. Cash pooling or invoice offsetting operations that would entail a net outgoing of funds may not be performed.

(C)	The Finance shall be used solely in order partly to cover the working capital needs of the Beneficiaries, including, by way of example, but without being confined thereto:
(i)	salary payments, Social Security charges and payment of taxes,
(ii)	all other ordinary operating expenses of the activity; and
(iii)	in general, the liquidity and financing needs of the Beneficiaries.

The Finance must specifically not be used under any circumstances to cover the needs of the non-Beneficiary Guarantor companies.

(D)

The Parties explicitly agree that the Finance must not under any circumstances be used for the distribution of dividends, or interim dividends, the payment of non-mandatory coupons, or the acquisition of treasury stock or shares, the payment of premiums or any other variable remuneration elements or equivalent in favour of the members of the governing body of the Beneficiaries, and in general any other uses in breach of the regulations applicable to the Fund.

(E)	Both SEPI and the Fund may occasionally ask the Borrower for any information they may see fit in connection with the use made of the Finance.

3.	ACTIONS OF THE BENEFICIARIES AND GUARANTORS.
3.1	JOINT AND SEVERAL LIABILITY OF THE BENEFICIARIES.
(A)

In accordance with the provisions of Clauses 2.1(B) and 2.1(C) above, the Parties acknowledge that each of the Beneficiaries and the Guarantors shall be jointly and severally liable for full and timely performance of the present and future obligations derived from this Agreement and all the other Financing Documents

(B)

By way of clarification, this joint and several liability of the Beneficiaries shall mean that they are all considered to be the main obligors for all purposes provided in the regulations, this occurring in accordance with the provisions of the Temporary Public Financial Support Resolution and the regulations governing the Fund. As a result, any obligations imposed under this Agreement on the Borrower must be understood likewise to be imposed on the other Beneficiaries, unless explicitly indicated otherwise.

(C)

In the event that Grupo Ferroatlántica de Servicios as Guarantor Subsidiary no longer forms part of the Beneficiary Group through operations authorised by the Fund, said subsidiary shall no longer be considered a Guarantor under this Agreement, for all purposes.

3.2	REPRESENTATIVE OF THE BENEFICIARIES AND GUARANTORS .
(A)

Grupo Ferroatlántica de Servicios and the Guarantors hereby grant the Borrower irrevocable powers of representation, appointing it as their agent and representative for the purposes of this Agreement, and explicitly authorising it, through its corporate bodies and attorneys-in-fact, to perform all actions attributed to Grupo Ferroatlántica de Servicios and to the Guarantors under this Agreement and the remaining Financing Agreements, even if this were to entail the concepts of self-dealing, multiple representation, or conflict of interest. The Borrower here and now accepts this appointment.

In particular, without being confined thereto, the Borrower may perform any of the following actions for and on behalf of Grupo Ferroatlántica de Servicios and the Guarantors:

(i)

issue and receive any notices and communications derived from this Agreement and the remaining Financing Documents; likewise, provide SEPI with any documentation and information that must be provided in accordance with this Agreement and the remaining Financing Documents;

(ii)	issue instructions, reach decisions and grant consent for any actions required for the development and performance of this Agreement and the remaining Financing Documents;
(iii)

sign and formalise any documents related or supplementary to the Financing Documents that might be necessary, being explicitly entitled to ratify, clarify and agree amendments to this Agreement and to the remaining Financing Documents;

(iv)	perform on its own account any payments required of it under this Agreement and the remaining Financing Documents; and
(v)

in general, execute any public or private documents (including, without being confined to, documents of clarification, ratification and amendment of the preceding), and perform any action that might be necessary or desirable in connection with the development and performance of this Agreement and the remaining financing Documents.

(B)

The above is to be understood without prejudice to performance by Grupo Ferroatlántica de Servicios and the Guarantors of the obligations imposed by this Agreement and the remaining Financing Documents.

(C)

Without prejudice to the terms here established in Clause 3, SEPI may request of Grupo Ferroatlántica de Servicios and the Guarantors, if it sees fit, ratification of the actions taken by the Borrower as their representative and interlocutor for the purposes of this Agreement, in addition to the ratification and formalisation of any agreement or document (whether public or private) derived from this Agreement or the remaining Financing Documents (including, without being confined to, documents of clarification, ratification and amendment of the preceding). Neither Grupo Ferroatlántica de Servicios nor any Guarantee may refuse such a request.

4.	GRANTING AND DRAWDOWN OF THE FINANCE.
4.1	DRAWDOWN OF THE PROFIT-SHARING LOAN.

The Borrower irrevocably on this same date requests that the Fund grant and disburse in full the Profit-sharing Loan (hereinafter, the "Drawdown of the Profit-sharing Loan"), with the following conditions:

(i)	Amount: the total amount of the Profit-sharing Loan is:
•	SEVENTEEN MILLION SIX HUNDRED THOUSAND EUROS (€17,600,000)
(ii)	Date of effect of the Drawdown of the Profit-sharing Loan: two (2) Business Days after the Date of fulfilment of the conditions indicated in subsection 4.3.
(iii)	Purpose: As provided in Clause 2.4. above.
(iv)	Account into which the Drawdown of the Profit-sharing Loan is to be deposited: Bank account held by the Applicant at Bankinter, S.A. with IBAN number ES93 0128 9444 1601 0001 8157 (the “Account”).

The Fund and SEPI hereby acknowledge notification of the request by the Borrower with regard to the Drawdown of the Profit-sharing Loan.

4.2	DRAWDOWN OF THE ORDINARY LOAN.

The Borrower hereby irrevocably requests of the Fund on this same date the disbursement of the Ordinary Loan (hereinafter, the "Drawdown of the Ordinary Loan") on the following conditions:

(i)	Amount: the total amount of the Ordinary Loan, in other words SIXTEEN MILLION NINE HUNDRED THOUSAND EUROS (€16,900,000);

(ii)	Date of effect for the Drawdown of the Ordinary Loan: two (2) Business Days after the date of verification of fulfilment of the conditions indicated in subsection 4.3 .
(iii)	Purpose: As provided in Clause 2.4. above.
(iv)	Account into which the Drawdown of the Ordinary Loan is to be deposited: the Account

The Fund and SEPI hereby acknowledge the request by the Borrower with regard to the Drawdown of the Ordinary Loan, upon signature of this Agreement.

Hereinafter, the amount of the Profit-sharing Loan and the amount of the Ordinary Loan shall be referred to as the "Amount Drawn Down".

4.3	DRAWDOWN CONDITIONS.
(A)	The Fund shall not be obliged to make any Drawdown to the Borrower in fulfilment of this Agreement, unless the following drawdown conditions are first or simultaneously fulfilled:
(i)	The requirements applicable to the requested Drawdown are fulfilled;
(ii)

There is no event that would constitute, or could reasonably be expected in the future to constitute an Accelerated Maturity Circumstance, nor has any event occurred that, as a consequence of the Drawdown, would or could reasonably be expected in the future to constitute an Accelerated Maturity Circumstance;

(iii)

There is no event that would constitute, or could reasonably be expected in the future to constitute a Material Adverse Effect, nor has any event occurred as a consequence of the Drawdown that would constitute, or could reasonably be expected to constitute a Material Adverse Effect; and

(iv)

Neither the Beneficiaries nor the Guarantors have applied for insolvency or been declared insolvent, and there is no situation demonstrating their current or imminent insolvency, according to the provisions of the Spanish Insolvency Act, and they have not served the notification indicated in Article 583 et seq. of the Consolidated Text of the Insolvency Act of 5 May 2020 (the former Article 5 bis of Insolvency Act 22/2003);

(v)	All Representations and Warranties remain true, complete and precise, and shall continue to be so after the Drawdown is performed;
(vi)

The Beneficiaries and Guarantors have signed all the Financial Documents, including the execution of any documents required in connection with the Personal and In Rem Guarantees (with regard to each guarantee, by the deadlines and with the content required by

Clause 16), with those In Rem Guarantees that can be entered in the corresponding Public Registers having been presented for registration;

(vii)

Maintenance of direct or indirect ownership: (i) by the Borrower of the shares representing the percentage held by it at the date of this Agreement in the share capital of Grupo Ferroatlántica de Servicios; and (ii) by Ferroglobe PLC , of its indirect stake in the share capital of the Borrower.

(viii)	The Beneficiaries and Guarantors are in fulfilment of all obligations imposed by the Financing Documents.
(ix)	The Beneficiaries have no outstanding taxation and Social Security obligations, presenting certificates for this purpose.
(B)	The Borrower must present SEPI with an authentic document confirming fulfilment of the following conditions, on the following terms:
(a)	Regarding conditions (i), (ii), (iii), (iv), (v), (vii), (viii) and (ix), a written declaration by the Borrower declaring fulfilment thereof, signed by an authorised representative of the Borrower.
(b)

Regarding condition (vi), presentation of the public document recording the granting of the Guarantees on the terms required by Clause 16 and of the request for registration filed with the corresponding Public Register.

(C)

Regarding the third-ranked In Rem Right of Pledge over the shares of Globe Specialty Metals Inc., by presentation of (i) a copy formalised simultaneously on the Date of Signature; and (ii) a legal opinion in accreditation of the enforceability of the pledge and the capacity of the corresponding pledgor to grant the pledge.

(D)

In the event that within a period of thirty (30) calendar days of the Date of Closure not all the drawdown conditions set out in this clause have been met, the Borrower must request an extension, the granting of which shall be referred by SEPI for consideration at the discretion of the Fund Administrative Board, which may reject this without the need to give any reasons, in which case this Agreement shall be deemed to be rescinded for all purposes, without the Parties being entitled to bring any claims against one another for any reason.

(E)	The Date of signature of this Financing Agreement shall be considered to be the "Date of Closure" for the purposes of this Agreement.

5.	INTEREST.
5.1	ACCRUAL AND CALCULATION OF INTEREST.
(A)

Interest shall accrue from day to day in favour of the Funds on the Amount Drawn Down and pending repayment on each date up until full amortisation, at the variable interest rates established in this Agreement.

(B)

This interest shall be calculated on the basis of a year of 360 days in accordance with the number of calendar days actually transpiring in each Interest Period. The interest shall be calculated according to the following formula:

(C x R x T) / 360

Where:

“C” is the amount drawn down and pending reimbursement;

“R” is the nominal interest rate applicable in each case (as a percentage); and

“T” is the duration of the Interest Period in days.

5.2	INTEREST PERIODS.

For the purposes of calculation of the interest accruing, the time between the Date of Closure and the Final Maturity Date shall be deemed to be divided into successive "Interest Periods", the duration of which shall comply with the following rules:

(i)	The first Interest Period shall begin on the Date of Closure. Upon conclusion of each Interest Period, a new Interest Period shall begin.
(ii)	Except for the last Interest Period, the Interest Periods shall be of a duration of twelve (12) months.
(iii)	The last Interest Period shall end on the Final Maturity Date, even if, as a consequence thereof, the duration of said Interest Period must be established in months, weeks or days.
(iv)	The Interest Periods shall be calculated from date to date.
(v)

For the purposes of calculation, accreditation and settlement of interest, the first day of the Interest Period in question shall be understood to have elapsed as a day, while the last day shall not have elapsed.

5.3	PAYMENT OF INTEREST
(A)

Except for the interest corresponding to the Profit-sharing Component (which shall be settled in accordance with the provisions of subsection 5.4.1(B) below), the interest accruing in each Interest Period shall be settled at the end of that Interest Period, and must be paid by the Borrower to the Fund on the last day of said Interest Period, as provided in Clause 8.1 and without the need for any notification or payment demand.

(B)

As an exception, in the event of premature amortisation (voluntary or mandatory) of the Finance under the terms established in Clauses 6.3, 6.4 or 6.5, the interest corresponding to the principal of the Finance prematurely amortised and accruing up to the date of premature amortisation shall be paid on the same date as said amortisation takes effect, in accordance with the provisions of Clause 6.6.

5.4	INTEREST RATE

5.4.1Interest Rate of the Profit-sharing Loan.

(A)	Components of the Interest Rate of the Profit-sharing Loan

The interest rate of the Profit-sharing Loan (hereinafter, the "Profit-sharing Loan Interest Rate" shall comprise the following components:

(i)	A permanent variable component (hereinafter, the "Permanent Component") applicable to each Interest Period, equivalent to an annual percentage equal to the sum total of the following items:
(a)	the Reference Index; and
(b)	the Spread.
(ii)

A variable component in accordance with the evolution of the activity (hereinafter, the "Profit-sharing Component") applicable to each accounting year, equivalent to 1% per annum of the outstanding nominal value.

(B)	Profit-sharing Component.

The Profit-sharing Component shall accrue yearly from the drawdown date of the Profit-sharing Loan and on each date of close of the accounting year if the pre-tax result for the year closed according to the Consolidated Financial Statements of the Beneficiary Group is positive. The variable profit-sharing component shall under no circumstances accrue if, as a consequence of such interest, the pre-tax result recorded in the aforementioned Consolidated Financial Statements would not be positive. The aforementioned Consolidated Financial Statements required to serve as the basis for this calculation must be audited by the accounts auditor and, where applicable, the consolidated statements shall be drawn up on the basis of the annual accounts of the companies of the Beneficiary Group.

As an exception, the Profit-sharing Component corresponding to the financial year of the Final Maturity Date shall accrue between 1 January in that financial year and the Final Maturity Date, on the basis of the consolidated profit and loss account, in accordance with the certificate issued by the governing body of the Borrower, corresponding to the period between 1 January and the last day of the month prior to the Final Maturity Date.

In the event that the Profit-sharing Component is payable, the Borrower must make payment thereof within a maximum of five (5) Business Days of availability of the auditor's report on the aforementioned Consolidated Financial Statements for the accounting year in question, which must in all cases be issued by 30 June each year.

(C)	Reference index of the Permanent Component.

The "Reference Index" is to be understood as the twelve (12) month IBOR established by the European Commission applicable to Spain at the start of each annual ordinary interest accrual period in accordance with the provisions of the communication regarding the revision of the method for the setting of reference rates and updates of the European Commission, updated and published each year on the official portal (https://ec.europa.eu/competition/state_aid/legislation/reference_rates.html).

In the event that the Reference Rate proves to be negative, for the purposes of calculation of the Permanent Component of the Profit-sharing Loan, the Reference Index shall be understood to be equivalent to 0.

(D)	Spread of the Permanent Component.

The “Spread” shall be that applicable to each Interest Period in accordance with the terms set out below:

Period	Spread
Up until the first anniversary of the Date of Closure	250 bp
From the end of the previous period up until the third anniversary of the Date of Closure	350 bp
From the end of the previous period up until the fifth anniversary of the Date of Closure	500 bp
From the end of the previous period up until the seventh anniversary of the Date of Closure	700 bp

(E)	Calculation of the rate of the Permanent Component of the Profit-sharing Loan.

SEPI shall calculate the applicable rate of the Permanent Component of the Profit-sharing Loan two (2) Business Days before the start date of each Interest Period, and shall (in accordance with the rules set forth in Clause 21) notify the Borrower thereof by 17:00 hours on the Business Day before the start date of each Interest Period.

The Borrower must issue confirmation to SEPI in accordance with the rules set forth in Clause 21 by 18:00 hours on the Business Day prior to the start date of each Interest Period as to its acceptance of the Reference Index and the Spread notified under the above rules, it being understood that failure by the Borrower to issue such confirmation in due time and form constitutes its acceptance of the Reference Index and the Spread notified by SEPI.

As the rate of the Permanent Component of the Profit-sharing Loan is determined by means of an objective procedure, the Borrower may only reject this rate in the event of disagreement based on a clear error in the calculation, and must notify

SEPI of said circumstance by the time indicated in this clause (in accordance with the rules provided in Clause 21), in which case SEPI shall rectify this error and restart the procedure for notification of the rate of the Permanent Component of the Profit-sharing Loan. SEPI may provide sufficient accreditation of the correction of the rate of the Permanent Component of the Profit-sharing Loan applicable at any given time, without any further requirement, by means of the print-off of the corresponding screen.

5.4.2Interest Rate of the Ordinary Loan.

The interest rate of the Ordinary Loan (the "Interest Rate of the Ordinary Loan") applicable to each Interest Period shall be a fixed rate of two per cent (2.00%) per annum.

5.5	LATE-PAYMENT INTEREST.
(A)

Without prejudice to any action for cancellation that may be exercised, and any remedy or right to which the Funds might be entitled under the terms of this Agreement, if for any reason the Borrower has failed to meet any payment obligation under this Agreement in a timely manner, the Borrower shall, without the need for any demand, incur in favour of the Fund late-payment interest payable on those amounts that it did not pay when it should have done.

(B)

The late-payment interest rate shall accrue from day to day on the sum total not paid, with a monthly settlement calculation (for as long as the amounts unpaid have not been settled in full) on the basis of a year of three hundred and sixty (360) days, and shall be equal to the late-payment interest rate established at the time in question in the State General Budgets Act for this type of instrument (the "Late-payment Interest Rate").

(C)

Likewise, any payment obligations that are due and unpaid shall continue, without the need for any demand, to accrue in favour of the Fund the Interest Rate that was being applied to the instrument not paid at the time of the payment default.

(D)	The Late-payment Interest Rate shall likewise be the interest rate for delays during legal proceedings.
(E)	Accrual of the late-payment interest rate shall in all cases be in addition to the Spread of the Permanent Component as indicated in the table in Clause 5.4.1(D).
(F)	The Late-payment Interest Rate does not preclude the obligation on the Borrower to indemnify the Fund for any damages on the terms set out in capitals 10.

6.	AMORTISATION.
6.1	TOTAL AMORTISATION DATE.

This Finance shall be amortised in full on 1 June 2025. Nonetheless, this Agreement shall remain in force up until the date when the Borrower has made payment of all amounts owed in any regard under this Agreement and the remaining Financial Documents (hereinafter, the "Date of Total Amortisation").

6.2	ORDINARY AMORTISATION.
6.2.1	Amortisation of the Profit-sharing Loan

The amount drawn down under the Profit-sharing Loan shall be amortised by means of two (2) instalments, in accordance with the following amortisation structure:

Date	Amount
On the third (3rd) anniversary of the Date of Closure	€ 8,798,000.00
On 1 June 2025	€ 8,802,000.00

6.2.2	Amortisation of the Ordinary Loan

The amount drawn down under the Ordinary Loan shall be amortised by means of two (2) instalments, according to the following amortisation structure:

Date	Amount
On the third (3rd) anniversary of the Date of Closure	€ 8,452,000.00
On 1 June 2025	€ 8,448,000.00

6.3	VOLUNTARY PREMATURE AMORTISATION.
(A)	The Borrower may make a voluntary premature amortisation of all or part of the Finance, provided that the following conditions are fulfilled:
(a)	the date when the premature amortisation occurs coincides with the last day of the Interest Period in progress at that time;
(b)

the premature amortisation is for a minimum total amount of €1,000,000 or a greater amount, provided that this is a whole multiple of said amount (unless the amortisation is for the entire Finance pending amortisation, in which case the above limitations shall not apply);

(c)

the Fund has received notice from the Borrower at least ten (10) Business Days in advance, indicating the date when it intends to make the premature amortisation, and the amount to be allocated to this purpose; and

(d)	the Borrower bears all costs, expenses, fees and tariffs incurred by the Fund as a consequence of the premature amortisation.

(B)

Once this notification has been received by the Fund, the decision of the Borrower to proceed to perform the premature amortisation on the stated terms shall be irrevocable. As a result, failure to perform the voluntary premature amortisation on the stated date shall constitute a breach of payment conditions under the terms of Clause 14.1.1.

(C)	Any amounts of the Finance voluntarily amortised prematurely cannot subsequently again be drawn down by the Borrower.
(D)	In any event, the Borrower may only make a premature amortisation of the Finance if it guarantees full compliance with the provisions of the regulations in force.
6.4	MANDATORY TOTAL PREMATURE AMORTISATION.
6.4.1	Mandatory total premature amortisation circumstance.
(A)

The Borrower must amortise the entire Finance (together with the interest accruing up to the date of premature amortisation, and any commissions or other expenses owed under this Agreement), in the event of a change of legal circumstances of the Fund, on the terms set forth in Clause 9, and also in the event of occurrence of an Accelerated Maturity Circumstance as provided in Clause 14.1 below.

6.4.2	Specific rules applicable to mandatory total premature amortisation.
(A)

Occurrence of the circumstance provided in Clause 6.4.1 shall require immediate notification of SEPI by the Borrower, with SEPI in turn informing the Fund, except under the terms provided in Clause 9 in which case the Fund must notify SEPI, which shall in turn inform the Borrower.

(B)	In the circumstances provided here in Clause 6.4, the amortisation must be made immediately, even if the date in question does not coincide with an interest payment date.
(C)	No amount amortised through occurrence of the circumstance of Clause 6.4.1 may again be drawn down by the Borrower.
6.5	MANDATORY PARTIAL PREMATURE AMORTISATION.
6.5.1	Mandatory partial premature amortisation circumstance.

A partial, premature amortisation of the Finance shall take place (together with the interest accruing up to the date of premature amortisation, and any commissions or other expenses owed under this Agreement) in any of the following circumstances, and in accordance with the rules set out below:

(i)

Sale of assets, subsidiaries and businesses: notwithstanding the terms of Clause 13.6.5, the Borrower must allocate to premature amortisation of the Finance the Amount actually obtained by the Applicant or the Beneficiaries from the sale or disposal, outside the ordinary course of business, of tangible and intangible fixed assets, or those of any other kind, whether movable or real estate, including, without being confined thereto, shares or stock in other companies of the Group, wherever:

(a)

the Amounts accumulated each year and actually obtained through sales are in excess of two million euros (€2,000,000), with this limit excluding sales of assets for an amount of less than five hundred thousand euros (€500,000), up to the aforementioned aggregate amount of two million euros (€2,000,000), which shall under no circumstances have to be assigned to mandatory premature amortisation of the Finance; and

(b)

the amount is not reinvested or committed for allocation, under a binding contractual agreement with a third party, to the acquisition of assets of a similar nature to those disposed of in the regular business of the Beneficiary Group within a period of six (6) months of receipt of the funds.

(ii)

Insurance compensation: the Borrower must allocate to premature amortisation of the Finance the Net Amounts actually obtained by the Borrower or the Beneficiaries by way of compensation for the occurrence of losses insured under the insurance policies in existence, while excluding insurance covering (i) general civil liability before third party; (ii) cessation of activity and loss of profits; and (iii) surety insurance; wherever such amounts:

(a)	are individually in excess of two hundred and fifty thousand euros (€250,000); and
(b)

have not been reinvested or committed on a binding basis to reinvestment in the repair or replacement of the damaged assets in the regular business of the Beneficiary Group, or to cover the liabilities as a result of which the compensation was received, within a period of six (6) months of the date when the compensation was received, provided that in the event that there is only a binding reinvestment commitment, the effective reinvestment takes place within a period of twelve (12) months of the date when the aforementioned commitment was given.

(iii)

Grants: the Borrower must allocate to premature amortisation of the Finance the Net Amounts of any grant not assigned to a specific purpose and received by the Beneficiaries: (i) that is not used for the purpose of the grant in question; and (ii) must not be reimbursed to the body or institution that awarded the grant. This obligation shall not extend to the final instalments of loans granted by the CDTI or other public bodies that are remitted as a consequence of fulfilment of the complete R&D+i project in question that they finance, and credit rights by way of the offsetting of indirect CO2 emissions costs.

(iv)

Cash Sweep: from 31 December 2023, the Borrower will be required each year to allocate 50% of Final Available Cash to mandatory premature amortisation of the Finance (subject to the application of funds rules set forth below).

If the Borrower is obliged to make premature amortisation of the Finance in accordance with this paragraph, the Borrower must inform SEPI thereof (including the date when the premature amortisation is scheduled to take place), no later than the Business Day following the date when the certificate as to the Final Available Cash for the financial year in question is available.

6.5.2	Specific rules applicable to partial mandatory premature amortisation.
(A)	Receipt of any of the payments indicated in the above paragraphs will require that the Borrower serve immediate notification on SEPI, which shall in turn inform the Fund.
(B)	The mandatory premature amortisations shall be made within five (5) Business Days of the obligation to make the amortisation arising, namely:
(i)

in the event of the occurrence of any of the mandatory premature amortisation circumstances provided in subsections 6.5.1(i) and 6.5.1(ii), the date when the period of six (6) months provided in those subsections ends (or any prior date in the event that the Borrower decides not to make the corresponding reinvestment or repair, as applicable);

(ii)

in the event of occurrence of the mandatory premature amortisation circumstance provided in subsection 6.5.1(iii), the end date of the period to make use of a grant, unless it has to be refunded to the entity that awarded it;

(iii)

in the event of occurrence of any of the mandatory premature amortisation circumstances provided in subsection 6.5.1(iv), the date on which fifteen (15) Business Days have elapsed since presentation of the Final Available Cash Certificate.

(C)	No amount amortised through the occurrence of the circumstances of Clause 6.5.1 may again be drawn down.
6.6	RULES COMMON TO PREMATURE AMORTISATION (VOLUNTARY AND MANDATORY).
(A)

By way of clarification, all payments made by virtue of the voluntary or mandatory premature amortisations (total or partial) must be made in accordance with the provisions of Clauses 6.3, 6.4.2 and 6.5.1 above.

(B)

Partial premature amortisation (voluntary or mandatory) performed with regard to the Finance shall be subject to the payment imputation regime established in Clause 8.4, in the order provided in Clauses 6.3 or 6.5.1 (as applicable).

7.	CONVERSION INTO SHARE CAPITAL.
(A)

In all cases of ordinary or premature mandatory amortisation or accelerated maturity of the Finance, in the event that the Applicant does not honour the payments to which it is obliged in such circumstances, the Administrative Board will have the option (but at no time the obligation) to convert all or part of the Profit-sharing Loan into share capital of the Applicant.

(B)

The Administrative Board shall reach its decision having first conducted the relevant procedure, and will require authorisation from the Council of Ministers, in any event, if this gives rise to acquisition of State enterprise status, as well as authorisation from the European Commission if the operation fulfils the requirements for notification of said Community institution.

(C)

The conversion of the Financial Support into capital shall be performed at the price that is the result of dividing the equity value prior to the conversion by the total number of shares or stock units in the Applicant (the "Conversion Price"). In order to determine the equity value prior to the conversion, the pre-conversion value shall be the result of deducting from the enterprise value of the Applicant affected by the conversion, the amount of the net financial debt and cost-free financial liabilities.

(D)

As a consequence, the number of new shares in the Applicant to be issued in favour of the Fund shall be the result of dividing the amount of the Profit-sharing Loan to be converted, by the Conversion Price.

(E)

For the purposes provided in this clause, the Applicant accepts a commitment to instigate approval by the general meeting of the Applicant of a capital increase for the purpose of conversion of the Profit-sharing Loan into capital as provided in this clause, at the earliest possible opportunity following occurrence of the conversion circumstance governed by this clause.

8.	PAYMENTS.
8.1	PAYMENTS WITHOUT THE NEED FOR DEMAND.

On each date when the Borrower is required to pay any amount under this Agreement or the remaining Financial Agreements, the Borrower shall, without the need for any payment demand, transfer the required funds, in Euros, by means of a bank transfer performed by 12:00 hours on the day when they are owed, with the same value date, into the account of the Fund or at the Bank of Spain, or otherwise the bank account indicated for this purpose by the Fund.

8.2	OFFSETTING
(A)

The Fund is explicitly and irrevocably empowered by the Beneficiaries and Guarantors to apply any credit rights that might exist in their favour, to the payment of any amounts due by any of them by virtue of the Financial Documents Due, liquid, enforceable and reciprocal obligations and credits derived from the Financial Documents shall be understood automatically to be offset to the applicable amount, if so decided by the Fund.

(B)

To this end, each of the Beneficiaries and Guarantors empowers the Fund to sign and execute any documents that by be necessary or desirable, and on any terms that might be deemed appropriate, purely for the purpose of the provisions of this clause, explicitly authorising the Fund to engage in self-dealing.

(C)

The offsetting agreed in this clause shall proceed even if the credit rights held by the Beneficiaries and Guarantors have not yet matured, and they shall, purely for the purposes of offsetting, be deemed enforceable.

(D)

The Fund may exercise the powers granted to it by this clause without any other requirement than the payment being due, even if prematurely so, and if any debt has not been settled, without the need for authorisation or ratification by the Beneficiaries and Guarantors, nor any declaration by a court, although once the offsetting has been performed, the Fund shall inform the Beneficiaries and Guarantors thereof via SEPI.

8.3	PAYMENT DATES.

Any payment maturing on a non-Business Day must be made on the Business Day immediately following this, unless this would lie in the next calendar month, in which case the payment shall be brought forward to the last preceding Business Day of the month in question.

8.4	IMPUTATION OF PAYMENTS.
(A)

Payments made by the Borrower or by any third party on its account to the Fund (via SEPI or in any other way) shall be imputed to the Finance in accordance with the distribution explicitly agreed in this Agreement, in the following order:

(i)	late-payment interest;
(ii)	ordinary interest;
(iii)	fees and commissions;
(iv)	expenses and taxes;
(v)	indemnification and additional costs;
(vi)	court costs and expenses; and
(vii)	principal pending amortisation.

(B)

Within the above item, the imputation of payments shall begin with the longest-standing debts, without under any circumstances any made to specific debts constituting a waiver of others, even if they are of longer standing, and whether derived from this or any other item.

(C)

Any amount pending amortisation in any regard, in addition to credit rights derived from the Finance and the remaining Financial Documents, shall have the status of public-law income, collection thereof being subject to the provisions of General Budgetary Act 47/2003, of 26 November 2003, by virtue of the provisions of Article 2.3 of Royal Decree-Law 25/2020, of 3 July 2020, and Subsection 1.6 of Annex I of the Resolution of the Council of Ministers.

8.5	INTEREST DEBT.

It is explicitly agreed that receipt by the Fund of a payment of principal under the Finance, even if the right to the agreed interest is not explicitly reserved, shall not terminate the obligation of the Borrower with regard to the interest.

8.6	TAXES.
(A)

In accordance with the provisions of Article 2.11 of RDL 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment, all equity transfers, corporate operations and acts directly or indirectly derived from the application of the aforementioned provision, and even contributions of funds or capital increases that might be performed for the capitalisation and/or financial and equity restructuring of investee companies drawn from the Fund, shall be exempt from any national, regional or local tax, without in this last case giving rise to the offsetting referred to in Article 9.2 of Royal Legislative Decree 2/2004, of 5 March 2004, approving the consolidated text of the Local Public Finance Regulatory Act. Likewise, all the aforementioned transfers, operations and acts shall benefit from an exemption from payment of any professional fees and tariffs accruing through the involvement of notaries public and Land and Companies Registrars.

(B)

Any amounts that the Fund might receive by way of any interest accruing through application of this Agreement shall not be subject to an interim Corporation Tax withholding, in accordance with the provisions of Article 128.4(a) in connection with Article 9.1(b) of Corporation Tax Act 27/2014, and Article 61(o) of the implementing Regulation thereof, approved by means of Royal Decree 634/2015, since the Fund enjoys a formal exemption from the aforementioned tax, since it forms part of the State Administration itself, as it lacks legal personality and is attached to the General State Administration through the Ministry of Finance, by virtue of the provisions of Article 2.1 of Royal Decree-Law 25/2020.

(C)	For the purposes of accreditation of its exempt entity status, in fulfilment of the provisions of the aforementioned Article 61(o) of the Corporation Tax

Regulation, Annex 8.6(C) to this agreement contains a copy of its Tax Identification Number ('NIF'), S2801456A, the letter 'S' being assigned to State and Autonomous Regional bodies, in accordance with Article 3 of Order EHA/451/2008, of 20 February 2008, governing the composition of tax identification numbers of legal persons and entities without legal personality.

(D)

Without prejudice to the foregoing provisions, all payments to be made by the Borrower under any of the Financial Documents shall be made in Euros, on the clear understanding that all payments regarding costs or expenses shall be made in the currency in which they arose.

9.	CHANGE OF LEGAL CIRCUMSTANCES.
(A)

If (i) performance of any of the obligations derived from this Agreement, or (ii) the granting of the Finance, or (iii) interpretation or application by any legal or administrative authority of the applicable regulations, would lead to the Fund being in breach of any legal or regulatory provision (EU, national, regional or any other), or any circular or official decision, the Fund must notify SEPI and the Borrower of said circumstance.

(B)

Within fifteen (15) Business Days of said notification (or any shorter period that might prove necessary in order to comply with the rule leading to the change in legal circumstances), and without prejudice to the fact that the Parties shall attempt in good faith to apply the principle of legitimate trust; SEPI, the Borrower and the Fund shall make their best efforts (provided that this would be commercially acceptable and would not constitute a breach of the applicable legislation) to pursue an alternative solution serving to eliminate or mitigate said circumstance.

(C)

In the event that this alternative solution is not possible, the Borrower must, without any premium or penalty, amortise the part of the Financing drawn down and pending amortisation, together with the interest and all other amounts owed to the Fund by virtue of this Agreement, all the foregoing in accordance with the provisions of Clause 6.4.

(D)	This amortisation of the Finance must be performed on the first interest payment date after the fifth Business Day following receipt of the demand served for this purpose by SEPI.

10.	INDEMNITY.
(A)	The Beneficiaries and the Guarantors undertake to hold harmless SEPI and the Fund:
(i)	Regarding any cost, claim, loss, expense or damages of any kind that either of them might suffer directly as a result of the occurrence of any events that could give rise to an Accelerated Maturity Circumstance or any breach by the Beneficiaries or Guarantors of the obligations imposed on them by this Agreement, including, without being confined to, any damages and, in particular, any costs that either of them might suffer through the collection of any amount on a date other than the date when said amount should have been collected under the terms of this Agreement.

(ii)

Regarding any damages that they might suffer as a result of obtaining the corresponding funds in the Drawdown of the Finance requested by the Borrower under the terms of this Agreement, but that did not take effect for any reason attributable to the Borrower.

(iii)

Regarding any damages they might suffer as a result of the Borrower having served notice of its decision prematurely to amortise all or part of the Finance, without this premature amortisation ultimately taking place on the date notified, for a reason attributable to the Borrower, or in the event that the payment takes place on a date other than the interest payment date.

(iv)	Regarding any damages as a result of acting or relying on any notice served by the Borrower in accordance with the terms of Clause 21.

11.	REPRESENTATIONS.
11.1	REPRESENTATIONS.

11.1.1General.

Each of the Beneficiaries and Guarantors, as applicable, issues the following formal representations in favour of the Fund, regarding themselves (hereinafter, the "Representations"), which are essential in nature for the Fund to conclude this Agreement and the remaining Financial Documents, all the foregoing pursuant to the provisions of Clause 11.3 below.

11.1.2Existence and legal status.

The Beneficiaries and Guarantors are companies validly incorporated and registered in the applicable companies registers based on their registered address, and enjoy full legal and operational capacity to perform their respective corporate purposes (including the capacity to dispose of and encumber all their assets).

11.1.3Binding obligations.

The Financial Documents are fully valid, and the obligations imposed on the Beneficiaries and Guarantors by the Financial Documents to which they are a party, are legal, valid, binding and enforceable.

11.1.4Absence of conflicts with other obligations.

The conclusion and performance of the Financial Documents by the Beneficiaries and the Guarantors, and the consummation of all the operations provided for therein (including, without being confined to, enforcement of the Guarantees):

(i)	do not constitute a breach of any law, regulation, order, rule, court, administrative or arbitration decision in Spain or abroad.
(ii)	do not constitute a breach of the deed of incorporation nor any provision of the corporate bylaws, nor any shareholder or stockholder agreement.
(iii)

do not require any consent, approval, authorisation or notification under the terms of any contract, agreement or other instrument to which they are party, nor conflict with these, nor cause a breach or termination of any such contract, agreement or other instrument; and

(iv)	will not give rise to nor require the establishment of guarantees or encumbrances over all or part of their present or future income or assets, in favour of third-party creditors.

11.1.5Capacity.

(A)

The Beneficiaries and Guarantors enjoy full legal and operational capacity to execute the Financial Documents to which they are party, and to exercise the rights and accept and fulfil the obligations derived therefrom.

(B)

The Beneficiaries and Guarantors have passed corporate resolutions, and conducted all actions and procedures in order to ensure that the obligations imposed by the Financial Documents are valid and enforceable. The signatories of the Financial Documents are duly empowered to act as the representatives of the corresponding company.

11.1.6Permits and licences.

(A)	The Beneficiaries and Guarantors hold all essential licences, permits, authorisations, concessions and approvals as required in order to conduct their business activity.
(B)

No notice has been served on the Beneficiaries and Guarantors of any modification or variation of the conditions of any of the essential licences, permits, authorisations, concessions and approvals in force. Nor have they received any notification from the competent authorities declaring the absence of essential licences, permits, authorisations or concessions, and demanding that these be applied for and obtained. There is no reason to believe that the essential licences, permits, authorisations, concessions and approvals held by them could be revoked, annulled or cancelled.

11.1.7	Eligibility conditions for beneficiaries of assistance drawn from the Fund.
(A)

The Beneficiaries fulfil each and every one of the beneficiary company eligibility criteria established in subsection 2 of Annex II to the Resolution of the Council of Ministers, and confirm the accuracy, precision and integrity, in content and form, of all documentation required by the Guide for due formalisation of the application for temporary public financial support, published on 7 August 2020 on the official SEPI website, and presented by the Applicant, including, without being confined to, the application form of Annex I and the self-declarations of Annexes II, III and IV of the Guide, regarding, respectively, the prohibitions on beneficiaries, the minimum content of the Viability Plan, and the existence of certain eligibility conditions. Specifically, the Beneficiaries fulfil each and every one of the eligibility criteria for recipient companies as provided in subsections a), c), h), i), j), k) and l) of Annex II to the Resolution of the Council of Ministers

(B)

The Beneficiaries declare that the amount, duration and conditions of the assistance requested are proportionate and are the minimums required to restore the viability of the Beneficiaries, and do not constitute any improvement to the net equity of the Beneficiaries beyond that registered at 31 December 2019.

(C)

The Applicant declares that the Beneficiary Group does not constitute an undertaking in difficulty as at 31 December 2019, in the terms of Article 2 (18) of Commission Regulation (EU) 651/2014, of 17 June 2014, declaring certain categories of aid compatible with the internal market in application of Articles 107 and 108 of the Treaty.

(D)

None of the Beneficiaries has applied for a declaration of voluntary insolvency, and has not been declared insolvent in any proceedings, nor declared in default of payments to creditors, and is not subject to any court intervention, nor disqualification under the Insolvency Act.

(E)

None of the Beneficiaries has been found guilty in a final sentence disqualifying it from obtaining public aid or subsidies, nor found guilty of offences of improper actions, bribery, embezzlement of public funds, influence trafficking, fraud and illegal receipts, or urban planning offences.

(F)	None of the Beneficiaries has been found guilty in a final decision of the termination of any contract concluded with the Public Authorities.
(G)

Each of the Beneficiaries declares that there are no court proceedings, claims or administrative proceedings in which they are involved that could affect their economic stability or the temporary public financial support requested, that have not explicitly been mentioned in the aforementioned application.

11.1.8	Absence of situations of insolvency or equivalent.
(A)	None of the Beneficiaries or Guarantors has been wound up or liquidated.

(B)	No resolution has been passed to wind up or liquidate, nor are there any proceedings or petitions pending in order to obtain such winding-up or liquidation.
(C)

The Beneficiaries and the Guarantors are not in a situation of mandatory winding-up under the terms established in the Capital Companies Act, in accordance with Act 3/2020, of 18 September 2020, nor any equivalent foreign insolvency legislation that would apply

(D)	None of the Beneficiaries or Guarantors has, to the relevant extent:
(i)

initiated any proceedings under the terms of Articles 583 et seq. of the consolidated text of the Insolvency Act of 5 May 2020 (former Article 5 bis of Insolvency Act 22/2003) or under any equivalent foreign insolvency legislation that would apply.

(ii)	been declared in default of payments to creditors, or equivalent insolvency proceedings (in or out of court);
(iii)	petitioned for a declaration of voluntary insolvency or equivalent insolvency proceedings;
(iv)	notified the competent courts of the initiation of negotiations with creditors in order to reach an early agreement or equivalent insolvency proceedings;
(v)	any pending proceedings or petition, nor is it aware of any such, intended to declare payment default or equivalent insolvency proceedings regarding any of them; nor
(vi)

become subject to any situation demonstrating its current insolvency in accordance with the provisions of the Insolvency Act (in line with Act 3/2020, of 18 September 2020), nor any equivalent foreign insolvency legislation that would apply

(E)	None of the Beneficiaries or Guarantors is subject to court administration or administrative intervention, nor any equivalent form of supervision or intervention.
(F)

Following receipt of the Finance, the Beneficiaries and Guarantors shall be in a position of regularly fulfilling all their obligations (with no expectation that they would cease to be so). No enforcement or attachment has been processed against them or their assets, nor is any such action foreseeable, nor have any of the following situations occurred:

(i)	general default in payment of their obligations;
(ii)	liquidation of assets; or
(iii)	widespread breach of their obligations.

11.1.9	Absence of immunity.

In any proceedings brought in Spain in connection with the Financial Documents, none of the Beneficiaries or Guarantors will be legitimately entitled to claim any kind of immunity for themselves or their assets with regard to enforcement, attachment or similar proceedings contained in other similar and generally applicable legal standards.

11.1.10Registers and Taxes.

The Financial Documents, the documents connected therewith and the operations established therein are fully effective and may be raised in opposition against third parties, without the need for:

(A)	Registration thereof in public registers (except any real estate mortgages that may be constituted), courts or other bodies; or
(B)	The payment of any amount by way of Documented Legal Acts Tax (except for the movable asset mortgages, and without prejudice, where applicable, to the provisions of Article 2.11 RDL 25/2020); or
(C)	The payment of register fees or similar (other than any court fees that might apply at any given time, and without prejudice, where applicable, the provisions of Article 2.11 of RDL 25/2020).

11.1.11Taxation matters.

(A)

The Beneficiaries and Guarantors have no outstanding obligations under the regulations governing taxes and levies (in particular, regarding tax payment obligations) applicable to them, and no circumstances that could prevent such performance have arisen.

(B)

No claim, proceedings, formal notification or investigation of any kind with regard to any taxation regulations have begun, and to the best of their knowledge they are not aware of any risk that such action could begin against the Beneficiaries.

(C)	The Beneficiaries have their tax domicile in the jurisdiction where they are incorporated.
(D)	Borrower forms part of a tax consolidation group headed by Grupo Ferroatlántica S.A.U. for the purposes of Corporation Tax.

11.1.12Tax deduction.

In accordance with the legal provisions in force in Spain, as at the Date of Signature there will be no need to apply any deduction or withholding as a result of payments made in fulfilment of the Financial Documents to which they are a party.

11.1.13Absence of breaches.

There is no event which, to the best of their understanding, either itself or in combination with another circumstance, would, or could ultimately merely through the passage of time, constitute an Accelerated Maturity Circumstance, nor any risk of the occurrence thereof.

There is no other event or circumstance constituting a breach under the terms of any binding contract or instrument.

11.1.14Information provided.

(A)

All information provided by the Beneficiaries or Guarantors or by their advisers to SEPI, to the Fund or their advisers, including information of a financial nature, is true, correct, complete, and faithfully reflects in all material aspects their position to the full extent required of them, and has, where applicable, been drawn up in accordance with Generally Accepted Accounting Principles.

(B)

The opinions, calculations and projections included in the information presented to SEPI, to the Fund or their advisers, and the hypotheses and factors on which they are based, are reasonable, and have been provided in good faith, following due and prudent considerations and consultations. The Beneficiaries and Guarantors acknowledge and accept that this information is an element taken into particular consideration by the Fund for its involvement in the Finance.

(C)

The individual and audited Financial Statements (including the balance sheet, profit and loss account, explanatory notes, comprehensive statement of changes in net equity, statement of cash flows, and any other applicable documents under the Generally Accepted Accounting Principles) of the Beneficiaries, and the audited Consolidated Financial Statements of the Beneficiary Group closed at 31 December 2019, in addition to each of the Financial Statements that are to be presented from time to time in fulfilment of the provisions of this Agreement, and all other financial and accounting information provided by the Beneficiaries at any given time, have been drawn up in accordance with Generally Accepted Accounting Principles, are complete and precise, and present a true and fair view of the equity, the results and the economic and financial position (including contingent liabilities) of each of the Beneficiaries and Guarantors, and of the results of their operations during the period closed at the date in question. Between 31 December 2019 and the Date of the Drawdown, no significant change has occurred, other than those derived from the impact of Covid-19.

(D)

There are no actions or omissions subsequent to the close of the Financial Statements that would undermine the information provided to the Fund, nor events or circumstances concerning the Beneficiaries or Guarantors, nor any contingencies (of any kind) of which the Funds should have been informed because of their relevance for the decision thereof to grant the Finance.

11.1.15Absence of pending litigation.

They do not currently have in progress, either as plaintiffs or as respondents, any arbitration, litigation, or administrative proceedings, nor are there any reasons, to the best of their understanding, why any such should be instigated in the near future, nor are they aware of the initiation of any such proceedings, nor has any action or investigation begun or been announced by the competent authorities or by any third party, of which they are aware, in connection with the business or the assets of the Beneficiaries, that would or could negatively affect their capacity to fulfil the obligations imposed by the Financial Documents, or to pursue their business activity in accordance with typical standards in their sector of operations, except for the litigation identified in Annex 11.1.15.

11.1.16Regulatory compliance.

They have fulfilled the obligations established in the Regulations applicable to them, including, merely by way of example, corporate, commercial, civil, employment, administrative, environmental, taxation, accounting and data protection obligations, and have no outstanding payments under such obligations.

11.1.17Conclusion of contracts on market conditions

(A)

All contracts and agreements concluded by the Beneficiaries among themselves, or with any third party, have been concluded on market conditions, corresponding to legitimate reasons, and taking into account the corporate interest of the Beneficiaries.

(B)

Under no circumstances have they been concluded in order to shift income, expenses or profits from one company to another, nor for any fraudulent purpose, nor with the intention of avoiding or deferring tax payments.

11.1.18	Compliance with regard to sanctions, bribery, corruption and money laundering.
(A)

Neither the Beneficiaries nor the Guarantors, nor any natural or legal person controlling any of the foregoing (in accordance with the criteria in interpretation of the concept of ownership and control published by the Council of the European Union and OFAC in force at any given time), nor the directors, executives, representatives and general attorneys-in-fact thereof in said position:

(i)	has been subjected to any Sanctions;
(ii)	is located, has an operational base or is resident in a Sanctioned Territory;
(iii)

has made or received payments, or made or maintained, or make or maintain, any transaction, operation or commercial relationship with, or associated with, any natural or legal person that, to the best of their knowledge and understanding, is subject to any Sanctions, or could reasonably be considered a Sanctioned Person;

(iv)	is, to the best of their understanding, in breach of or subject to action or investigation concerning any Sanctions;
(v)

(a) is participating in any operation for the purpose of fraudulently evading or avoiding any Sanction applicable to said party, and (b) with the shareholders, directors, executives, representatives and general attorneys-in-fact of the Beneficiaries and Guarantors, is, to the best of their understanding, involved in any operation for the purpose of evading or avoiding any Sanction applicable to them; nor

(vi)	is a Sanctioned Person.
(B)

The Beneficiaries and Guarantors, in addition to their respective directors, executives and (having diligently conducted all investigations and confirmations that would be necessary), their attorneys-in-fact and employees:

(i)	have conducted their business in accordance with legislation governing anti-money laundering and the combating of public and private corruption as applicable to them; and
(ii)	have implemented and maintained processes and policies designed to comply with such legislation and to prevent the actions prohibited thereby.
(C)

The Representations given by virtue of this Clause 11.1.18 shall be understood to be given to the extent that they do not contravene or breach the provisions of Council Regulation (EC) number 2271/96, of 22 November 1996, protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom.

11.1.19	Debt.
(A)	There has been no modification of any condition of the "Existing Debt" to the detriment of any right of the Funds derived from the Finance.
(B)	The Beneficiaries do not maintain financing agreements that would create Debt other than the Permitted Debt.
(C)	As at the Date of Signature, the only Debt arranged by the Beneficiaries is as listed in Annex 11.1.19 (hereinafter, the "Existing Debt").
(D)

As at the Date of Signature, there is no Subordinated Debt within the Beneficiary Group, or if this exists, it fulfils the conditions of Subordinated Debt (either on its own terms or by virtue of the signature of this Agreement).

(E)

The Permitted Debt is compatible with the provisions of the Financial Documents, and in particular the documents structuring such Permitted Debt do not contain any clause or stipulation prohibiting or limiting the execution and performance of the provisions of the Financial Documents.

11.1.20	Rank of the In Rem Guarantees.
(A)

The In Rem Guarantees shall, from the date of formalisation thereof, constitute valid and enforceable first-, second- and third-ranked in rem rights over the assets or rights that they affect, granting priority to the Fund for collection, in the event of insolvency of the Beneficiaries and Guarantors, ahead of any other creditor that might create a lien or encumbrance over such assets or rights, except for those creditors whose priority is acknowledged because their guarantee enjoys a higher rank, or by legal mandate.

(B)

Except for those in rem guarantees granted prior to the Date of Signature and identified in Annex 11.1.20 B) (hereinafter, the "Existing In Rem Guarantees", there is not, nor has any commitment been given for the creation of, any encumbrance, seizure, attachment or in rem guarantee over all or part of the present or future goods, income, rights or assets of the Beneficiaries except for (hereinafter, the "Permitted Guarantees"):

(a)	the Existing In Rem Guarantees as set out in the aforementioned Annex;
(b)	the encumbrances created by virtue of the In Rem Guarantees in accordance with the provisions of the Financial Documents;
(c)	those created by law.
11.1.21	Pari passu.
(A)

The credit rights of the Fund against the Beneficiaries and Guarantors as a result of the Financial Documents shall enjoy at least the same rank of priority (pari passu) as the rights of all other non-subordinated creditors of the Beneficiaries of the same nature as the Fund, except for those that enjoy priority as indicated in this agreement itself, by legal mandate, or the beneficiary creditors under the Existing In Rem Guarantees.

(B)

Any amount pending amortisation in any regard, in addition to credit rights derived from the Finance and the remaining Financial Documents, shall have the status of public-law income, collection thereof be subject to the provisions of General Budgetary Act 47/2003, of 26 of November 2003, by virtue of the provisions of Article 2.3 of Royal Decree-Law 25/2020, of 3 July 2020, and Subsection 1.6 of Annex I of the Resolution of the Council of Ministers.

11.1.22	Assets.

The Beneficiaries and Guarantors are the owners, and enjoy just and legitimate title over, all real estate, installations, machinery, equipment and other types of fixed assets, non-current assets, rights, income or movable assets, and any other type of assets, whether tangible or intangible, used in their activities. All the aforementioned fixed assets, non-current assets, installations, machinery and any other asset have been properly maintained and are in appropriate conditions for their intended use, except for normal wear and tear derived from ordinary use.

11.1.23	Industrial and Intellectual Property.
(A)

The Beneficiaries and the Guarantors are the outright owners, free of any lien or encumbrance, of the intellectual and industrial property rights that they use in the pursuit of their business, which are duly registered in the corresponding registers, and they have adopted all necessary measures, including the payment of any required fees, to protect and maintain the validity of their ownership of such industrial property rights.

(B)	They have not breached any intellectual or industrial property right of any third party. Nor has there been any breach, nor are there any proceedings to challenge, any rights owned or licensed.
11.1.24	Insurance.
(A)

The insurance policies arranged in connection with their movable and immovable assets, relevant transactions and business properly cover the risks associated with them in accordance with market practices in the business in which they are engaged, and have been arranged with first-class insurance companies.

(B)	They have performed all obligations derived from such insurance, and have no outstanding insurance premium payments.

Said insurance policies are in force, and there is no existing circumstance which could lead to the cancellation thereof, or affect the right to receive the compensation and indemnification covered thereby.

11.1.25	Organisational structure of the Group and share capital.

As at the date of signature, the corporate structure of the Beneficiary Group and of the Ferroglobe Group is as set out in Annex 11.1.25, which is correct and complete for the purposes of this Agreement.

11.1.26	Absence of Material Adverse Effect.

There is no event or circumstance concerning any of the Beneficiaries and Guarantors that would constitute a Material Adverse Effect, or could foreseeably constitute a Material Adverse Effect.

11.1.27	Centre of main interests and establishment.

For the purposes of Council Regulation (EC) 848/2015 on insolvency proceedings (hereinafter, the "Regulation"), the centre of main interests (as said term is employed in Article 3(1) of the Regulation) of the Beneficiaries is located within the jurisdiction of their registered office.

11.2	LIABILITY.

The Beneficiaries and Guarantors warrant, on a joint and several basis, that the Representations given in this Agreement are accurate, precise and complete. The Beneficiaries and Guarantors otherwise undertake to hold the Fund harmless regarding any damages it might suffer as a result of such lack of accuracy or precision, under the terms of Clause 10 above. The Representations set out in this Agreement are subject solely to the exceptions expressly indicated for each of them.

11.3	REPETITION.

The Representations (except for those, such as eligibility, which must refer to a specific date), must be fulfilled throughout the term of this Agreement, and shall be understood to be repeated on each start date of each Interest Period up to the Final Maturity Date with reference to the time in question, and the Beneficiaries and Guarantors must otherwise notify SEPI that any such Representation is no longer true, precise or complete, indicating the reasons, all the foregoing without prejudice to the fact that such falsehood or inaccuracy would constitute an Accelerated Maturity Circumstance, under the provisions of Clause 14 below. The references made to "this date", "today", "to date", and similar, shall be understood to refer to each of the dates when the Representations must be fulfilled in accordance with the foregoing.

12.	REPORTING OBLIGATIONS.
12.1	FINANCIAL REPORTING OBLIGATIONS.

The Beneficiaries and Guarantors, as applicable, through the Applicant, undertake to provide SEPI with the following information, with the frequency and by the deadlines indicated below:

(A)	Yearly information

As soon as available, and in any event within the four (4) months (except for the Guarantors, which shall be granted a period of six (6) months) following the end of each corporate financial year closed from 31 December 2021 onwards, the following information,

(i)

the Annual Financial Statements of the Beneficiaries and the Guarantors, in addition to the Consolidated Financial Statements, together with the corresponding audit report for those companies of the Group that are at the time in question legally obliged to audit their annual accounts under the regulations applicable to them, together with the auditor's agreed-upon procedures report as to the review of the consolidation of the Beneficiaries; and

(ii)	a report detailing those obligations or contingencies not recorded on the balance sheet that exist at the date of the aforementioned report.

(B)	Half-yearly information

As soon as available, and in any event within the seventy-five (75) calendar days of the end of the first half of each corporate financial year (the half-year after the financial year closed at 31 December 2021 being the first half-year for which the documentation must be presented), the following information:

(i)	the Individual Half-Yearly Financial Statements and the Consolidated Half-Yearly Financial Statements of the Beneficiary Group;
(ii)	a report detailing obligations or contingencies not recorded on the balance sheet in existence at the date of the aforementioned report;
(iii)	Information on any employment matters of the Beneficiaries or their dependent companies that could affect the activity of the company or constitute a labour dispute;
(iv)

Information about relevant or significant events occurring in each period, including matters concerning relevant litigation, taxes, relevant operations affecting the business, regulatory changes, etc.;

(v)	Statement of position of the Finance Guarantees; and
(vi)	Management oversight and monitoring report on the Viability Plan in force at the time in question, with any applicable corrective measures.
(C)	Quarterly information

The Beneficiaries undertake, within seventy-five (75) calendar days of the last day of each quarter, to provide Quarterly Information on the Consolidated Financial Statements, on a cumulative basis and with projections for the income statement, balance sheet and cash flows, in addition to a report signed by the chief financial officer or the Board of Directors, detailing:

(i)

The monthly forecasts up to the end of the financial year for the income statement and cash flows, in addition to any deviations that might have occurred from the previous forecast, with the corresponding explanation.

(ii)	Detail of obligations or contingencies not recorded on the balance sheet and existing at the date of each report.
(iii)	Information as to the allocation of the Financial Support and its distribution among the Beneficiaries.

Without prejudice to the above, if the circumstances would make this advisable, in the judgment of the members of SEPI belonging to the Monitoring Committee, monthly information may be requested regarding the points detailed in subsection (A (ii)) above.

(D)	Ferroglobe Group report

Together with the half-yearly Consolidated Financial Statements, a report identifying all the Ferroglobe Group Subsidiaries, and the percentage that they represent out of the EBITDA, consolidated assets and income of the Group.

(E)	Information as to the non-occurrence of any Material Adverse Change or Accelerated Maturity Circumstance

Within the first five (5) Business Days of the end of each quarter, or at any time at the request of SEPI, the Borrower shall present SEPI with a certificate signed by a person with sufficient capacity, declaring that in their judgement no Material Adverse Change or Accelerated Maturity Circumstance has occurred.

All the documents indicated in this clause must (i) be presented to SEPI by the stated deadlines, (ii) be prepared in accordance with Generally Accepted Accounting Principles; and (iii) be signed by a duly empowered representative of the Borrower, certified by the Chief Financial Officer of the Beneficiary Group, and/or validated by the Auditor, as applicable.

12.2	OTHER REPORTING OBLIGATIONS

The Beneficiaries likewise undertake to comply (and to ensure that the companies of the Beneficiary Group comply) with the following obligations,

(A)	Aid under the Fund.

Present to SEPI or the Fund any additional documentation required in accreditation of the allocation of the Finance to the purposes described in Clause 2.4 of this Agreement, and to verify compliance with the Regulations applicable to the Fund, and the conditions of the aid granted, as set forth in this Agreement and the remaining Financial Documents.

(B)	Insolvency.

Inform SEPI in writing as soon as they should learn of the initiation of any petition or proceedings intended to declare a creditor payment default or equivalent situation of insolvency on the part of any of the Group companies, including the notification provided for in Articles 583 et seq. of the Consolidated Text of the Insolvency Act of 5 May 2020 (former Article 5 bis of Insolvency Act 22/2003), and the occurrence of any circumstance demonstrating their current or imminent insolvency, under the provisions of the Insolvency Act, or any other insolvency regulations that might apply to them.

(C)	Litigation.

Inform SEPI in writing if they should learn of any litigation, arbitration or administrative or any other proceedings initiated or the initiation of which they are informed of, against any company of the Ferroglobe Group that could materially harm the Beneficiaries or Guarantors and could give rise to a Material

Adverse Effect. To this end, SEPI must be provided with the necessary information in order to allow the Fund to reach an appropriate decision as to the proceedings in question.

(D)	Variation or inaccuracy in the information.

Inform SEPI in writing and at the earliest possible opportunity of any significant variation occurring or significant inaccuracy noted in the data, documents or information provided to SEPI or the Fund.

(E)	Payment defaults.

Inform SEPI as soon should learn of the occurrence of any breach by the Beneficiaries of payment obligations that are due and enforceable, for an individual or cumulative amount equal to or greater than: (a) € 2,500,000, in the case of payment obligations of a commercial nature; and (b) €2,500,000, in the case of payment obligations derived from financial Debt; and any other event or circumstance by virtue of which the aforementioned payment obligations could become due, payable and enforceable prior to their maturity date.

(F)	Regulatory changes.

Inform SEPI as soon as they should learn of any planned modification to the regulations applicable to the activity of the Beneficiaries and Guarantors, wherever such modification would result in or could potentially cause an effect on the terms and conditions of the Finance, or give rise to a Material Adverse Effect.

(G)	Commercial and professional decency.

Provide the Fund with any information required in order to demonstrate the commercial and professional decency of the directors, and the executive personnel of the Beneficiaries.

(H)	Significant events.

Inform SEPI immediately upon the occurrence of the following, even if the operations are explicitly authorised under this Agreement:

(i)

The sale or transfer of any real estate, fixed assets, branches of activity, shares or stock directly or indirectly belonging to any company of the Beneficiary  wherever: (a) the individual or cumulative amount is equal to or greater than 2,500,000,€ ; or (b) represents a percentage of more than 1% of the total consolidated assets of the Group;

(ii)	The assumption by any of the Beneficiaries of additional Permitted Debt beyond that in existence at the Date of Signature, for an individual or cumulative amount equal to or greater than €2,500,000;
(iii)	Any other change in the structure of the main shareholders of the Borrower, of any of the Beneficiaries or Guarantors;

(iv)	Any significant change occurring in the composition of the governing bodies of the Borrower or of any of the Beneficiaries or Guarantors;
(v)	Operations for the merger, demerger, overall spin-off of assets, winding-up or liquidation of any of the Beneficiaries or Guarantors; or
(vi)	The modification of the corporate bylaws of any of the Beneficiaries Guarantors.
(I)	Breaches

Without prejudice to the provisions of the above paragraphs, inform SEPI in writing and immediately of the existence of any event that: (a) would or foreseeably could ultimately constitute an Accelerated Maturity Circumstance; (b) would or could result in a Material Adverse Effect; (c) would or foreseeably could result in any of the Representations no longer being true and accurate; (d) would constitute a mandatory premature amortisation circumstance as provided in this Agreement; or (e) would or foreseeably could result in a breach of any of the Financial Documents, or give rise to the unlawfulness or unenforceability of relevant obligations derived from them.

(J)	Know your customer.
(i)	Provide SEPI with any documents that the Fund might reasonably request in order to comply with anti-money laundering regulations and know your customer procedures applicable to them.
(ii)

The fund must, immediately upon receipt of any request from SEPI for this purpose, provide or ensure the provision of documentation and any other information reasonably requested by SEPI (in its own name) in order to allow the latter to implement and satisfactorily fulfil all checks concerning the KYC procedure, or other similar checks in accordance with the applicable regulations or legislation in connection with the operations covered by the Financial Documents.

Without prejudice to the obligations to present information as established in the above paragraphs, the Beneficiaries and Guarantors shall, as soon as possible, provide SEPI with supplementary economic or other data and any information as to the financial position or businesses of the Beneficiaries and Guarantors that might reasonably be requested of them by it. They must likewise address and respond to any requests for clarifications that SEPI might directly send to the Borrower as to the use of the Finance. The Borrower shall obtain the information from the relevant Ferroglobe Group company.

13.	OTHER OBLIGATIONS OF THE BENEFICIARIES AND GUARANTORS.

Under this Agreement, the Borrower undertakes to fulfil, and to ensure that the Beneficiaries and Guarantors fulfil, the following obligations:

13.1	FULFILMENT OF THE CONDITIONS OF THE FINANCE.
13.1.1	Purpose of the Finance.

Apply the Amount of the Finance solely to the purposes established in Clause 2.4 of this Agreement, not being entitled to transfer the funds to any third party other than the Beneficiaries.

13.1.2	Fulfilment of the Financial Documents.

Make payment to the Fund of all amounts owed under the Financial Documents, on the dates and in accordance with the terms and conditions established therein, and perform all actions that would be necessary to fulfil and maintain the validity of the Financial Documents, including, without being confined to, the Viability Plan, the Temporary Public Financial Support Agreement, the Management Agreement and the Guarantees.

13.1.3	Initiatives regarding the ecological transition plan.

Each of the Beneficiaries must fulfil the obligations and initiatives concerning their respective ecological transition plans, including the following provisions regarding the Boo and Sabón plants:

a)	Contracting of a bilateral electrical energy PPA supply agreement, intended to be signed during 2022, and covering 10% of energy consumption at each of the Boo and Sabón plants.
b)

Plan for the deployment of electrical charging points at the facilities. A commitment is given to install an electrical charging point at each of the plants for private vehicles of the workforce in 2022. Depending on how this measure is received and the need for expansion regarding actual demand, the installation of further points in 2023 onwards shall be examined.

c)

Reduction in the specific consumption of energy in the silica production process at the Sabón plant by 2.8% compared with the average registered in 2019 and 2020 (11.21 MWh/t) over the next 5 years, achieving a specific maximum consumption of 10.90 MWh/t by 2025.

d)

Minimisation of generation of hazardous and non-hazardous waste (rubble, timber and plastic) generated by the Boo plant. Specifically, a 10% reduction in the generation of hazardous waste compared with the figures recorded in 2019, and a 10% reduction compared with the figures recorded in 2017 for non-hazardous waste comprising rubble, timber and plastic, through reuse in the manufacturing of ferroalloys.

e)

Improved energy efficiency of the buildings at the Boo plant. Specifically, a 10% reduction in energy consumption in the office buildings and the plant's compressed air network. Achieving a target consumption per person per day of 27.39 kWh in the old offices and 34.05 kWh in the new offices, and consumption in the compressed air network of 438 kWh/casting.

f)

Implement improvements to the process digitalisation and automation systems so as to improve process control, improve the flow of information, and achieve faster and more effective resource management.

13.1.4	Authorisations and fulfilment of contracts and regulations.

13.1.5Regulatory compliance.

The Beneficiaries and Guarantors must fulfil and remain in compliance with payment of their civil, accounting, employment, environmental, taxation, Social Security, corporate, anti-money laundering and anti-corruption obligations, in addition to the applicable regulations, at the local, regional and national levels, and those contained in international treaties signed by Spain, and EU Regulations, or any other regulations that might apply to them because they are not subject to the Spanish regulations. Comply at all times with the provisions of their respective corporate bylaws.

13.1.6Licences.

The Beneficiaries and Guarantors must obtain, maintain the validity of and renew in a timely manner throughout the lifespan of the Agreement, any authorisations, permits and licences or approvals that might be required by any standard or by any authority for the normal pursuit of their activities, likewise taking all actions required of them in such authorisations, permits and licenses or approvals, or any required by any authority to maintain them, in addition to any authorisations, permits and licences or approvals that would now or in the future prove necessary for the conclusion and fulfilment of the Financial Documents.

13.1.7Contractual fulfilment.

The Beneficiaries and Guarantors must:

(A)

Comply with and maintain the validity of any other relevant contractual agreements of any kind signed in the ordinary course of their business as required for the continuity of their activity, enforcing the rights and guarantees granted in their favour under such contractual agreements on commercially reasonable terms, without waiving or delaying in the exercise thereof.

(B)	Undertake all actions required to ensure that the counterparties under such contractual agreements diligently comply with their respective obligations on commercially reasonable terms.

13.1.8Financial assistance.

The Beneficiaries and Guarantors must comply in all aspects with Articles 143 and/or 150 of the Capital Companies Act, or any other equivalent regulations regarding financial assistance that might apply to them in their respective jurisdictions, if any.

13.1.9Regulatory compliance in criminal and taxation matters.

The Beneficiaries must have a duly certified regulatory compliance system in force, covering criminal and taxation risks. The Fund must be provided with a certificate each year issued by and independent third party in accreditation of the proper functioning of the system, and without prejudice to the provisions of other clauses of this agreement, the Fund must be informed of the main incidents occurring during said period, how they are handled, and the outcome of the actions taken in this regard.

13.2	OBLIGATIONS CONCERNING THE BUSINESS

13.2.1Business management.

(A)	The Beneficiaries and Guarantors must administer their business with the diligence of a responsible trader, and enforce their rights under any law or contract.
(B)

The Beneficiaries and Guarantors must at all times maintain an appropriate administrative team in order to manage the companies of the Beneficiary Group in accordance with standard practice in their sector.

13.2.2Registered Office and Main Workplaces.

The Beneficiaries and Guarantors must refrain from adopting decisions that would entail a change to their registered office or tax domicile, including, in the latter case, a circumstance in which the change occurs as a result of a confirmation and rectification by the Tax Administration, and must not transfer their main workplaces outside Spain.

An exception applies to a case in which any of the events provided in this subsection is specifically provided for in the Viability Plan.

13.2.3Investments.

The Beneficiaries must refrain from approving investment operations in fixed assets that are not included in the Viability Plan, and which, in isolation or collectively, would as an aggregate throughout the lifespan of the Finance amount to a figure of more than 5,000,000 euros. This excludes the case of reinvestment for the replacement of assets permitted under this Agreement.

13.2.4Operations on market conditions.

The Beneficiaries and Guarantors must perform all commercial or financial operations with their stakeholders, companies of the Group, companies of the Ferroglobe Group, or any other third party, on standard market conditions, in accordance with legitimate reasons and taking into account their corporate interest, and in fulfilment of the regulations in force as applicable to the Beneficiaries, with written documentation of such operations.

13.2.5Insurance.

The Beneficiaries and Guarantors must:

(A)

Maintain insurance with insurance companies of acknowledged standing and solvency, to cover the activity, assets, equipment and installations, in the manner, for the risks and for the amounts typical at companies within their sector, and in an appropriate manner in accordance with the practices of a responsible and prudent business operator.

(B)

Maintain current and timely payment of all premiums, instalments and other amounts payable in connection with the insurance policies and in fulfilment of the terms and conditions of the insurance policies, without taking any form of action that would, or foreseeably could, give rise to the nullity, unenforceability, suspension or cancellation of the insurance policies. Present SEPI with copies of proofs of payment of the premiums corresponding to each of the insurance policies arranged, whenever so required thereby, with certified accreditation that such insurance remains in force.

(C)

In addition, the Beneficiaries must apply the compensation received under the insurance or from a third party for the replacement or repair of the damaged assets, unless otherwise established in this Agreement (unless mandatory premature amortisation of the Finance must be performed under the terms of Clause 6.5.1(ii) above).

13.2.6Acquisitions or incorporation of businesses.

The Beneficiaries must:

(A)

Without prejudice to the provisions of Clause 13.8(C), refrain from acquiring, assuming, subscribing or performing any type of legal business for the acquisition of shares or stock representing the capital stock of any other companies, nor enter into commitments for the acquisition thereof, nor give commitments to create or launch new businesses, activities or promotional developments (other than businesses lying within the corporate purpose, and provided that they are undertaken by the Beneficiaries in accordance with the obligations and all other stipulations of this Agreement), nor the creation of joint ventures, joint accounts or similar business structures (except for Temporary Joint Ventures, consortia and strategic alliances within the ordinary course of their business).

(B)	Refrain from acquiring treasury shares or stock, whether to be held in a treasury stock portfolio, to be redeemed or for any other purpose.
(C)	The prohibitions here established in Clause 13.2.6 do not apply to the following operations:

(a)	The acquisition of shares or stock as a consequence of mergers or takeovers among Beneficiaries, on the terms indicated in Clause 13.2.8.
(b)	Acquisitions or incorporations of businesses provided that the companies involved subscribe to this Agreement as a Relevant Subsidiary, in accordance with Clause 13.7.

13.2.7Group.

The Beneficiaries must:

(A)

Maintain direct and indirect ownership of the stake in the dependent companies of the Beneficiary Group as at the Date of Signature, as set out in Annex 11.1.25, unless the transfer of companies involves one of the Permitted Disposals.

(B)	In particular, maintain ownership of (i) Rocas, Arcillas y Minerales, S.A. and (ii) Cuarzos Industriales, S.A.U., as indicated in Annex 11.1.25.
(C)	Exercise their voting rights at the companies of the Beneficiary Group in a manner consistent with the terms of the Financial Documents.
(D)

Ensure, by any legally permitted manner, and to the extent legally possible, that the economic flows generated by Grupo Ferroatlántica de Servicios are transferred to the Applicant, at least for the amount required in order to make interest payments in a timely manner, and to cover the payment of the costs and expenses derived from its activity.

13.2.8Structural modifications.

The Beneficiaries must:

(A)

Refrain from initiating or conducting any procedure intended for their winding-up, liquidation, demerger, merger, takeover, transformation, overall assignment of assets and liabilities, contribution to a third party of a branch of activity, or any other equivalent structural modification, as defined in Act 3/2009, of 3 April 2009, on structural modifications of commercial companies, unless this is legally mandatory, is provided for in the Viability Plan, or is authorised by the Fund.

(B)

Refrain from passing resolutions that would directly or indirectly entail or lead to their winding-up or liquidation, or in any way the termination of their existence, or entail the creation of subsidiaries or an exchange of securities.

An exception applies to a case in which any of the events provided in this subsection is specifically provided for in the Viability Plan.

13.2.9Modification of corporate purpose and cessation of activity.

The Beneficiaries and Guarantors must refrain from performing, and must not allow any Beneficiary to perform, any action without the prior, written consent of the Fund, that would entail a substantial modification to the nature or location of the activity comprising their corporate purpose, nor pass a resolution to terminate the activity or business of the Beneficiaries and Guarantors.

13.2.10Modification to corporate bylaws.

The Beneficiaries must:

(A)

Refrain from performing or agreeing to modifications to the corporate bylaws, the regulation of the Board of Directors or any shareholder agreement, nor accept the signature of any such, unless (a) they are legally imposed; or (b) are demanded by the Financial Documents; or (c) have no negative impact on the rights of the Funds derived from this Agreement or from the Financial Documents.

(B)

In any event, refrain from passing or allowing resolutions for any of the following modifications: (a) capital reductions that would entail the refunding of contributions; (b) relocation of the registered office abroad; (c) alterations of the inherent rights of the shares or stock units into which the capital stock of the Beneficiaries is divided.

(C)	Likewise, the Applicant shall refrain from modifying the duration, start or end date of the corporate and accounting year, which must coincide with the calendar year.

13.2.11Change of Auditor.

The Beneficiaries and Guarantors must refrain from appointing an auditor other than an authorised auditor under this Agreement.

13.3	OBLIGATIONS CONCERNING THE FINANCIAL STATEMENTS.
(A)

The Beneficiaries must prepare the Financial Statements, and maintain their books, accounts and records in accordance with Spanish legislation and the Generally Accepted Accounting Principles in Spain at the time in question.

(B)

The Beneficiaries and Guarantors must refrain from changing the accounting practices of the Beneficiaries and Guarantors as applicable to them and their dependent companies, except (a) to the extent required by the applicable legislation; or (b) if said change in accounting practice is performed in fulfilment or interpretation of the accounting regulations applicable to them.

(C)

The Beneficiaries must refrain from paying the financial Balances and maintain at least the net commercial Balances for the amount of what are referred to as the "legacy" balances detailed in Annex 13.3.C to be paid by the Beneficiaries to the other companies of the Ferroglobe Group up until amortisation of the Finance;

(D)

The Beneficiaries must refrain from paying interest on the financial debt of the Beneficiaries to the rest of the Ferroglobe Group for the 2021 and 2022 financial years, capitalising the amount thereof as an increase to the financial debt;

(E)

The Beneficiaries must refrain from paying the restructuring costs assigned to the Beneficiaries corresponding to the refinancing of the Ferroglobe Group, capitalising the amount thereof as an increase to the financial debt;

(F)

The Beneficiaries must, from the 2023 financial year onwards, and prior to the cash sweep detailed in subsection 6.5.1(iv) above, pay only the excess interest on the financial debt of the Beneficiaries to the rest of the Ferroglobe Group at the end of each financial year from the Final Available Cash, reduced by the amount pending reimbursement under the Finance. The interest on the financial debt of the Beneficiaries payable to the rest of the Ferroglobe Group that could not be paid because it did not comply with the aforementioned terms, shall be capitalised as debt under the Finance.

(G)

The Beneficiaries must refrain from applying Transfer Pricing policies other than as included in the Transfer Pricing Specialists letter sent to the Applicant on 3 November 2021, attached as Annex 13.3.G

(H)	The Beneficiaries must explicitly subordinate the Subordinated Debt to the Finance.
13.4	OBLIGATIONS CONCERNING THE FINANCIAL AND EQUITY POSITION.

13.4.1Additional Debt.

The Beneficiaries must refrain from incurring any form of additional Debt other than any that may be considered to be Permitted Debt.

13.4.2Financing of third parties.

The Beneficiaries must refrain from granting any type of financing to third parties (including stockholders of the Applicant), and must not grant such third parties any type of sureties, personal guarantee, bank guarantee, counter-guarantee, comfort letter, or any similar type of commitment that would entail guaranteeing third-party obligations, nor, in general, facilitate any type of financing instrument or guarantee lying within the scope of the definition of Debt in favour of third parties, except for: (i) the Personal Guarantee granted by virtue of the provisions of this Agreement; and (ii) sureties, personal guarantees, bank guarantees, counter-guarantees or comfort letters granted by the Beneficiaries in favour of third parties to guarantee obligations of any of the subsidiaries of their consolidated group in the ordinary course of their business, and for legitimate reasons.

13.4.3Distributions.

The Beneficiaries must refrain from agreeing or paying, and must not allow any Beneficiary to agreeing or pay, any Distributions, and must not make payments in any other regard (a) in favour of any third party other than the Beneficiaries, or (b) in favour of the shareholders or related parties of the aforementioned.

13.5	TAXATION MATTERS.
(A)

The Beneficiaries undertake to make timely payment of any taxes that would apply, by the payment deadline established for this purpose (except in those cases where (1) the applicability of the payment or the amount has been challenged in good faith, (2) appropriate provisions have been established with regard to the disputed Taxes, and (3) it is legally possible to defer or suspend payment).

(B)	The Beneficiaries shall maintain their tax domicile in the jurisdiction where they are incorporated, and shall not operate through permanent establishment in other jurisdictions.
(C)	The Beneficiaries shall not form part of any other tax consolidation group, other than that headed by the Applicant for the purposes of Corporation Tax and VAT.
13.6	OBLIGATIONS CONCERNING THE ASSETS AND THE GUARANTEES.

13.6.1Ownership of assets.

The Beneficiaries must:

(A)

Notwithstanding the terms of Clause 13.6.5, maintain ownership or the legitimate right of use of their assets, both tangible and intangible, and in particular the industrial and intellectual property rights required to pursue their activities.

(B)

Register and maintain the registration of registrable assets comprising their equity in the relevant public registers, and in particular real estate property owned by them, in the corresponding land registers. In particular, the companies Rocas, Arcillas y Minerales, S.A. and Cuarzos Industriales, S.A.U. must file for entry or, where applicable, registration in the corresponding Land Registers of the Mining Concessions (as described below), the properties to which those Mining Concessions refer, and the right of first refusal referred to in paragraph (D) below within a period of four (4) months from the signature of this Agreement. The properties, the Mining Concessions and the right of first refusal must be registered in the corresponding Land Registers within a maximum of eight (8) months of the Date of Signature.

(C)

In particular, Rocas, Arcillas y Minerales, S.A. and Cuarzos Industriales, S.A.U.  will be forbidden from proceeding to perform any transfer, lease or encumbrance of the concessions, land and installations used for the mining operations (the "Mining Concessions") as described in Annex 13.6.1(C), up to the date when the corresponding right of first refusal has been registered in the Land Register as provided in subsection 13.6.1 (D) below.

(D)	Simultaneously upon signature of this Agreement, a right of first refusal has been granted over the Mining Concessions, on the terms provided in Annex 13.6.1(D).
(E)	Rocas, Arcillas y Minerales, S.A. and Cuarzos Industriales, S.A.U. may not proceed to perform a transfer of the Mining Concessions free of charge throughout the entire term of this Agreement.
(F)

The Parties undertake to cancel the right of first refusal provided in subsection 13.6.1(D) above, once all the obligations provided in this Agreement have been fulfilled, and the Finance has been amortised.

(G)

The Parties undertake to grant any documents that might be required to maintain the validity of the right of first refusal until all obligations provided in this Agreement have been fulfilled, and the Finance has been amortised.

(H)

In the event that during the term of this Agreement the right of first refusal is not valid and registered in the corresponding Land Register because of any circumstance, the prohibition on disposal shall again apply, as provided in subsection 13.6.1(C).

13.6.2Creation and consummation of the Guarantees.

The Beneficiaries and Guarantors must:

(A)

Create and perform all actions required for the creation and consummation of the Guarantees, in accordance with the deadlines and conditions provided in Clause 16 (both those that must be granted before or simultaneously upon the Drawdown, and those that, according to the provisions of Clause 16 below, must be granted at some subsequent time), executing for this purpose any public or private documents that might be required.

(B)

Maintain the validity and efficacy of the Guarantees, and in the event that, for reasons not attributable to the Beneficiaries or Guarantors, any of these guarantees is no longer valid or enforceable, proceed to lodge equivalent guarantees, to the extent that the Beneficiaries and Guarantors are owners of assets of an equivalent nature over which such new Guarantees can be established, in favour of the Fund and to the satisfaction of SEPI, within a maximum period of thirty (30) days of the date when called on so to do by SEPI.

(C)	Adopt all corporate decisions required in order for any Relevant Subsidiaries that may exist to adhere to this agreement as guarantors, if so required.

13.6.3Pari passu.

(A)

The Beneficiaries and Guarantors must maintain the credit rights of the Funds derived from the Agreement and the remaining Financial Documents, as applicable, with at least the same rank of priority as those of other non-subordinated creditors of the Beneficiaries that are of the same nature as the Fund, except as provided in Clause 11.1.21.

(B)

In any event, the credit rights derived from this Finance and the remaining Financial Documents shall have the status of public-law income, collection thereof being subject to the provisions of General Budgetary Act 47/2003, of 26 November 2003, by virtue of the provisions of Article 2.3 of Royal Decree-Law 25/2020, of 3 July 2020, and Subsection 1.6 of Annex I to the Resolution of the Council of Ministers of 21 July.

13.6.4Creation of in rem guarantees.

(A)

The Beneficiaries must refrain from creating, and must not allow any Beneficiary to create, any type of in rem guarantee, encumbrance, reservation of ownership, option or right on the part of a third party, nor any type of guarantee or equivalent lien (including promises to create in rem guarantees with a fulfilment date prior to the date when all amounts owed under this Agreement and the remaining Financial Documents have been settled), except as necessary from the perspective of the business (deposits to guarantee advance payments by clients, if the company does not have bank guarantees available) over goods or assets within the equity of the Beneficiaries or over their present or future rights, except for the Permitted Guarantees.

(B)	Grant and ensure the granting by the relevant parties, of the In Rem Guarantees on the terms provided in Clause 16.
13.6.5	Disposal of assets.
(A)

The Beneficiaries must refrain from selling, assigning, alienating, leasing, or disposing of any other way (and must not allow the Beneficiaries to take any such action) assets (including real estate, fixed assets, branches of activity, shares or stock, and tangible or intangible assets) or present or future rights owned by them, unless they are sold in the ordinary course of the activity, and those assets sold on market conditions and between independent parties, for an individual or annual cumulative amount in excess of 1,000,000 euros, unless the following requirements are fulfilled (hereinafter, the "Permitted Disposals"):

(a)

the Borrower or the Beneficiaries demonstrate effective reinvestment or binding reinvestment commitment of the Amounts obtained through the sale of the assets, subsidiaries or businesses in assets, or the cancellation of liabilities, attached to the corresponding corporate purpose within a period of one hundred and eighty (180) Calendar Days of the date of collection of the aforementioned amounts;

(b)	the operation is performed on market conditions; and
(c)

wherever the reinvestment is not performed or committed to on the terms provided in subsection (a) above, if the consideration received is assigned to premature amortisation of the Finance under the terms of subsection 6.5.1(i).

(B)	Transfers of assets encumbered by the In Rem Guarantees granted under this Agreement and the remaining Financial Documents may under no circumstances be performed.

13.7	ADHESION OF RELEVANT SUBSIDIARIES AS GUARANTORS.
13.7.1	Adhesion of Subsidiaries as Guarantors.
(A)

The Beneficiaries must ensure that any company of the group headed by the Applicant that becomes a Relevant Subsidiary at any time during the term of this Agreement adheres to this Agreement as Guarantor up until amortisation in full of the amounts owed under this Agreement and the remaining Financial Documents.

(B)

As soon as legally possible, the Relevant Subsidiary in question must appear before a notary to execute the document of adhesion, the template for which is hereto attached as Annex 13.7 (hereinafter, the "Adhesion Document"), to be subject to the regime of representations, obligations and accelerated maturity circumstances provided in the Agreement. The Adhesion Document shall be executed within a maximum period of ten (10)  Business Days of the date of occurrence, under the terms of this Agreement, of the circumstances that would require said Relevant Subsidiary to adhere to this Agreement as a Guarantor Subsidiary (hereinafter, each of them referred to as a "Guarantor Subsidiary", and collectively as the "Guarantor Subsidiaries").

(C)	The following are excepted from the requirement to execute the Adhesion Document:
(i)	Relevant Subsidiaries that have external shareholders or stockholders with regard to the Group;
(ii)

those Relevant Subsidiaries regarding which, at the Date of Signature or any other subsequent date when they might be required to adhere, it is demonstrated that there are binding contractual or legal restrictions preventing their adhesion; and

(D)

Prior to or simultaneously upon execution of the Adhesion Agreement by the new Beneficiary Guarantor, SEPI must be presented with equivalent documentation to that provided with regard to those in existence at the Date of Signature in accreditation of their capacity to sign the corresponding Adhesion Agreement and to undertake to fulfil the corresponding obligations, in addition to approval of said adhesion on the part of their corporate bodies. All costs and expenses derived from adhesion or execution of the Adhesion Document (including the fees of any lawyers appointed for this purpose) shall be paid by the Applicant.

13.8	CONDITIONS OF GOVERNANCE.

In any event, up until definitive repayment of the Finance drawn on the Fund, to reinforce its solvency, and except for the exceptions (where applicable) provided in items 6.2 and 6.3 of Annex II of the Resolution of the Council of Ministers regarding the functioning of the Fund, the Borrower shall be subject to the following conditions regarding governance and the improper distortion of competition, with any adaptation that may from time to time be made to the Temporary Framework, being required to pass any corporate resolutions or, where applicable, bylaw modifications to ensure due and timely performance:

(A)	Prohibition on announcing Borrower status for commercial purposes.
(B)	In order to avoid improper distortion of competition, no aggressive commercial expansion funded by state aid may be performed, nor may excessive risks be taken on.
(C)

Until at least 75% of the Profit-sharing Loan has been repaid, no stakes of more than 10% may be acquired in companies active in the same sector or upstream or downstream markets, without the required authorisation of the European Commission, at the request of the Fund Administrative Board.

(D)

Prohibition on the distribution of dividends, payment of non-mandatory coupons or acquisition of treasury stock (except for current liquidity agreements), other than those that are state-owned on the part of the Fund.

(E)	Up until repayment of 75% of the Financial Support, no remuneration shall be paid to the directors of the Beneficiaries, in their role as directors.
(F)

In accordance with the prohibition on the distribution of dividends established in this agreement, and Article 218 of Royal Legislative Decree 1/2010, of 2 July 2010, approving the consolidated text of the Capital Companies Act, prior to repayment of 75% of the Financial Support granted by means of capital instruments or hybrid capital instruments, no remuneration whatsoever may be paid to the directors of the Beneficiaries comprising a share in profits.

(G)

Prior to the repayment of 75% of the Financial Support granted by means of capital instruments or hybrid capital instruments, any remuneration paid to those in the positions of CEO and CFO, respectively, at Ferroglobe Group[1], the following conditions shall apply:

a)

The fixed remuneration effectively borne by the Beneficiaries by way of the management fee service must be no greater than the levels effectively borne by the Beneficiaries at the close of the 2019 financial year, as set out in Annex 13.8(G)(a).

b)	Under no circumstances shall the Beneficiaries effectively bear by way of the management fee service the payment of premiums or other variable remuneration elements or equivalent.

[1]

Both the CEO and the CFO currently receive their remuneration from Grupo Ferroatlántica de Servicios, S.L.U. for performing the executive functions provided by both of them for the set of companies comprising the Ferroglobe Group. Grupo Ferroatlantica de Servicios, S.L.U. passes on a part of the remuneration of the CEO and of the CFO to each of these companies in accordance with what is known as the "management fee service".

(H)	Should it prove necessary, the Beneficiaries shall adopt the necessary measures in order for these conditions to take effect at the earliest possible opportunity.
(I)	Compliance with all requirements established by the applicable employment regulations.
(J)

Compliance with the commitments set forth in the Viability Plan in force at any given time, and in particular, without being confined thereto, those regarding the investment in production capacity, in innovation, for ecological transition, digital transformation, enhanced productivity and human capital.

(K)

Prohibition on the use of the financial support for the cross-subsidising of economic activities of Beneficiary Subsidiaries or other companies related the group of the Applicant other than the Beneficiaries. The Applicant shall to this end establish a clear separation between the accounts of each of the Beneficiaries so as to guarantee that the financial support does not benefit such activities.

14.	ACCELERATED MATURITY.
14.1	ACCELERATED MATURITY CIRCUMSTANCES.

The amounts owed by the Borrower under this Agreement may be declared due and enforceable by the Fund under the terms of Clause 14.4 in the event of any of the circumstances or breaches listed below (hereinafter, the "Accelerated Maturity Circumstances").

14.1.1Non-payment.

If the Borrower fails to pay on the corresponding due date (ordinary or premature) any amount owed by virtue of this Agreement, or the remaining Financial Documents, and in general if there is a breach by any of the Beneficiaries or Guarantors of any payment obligations derived from the Financial Documents, unless such payment defaults are the result of administrative errors by the Borrower and are rectified within a maximum of five (5) Business Days.

14.1.2Inaccuracy.

(A)

If any of the representations and declarations contained in the Financial Documents (including, without being confined to, the Representations), whether with reference to the date when they were made or the time when said Representations are deemed to be repeated, is false, incorrect, inaccurate or omits substantial aspects of information, to the extent that this would constitute a Material Adverse Effect; or

(B)

If the information provided by the Beneficiaries or Guarantors is incorrect or imprecise, such that if this falsehood, inaccuracy, imprecision or omission had not existed, the Fund would not have agreed to sign the Agreement or the other

Financial Documents, to the extent that this would constitute a Material Adverse Effect;

(C)	All the foregoing without prejudice to the liabilities and effects provided in Article 69.4 of Act 39/2015.

14.1.3Breach of the Viability Plan.

A clear breach of the strategic approaches set out in the Viability Plan in force at any given time.

14.1.4Breach of the purpose of the Finance.

(A)	If the funds received under the Finance are applied to other purposes or to entities other than the Beneficiaries, in accordance with the provisions of Clause 2.4 above.
(B)	The performance of centralised cash management or invoice offsetting operations that would entail a net outflow of funds, other than among the Beneficiaries.

14.1.5Actions not covered by the corporate purpose.

If the Beneficiaries perform any operations or actions not lying within their respective corporate purposes or the ordinary course of their business, unless the amount involved is negligible.

14.1.6Related-party operations.

If the Beneficiaries perform any related-party operation, as defined in Article 18 of Corporation Tax Act 27/2014, of 27 November 2014, with any of the directors of any Beneficiary, or with any significant shareholder thereof, or any party related to any of the aforementioned if this does not lie within the ordinary course of business or is not performed on market terms.

This cause for accelerated maturity shall not be deemed to apply to those intra-group operations corresponding to the normal and legitimate course of business.

14.1.7Change of Control.

In the event of any Change of Control of the Beneficiaries.

14.1.8Administration and management.

In the event that de facto administration and management of the Beneficiaries is taken over by persons other than those legally entitled.

In the event that the Beneficiaries or Guarantors appoint as directors or members of their executive staff persons who are not fit and proper.

14.1.9	Abandonments, waivers, settlements, separation of resources, negotiated agreements or other out of court dispute resolution agreements.

If the Beneficiaries perform acts of abandonment, waiver, settlement, separation of resources, reach negotiated settlements or agree to other out of court dispute resolution arrangements, if such decisions (a) could compromise fulfilment of the obligations imposed within the framework of the Finance for the Viability Plan, or (b) do not appear to be sufficiently based on proper and independent legal counsel.

14.1.10	Golden parachutes.

If the Beneficiaries adopt any agreement that would make it possible for their executive personnel or members of the Board of Directors to demand from the former, prior to repayment of the amounts owed under this Agreement the payment of any type of compensation for termination of the commercial or senior management relationship between them. An exception applies to senior management personnel where compensation is agreed on a supplementary basis as provided in Royal Decree 1382/1985, of 1 August 1985, governing the special employment relationship of senior management personnel, but must not increase on the amounts indicated therein.

14.1.11	Labour relations of the Beneficiaries.

The adoption of employment measures that would substantially affect the terms of the Viability Plan.

14.1.12	Breach of other obligations.

If any Beneficiary is in breach of any obligation other than a payment obligation incumbent on it under this Agreement, whether with regard to itself or the remaining companies of the Beneficiary Group, in particular, without being confined to, the terms of Clauses  12 and 13) or the remaining Financial Documents, wherever this breach is not rectified within a maximum of fifteen (15) Business Days or whichever is the earlier of the following dates: (i) the time when SEPI notifies the Borrower of the existence of such breach, or (ii) the time when either of the Beneficiaries learns of said breach, or should have done so had it employed due diligence.

14.1.13	Lack of validity of the Financial Documents and Guarantees.
(A)	If any of the obligations of the Beneficiaries or Guarantors under any Financial Document is not, or ceases to be, legal, valid and binding at any time;
(B)	If the Guarantees indicated in Clause 16.1 are not established before or simultaneously upon the Date of Signature;
(C)	If:

(i)	any of the Guarantees is not, or ceases to be, a valid guarantee of the rank specifically indicated in the Guarantee over any assets or rights that it would apply to; or
(ii)	any circumstance arises that would or could prevent, prejudice or hamper the effectiveness of any Guarantee or its rank, or reduce the cover provided by any Guarantee; or
(iii)	any Guarantee is cancelled or revoked prior to the Total Amortisation Date, in breach of the provisions of this Agreement; or
(iv)	the mortgages granted are not filed for registration by the deadline established for this purpose in Clause 16 of this Agreement; or
(v)	any of the companies indicated in Clause 13.7 as being required to become a Relevant Subsidiary fails to adhere to this Agreement in the manner and by the deadlines established in that clause.
14.1.14	Insolvency situations and equivalent.
(A)

If any of the Beneficiaries or Guarantees: (a) has incurred a general default in the payment of its obligations; (b) a negotiation process has begun with all or a substantial part of their creditors to extend or reduce the amount of their obligations; or (c) an assignment of all or a substantial part of their assets or rights in favour of all or some of their creditors has been performed or is planned.

(B)	If all or any of the financial creditors of any of the Beneficiaries or guarantors agrees to a delay or deferral in the fulfilment of their payment obligations;
(C)

If any of the Beneficiaries serves notice on the competent insolvency judge as to the commencement of negotiations with creditors to obtain support for an anticipated agreement proposal or to negotiate a refinancing agreement, on the terms, respectively, of Articles 583 et seq. and Article 605 et seq. of the Consolidated Text of the Insolvency Act 5 May 2020 (previously Articles 5 bis and Additional Provision 4 of Insolvency Act 22/2003);

(D)	If any Beneficiary or Guarantor files a petition for bankruptcy or any equivalent insolvency procedure;
(E)

If a third party applies for a declaration of bankruptcy (or an equivalent insolvency procedure under the applicable legal system) of any Beneficiary or Guarantor, and said application is admitted for processing (unless the corresponding company affected can have it rejected or have admittance revoked within the next 30 days);

(F)	If any Beneficiary or Guarantor is subject to court administration, seizure or intervention, or its shares or stock are expropriated;

(G)

If any other similar judicial or private action occurs, with equivalent defects, or in some other way reveals the current or imminent insolvency of any Beneficiary or Guarantor under the terms of the Insolvency Act or the equivalent corresponding regulations under the applicable legal system; or

(H)

If any Beneficiary or Guarantor has passed a resolution to wind up or liquidate (unless the winding-up or liquidation of companies is explicitly permitted under this Agreement), or there are any proceedings or requests pending in order to obtain such winding-up or liquidation, or they are subject to any situation of mandatory winding-up, under the terms provided in the Capital Companies Act or, in the case of the Guarantors, if any equivalent resolution has been passed in the competent jurisdiction.

14.1.15	Material Adverse Change.

If a Material Adverse Change occurs.

14.1.16	Cessation of business, expropriation.
(A)

If there is a substantial modification or replacement of the corporate purpose or nature of the current business of the Beneficiaries or Guarantors, complete cessation or suspension of a substantial part of their commercial operations (unless such cessation or suspension is the consequence of the application of a legal provision or is the consequence of Covid-19), or the expropriation or threat of expropriation by any governmental or judicial authority of all or a substantial part of their respective assets.

(B)

By way of clarification, the expropriation of a non-substantial part of the assets of any of the Beneficiaries or Guarantors shall constitute a partial mandatory premature amortisation circumstance under the terms of Clause 6.5.1(i).

14.1.17	Absence of authorisations.
(A)

If any present or future authorisation, licence or permit required for the validity, binding status or full enforceability of the fulfilment of any of the Financial Documents, or any that is essential to pursue the activities of the Beneficiaries, is not granted, renewed or fulfilled in due time and form;

(B)	Is revoked, annulled or cancelled; or
(C)	The conditions or requirements are modified such as to constitute a Material Adverse Change.
14.1.18	Payment default and cross breaches.
(A)

If any of the Beneficiaries: (a) is in breach of any payment obligation derived from the Debt entered into with any other entity for amounts that, individually or cumulatively over a financial year, exceed €2,500,000) or the equivalent in the corresponding currency at the exchange rate applicable on the calculation date); or (b) is in breach of due and enforceable payment obligations of a commercial

(non-financial) nature entered into with third parties for an individual or cumulative amount of more than €2,500,000 (or equivalent in the corresponding currency at the exchange rate applicable on the calculation date), unless such breaches are less than the average typical commercial breaches on the part of the Beneficiaries or Guarantors in the financial years 2016 to 2019.

(B)

If any creditor that has granted Debt to the Beneficiaries for an amount equal to or greater than €5,000,000 (or equivalent in the corresponding currency at the exchange rate applicable on the calculation date), is entitled to declare the amount payable, due and enforceable prior to the ordinary maturity date in response to a breach of their obligations by any of the Beneficiaries.

14.1.19	Litigation.

If any of the Beneficiaries or Guarantees:

(A)

Will be obliged, by virtue of a court decision, binding arbitration award, or some other instrument adopted to achieve the out-of-court settlement of a dispute, to make payment to third parties of amounts that individually or cumulatively would substantially jeopardise the fulfilment of the Viability Plan, excluding any litigation begun or in progress prior to the Date of Signature; or

(B)

Suffers attachments, or proceedings are initiated in or out of court to enforce guarantees over assets or amounts that individually or cumulatively would substantially jeopardise the fulfilment of the Viability Plan; or

(C)	Is in breach of a binding court order that would substantially jeopardise the fulfilment of the Viability Plan.
14.1.20	Penalties.

If any form of penalties are imposed against any of the Beneficiaries that have acquired binding status, and are for amounts that individually or cumulatively would substantially jeopardise the fulfilment of the Viability Plan.

14.1.21	Qualifications in the audit report.

If the Auditor:

(i)	does not issue an opinion ("opinion refused") on the Annual Financial Statements of the Borrower; or
(ii)

issued a "qualified opinion" (unless the qualifications refer to the impact of Covid-19), or an "unfavourable opinion" on the Beneficiaries or Guarantors, all in accordance with Generally Accepted Accounting Principles, wherever the qualifications could have an impact on the capacity of the Beneficiaries or Guarantors to fulfil the obligations entered into under the Financial Documents.

14.1.22	Payment of financial balances

Breach of the obligation set forth in subsection 13.3(C) above, by failing to make payment of the Financial Balances and failing to maintain at least Commercial Balances for the amount of what are referred to as the "legacy" balances, on the part of the Beneficiaries with the remaining companies of the Ferroglobe Group prior to the amortisation of the Finance.

14.1.23	Criminal conduct

Any conduct that would constitute bribery, influence trafficking, fraud, or in general any irregularity in obtaining any type of finance, aid or subsidies from public funds. By way of clarification, any irregularity of this nature prior to the granting of this Finance shall give rise to accelerated maturity as soon as it is discovered.

14.1.24	Ferroglobe Group Bond Issue

Breach of any of the obligations of the Ferroglobe Group Bond Issue.

14.1.25	Disposal of Mining Concessions

Breach of the provisions of Clause 13.6.1(B), or breach of the obligations set forth in the right of first refusal described in Annex 13.6.1.(D), or breach of the obligation established in Clause 13.6.1(E).

14.2	ALTERNATIVE CONSEQUENCES TO ACCELERATED MATURITY.

In the event of any of the circumstances constituting an Accelerated Maturity Circumstance, irrespective of the possibility that accelerated maturity may directly or subsequently be declared, the Fund may also raise the threshold from 75% up to 100% of the limitations set forth in Clause 13.8 on Conditions of Governance.

This consequence shall not apply in the event that the Fund explicitly waived this entitlement prior to the Accelerated Maturity Circumstance.

A failure to fulfil this demand shall in itself constitute an Accelerated Maturity Circumstance.

Fulfilment of this penalty does not release the Beneficiaries and Guarantors from fulfilment of the obligations imposed (which shall remain enforceable), nor does it preclude the right of the Fund to be compensated for any damages that such breaches might have occasioned.

14.3	DILIGENCE OF THE BENEFICIARIES AND GUARANTORS.

For the purposes here set out in Clause 14, the Parties explicitly place on record that the occurrence of any of the circumstances set out above shall constitute an Accelerated Maturity Circumstance, irrespective of the degree of responsibility or diligence shown by the Beneficiaries and Guarantors in order to prevent it.

Without prejudice to the above, if an Accelerated Maturity Circumstance occurs, in the opinion of the Fund, the Administrative Board may (but will not be obliged to) issue a resolution ordering the immediate repayment of the amount of the Finance, having first conducted the relevant procedure pursuant to Act 39/2015. In addition, and in any event, the Fund shall be entitled to indemnification for any damages that might have been occasioned to it. All the foregoing applies without prejudice to the liabilities and effects set forth in Article 69.4 of Act 39/2015.

14.4	DECLARATION OF ACCELERATED MATURITY OF THE FINANCE.

Following occurrence of any of the Accelerated Maturity Circumstances (which shall be understood to have occurred if the breach remains in place following expiry of any corresponding period granted for rectification), SEPI shall serve notice on the Fund of the occurrence of an Accelerated Maturity Circumstance, in order for the Fund to decide, at its sole discretion, whether to apply accelerated maturity of the Finance. To this end, the Fund may issue a resolution ordering the immediate repayment of the amounts owed under the Finance, having first conducted the relevant procedure pursuant to Act 39/2015, or the conversion of the Profit-sharing Loan into share capital, in accordance with the provisions of Clause 7. For the collection of the amounts owed, in accordance with their status as public-law monetary income, the terms of General Budgetary Act 47/2003, of 26 November 2003, shall apply.

Following occurrence of an Accelerated Maturity Circumstance, consideration shall above all be given to the impact that this would or foreseeably could have on the capacity of the Group as a whole to fulfil the Viability Plan, or for the repayment of the Finance.

14.5	CONSEQUENCES OF ACCELERATED MATURITY.
(A)

In the event that, as provided in Clause 14.4, the Fund, as the case may be, declares accelerated maturity of the Finance, the Borrower will be obliged to make payment to the Fund within a period of two (2) Business Days of the date when it was notified of said circumstance, of the amount of the Finance drawn down and pending amortisation, in addition to any other amounts owed under this Agreement, including ordinary and compensatory interest, fees, taxes and expenses accruing in accordance with the terms of the Agreement, as well as any applicable compensation under Clause 10.

(B)

If the declaration of total or partial accelerated maturity of the Finance occurs before the Borrower has drawn down the Finance, the Fund shall be released from its obligation to honour the Drawdown with regard to the Finance.

15.	ACCOUNTING OF THE FINANCE.
15.1	ACCOUNTING OF THE FUND.

For the purposes of the Agreement, the Fund shall maintain the corresponding account in its books to record the amounts owed by the Borrower, in the name thereof, in accordance with the internal accounting of the Fund, such that the sum total of the balance of said account shall represent the amount owed by the Borrower to the Fund at any given time, this being accepted by the Parties.

To the extent that this accounting record may also be opened and administered by SEPI for the benefit of the Fund, in exercising the inherent powers assigned to SEPI under the regulations governing the Fund, both SEPI and the Fund Administrative Board shall be entitled to certify the balance of said account for the relevant purposes, including, without being confined to, the relevant recovery actions during the voluntary payment period.

16.	GUARANTEES.
16.1	GUARANTEES TO BE GRANTED.
(A)

Without prejudice to the personal and unlimited liability of the Beneficiaries and the joint and several corporate guarantee of the Guarantors, and in order to ensure full and timely fulfilment of the Guaranteed Obligations, the Beneficiaries and Guarantors, as applicable, simultaneously establish in favour of the Fund, upon signature of this Agreement, and shall establish in favour of the Fund to guarantee fulfilment of the obligations to repay the Financial Support, together with the personal liability of the Applicants, the following personal and in rem guarantees (all referred to as the "Guarantees"):

a)

Guarantee  on a personal and joint and of Grupo Ferroatlántica S.A.U., Grupo Ferroatlántica de Servicios S.L.U. and of the Guarantors, who shall for these purposes act as joint and several guarantors of the repayment obligations (the "Personal Guarantee").

b)	Right in rem of second-ranked real estate mortgage over the assets enclosed in Annex 16.1.(B)
c)	Second-ranked pledge without transfer of possession over the inventories enclosed in Annex 16.1.(C)
d)	Second-ranked pledge over the credit rights enclosed in Annex 16.1.(D).
e)	Right of pledge in rem over the balance of the Account.
f)

Second-ranked right of pledge in rem over the shares/stock of Grupo Ferroatlántica S.A.U., Grupo Ferroatlántica de Servicios S.L.U., Ferroatlántica Participaciones, S.L.U., Ferroatlántica del Cinca, S.L., Ferrosolar Opco Grupo S.L. and Cuarzos Industriales, S.A.U.

g)	Third-ranked right of pledge in rem over the shares of Globe Specialty Metals Inc.

h)	Promise of right of pledge over any surplus CO2 rights of the Grupo Ferroatlántica de Boo and Sabón and Ferroatlántica de Cinca factories that might exist in the following financial years.
i)	Right of pledge over any credit rights held by the Ferroatlántica de Boo, Ferroatlántica de Sabón and Ferroatlántica de Cinca factories by way of compensation for indirect CO2 emissions costs.
(B)

The joint and several Personal Guarantee referred to in item (a) above is established together with the remaining guarantees (except for the third-ranked right of pledge in rem over the shares of Globe Specialty Metals Inc, which is granted in [*], USA, in accordance with the formalities applicable to it, the Borrower undertaking to provide proof of the granting thereof within two (2) days of the Date of Signature of this Agreement) in a public document, and shall be presented for registration in the corresponding public register within a maximum of two (2) Business Days of the Date of Signature of this Agreement, and shall remain in force throughout the term of this Agreement (hereinafter, together with all other guarantees in rem that might be granted at any given time to guarantee the Guaranteed Obligations, the "In Rem Guarantees", and together with the Personal Guarantee, the "Guarantees").

(C)

The real estate mortgages must be registered within a maximum period of three (3) months of the Date of presentation of the corresponding deeds in the appropriate public registers, in accordance with the deadline established in Clause 16.1(B) above. In this regard, the Beneficiaries and the Guarantors undertake to present appraisals of the real estate assets mortgaged to guarantee fulfilment of the obligations to repay the Financial Support within a maximum of three (3) months of the Date of Signature of this Agreement.

(D)

The real estate mortgages must be registered within a maximum of three (3) months of the Date presentation of the corresponding deeds in the appropriate public registers, in accordance with the deadline established in Clause 16.1(B) above. In the event of a negative qualification with rectifiable defects, any such defects noted by the corresponding Registrar must be rectified within a period of ten (10) business days of receipt of the corresponding negative qualification.

(E)

The calculation of the term of three (3) months shown above to achieve registration of the mortgages shall restart any time that a new rectification of the mortgages is presented to the Land Register. By way of clarification, this obligation shall not be deemed to have been breached if the delay in registration is caused by factors outside the control of the Parties, or if the defects identified by the Registrar cannot be rectified. In the event that the defect identified by the Registrar is considered not to be rectifiable (and in the event that the non-rectifiable defects could be overcome through a rewording of the documentation), a new mortgage must be executed on terms substantially identical to those of this Mortgage (except for the corresponding defects identified) within a period of ten (10) Business Days of receipt of the corresponding negative qualifications.

16.2	CHARACTERISTICS OF THE GUARANTEES.
(A)

Each Personal Guarantee is an abstract, autonomous, independent guarantee enforceable on first demand, and as a result in no case and under no circumstances may any of the Guarantors embark on consideration of whether or not the Guaranteed Obligations have been fulfilled by the Borrower and/or Beneficiaries, nor object to payment or specific performance of the Guaranteed Obligations in any regard (even if any litigation or court claim is instigated by the Borrower, Beneficiaries, or any third party in connection with the Guaranteed Obligations or the Personal Guarantees).

It shall therefore be sufficient merely that a written demand be served by SEPI or the Fund, without it being required to justify the reason for the breach. As these are Personal Guarantees enforceable on first demand, rights of priority, excussion and division shall in no circumstances apply. The Guarantors explicitly waive the right to raise any exception or offsetting in opposition to the Fund.

Each Personal Guarantee shall be valid and shall remain in force until the obligations of the Beneficiaries under this Agreement and the remaining Financial Documents have been fully, unconditionally, irrevocably and definitively cancelled or fulfilled, thus extending to any extensions, renewals, novations modifications of any kind, whether explicit or tacit, that might occur with regard to the Guaranteed Obligations contained in the Financial Documents. The Guarantors henceforth authorise and consent to any dispensation, extension, novation or refinancing of the Guaranteed Obligations that might in the future be agreed between the Applicant and the Fund, without this terminating or prejudicing the Personal Guarantee here provided.

Any payments that must be made by a Guarantor by virtue of its corresponding Personal Guarantee shall be made for their full amount, free of any withholding or deduction, and without the possibility of any offsetting, in freely transferable funds paid into the account specified by SEPI or the Fund within fifteen (15) Business Days of receipt of the payment demand served by SEPI or the Fund. In the event of a delay in payment of any amount claimed by virtue of the Personal Guarantee in question, the amount not paid on the date of the demand served by SEPI or the Fund shall accrue late-payment interest on the terms of accrual, settlement and payment established in Clause 5.5.

With regard to any monetary claims that might result from each Personal Guarantee, the Parties explicitly agree that for the purposes of enforcement, both in and out of court, the net amount payable by the Guarantors to the Fund shall be the balance derived from the certificate of amounts pending payment issued for this purpose by SEPI or the Fund. The Guarantors explicitly accept that any amounts that the Borrower and/or Beneficiaries might owe them as a consequence of subrogation, recourse, reimbursement or refund, shall be subordinated to payment in full of the Obligations Guaranteed by the Personal Guarantees, such that the Borrower and/or Beneficiaries will not be able to pay any amount to any Guarantor (even by way of offsetting), nor may the latter subrogate the in rem or personal guarantees granted in favour of the Fund to guarantee any amounts that the Borrower and/or Beneficiaries might owe to the Fund by virtue of the Financial Documents, unless the Guaranteed Obligations by virtue of the Personal Guarantee(s) have been irrevocably satisfied in full. If the Borrower and/or Beneficiaries should, in breach of the terms of this paragraph, pay any amount to any of the Guarantors, that Guarantor shall proceed to make payment of said amount to the Fund, immediately and without the need for any prior indication.

At any time during the term of the Agreement, the Fund may explicitly and in writing release one or several of the Beneficiaries and/or Guarantors from their obligations under their respective Personal Guarantees, without the need for any cause or justification. In this case, the Agreement and the remaining financial Documents shall remain fully enforceable for the Borrower and/or Beneficiaries, which accept this entitlement of the Fund to release the Beneficiaries and/or Guarantors. Likewise, the Beneficiaries and/or Guarantors acknowledge that, in the event of any type of modification to the Guaranteed Obligations, including a term extension or increase in amount, without limitation, the corresponding Personal Guarantee shall remain fully valid.

If one or more of the Guarantors should, by virtue of the Personal Guarantees here granted, make partial payment to the Fund of the amount owed by the Borrower and/or Beneficiaries, the Fund shall be entitled to claim from the Borrower and/or Beneficiaries (and also from the Guarantors) the part not paid by the Guarantor with priority over the exercise by the latter of the rights derived from subrogation for the partial payment made, all the foregoing pursuant to Article 1213 of the Civil Code.

In the event of bankruptcy of the Borrower and/or Beneficiaries, the following rules shall apply.

(i)

The Fund shall be entitled to request inclusion in its favour on the list of creditors both of the remainder of its credit not settled and the entire credit to which the Guarantors would be entitled, through reimbursement or as a solidarity instalment, even if the latter have not notified their credit or have remitted the debt.

(ii)	Any suspension of the accrual of interest that might occur with regard to the obligations guaranteed shall not benefit the Guarantors.
(iii)	The suspension of any enforcement proceedings brought against the insolvent Beneficiaries shall not undermine the right of the Fund to demand payment of such obligations by the remaining Obligors, at any time.

(iv)

For the purposes of the provisions of Article 399.2 and Articles 605 et seq. of the Consolidated Text of the Insolvency Act, of 5 May 2020 (previously Articles 135.2 and the Fourth Additional Provision of Insolvency Act 22/2003), or in accordance with the regulations applicable to the Guarantors, the Guarantors shall remain bound by their respective Personal Guarantees, and on a joint and several basis with regard to one another. In the event that an agreement is reached between the Borrower and/or Beneficiary and their creditors within the context of insolvency proceedings, or a refinancing agreement is formalised with court approval in accordance with the terms of the Insolvency Act, the Guarantors may not benefit with regard to the Personal Guarantees from potential advantages (such as debt, reduction, deferral or others) established in that agreement (even in the event that the Fund or all of them have voted in favour of the approval of the agreement) and these Personal Guarantees must therefore remain fully in force and in effect with regard to the Guaranteed Obligations secured thereby, as they were prior to the modification.

(v)

If the Fund is obliged to repay any amount received from the insolvent Beneficiaries because of any repayment or rescindment actions, the Guarantors will be obliged to pay the Fund the amount repaid, together with all amounts owed to it by the insolvent Beneficiaries. Consequently, the Guaranteed Obligations (secured by the Personal Guarantees) shall explicitly include the repayment credit resulting from the rescindment of any amount owed by virtue of this Agreement or the remaining Financial Documents.

(B)

The Guarantees shall be established on a superimposed, joint and several basis, such that the Fund may choose to enforce any of them, in any order that they might deem appropriate, on an alternate, joint or successive basis, without the instigation of enforcement proceedings regarding one Guarantee conditioning or limiting the instigation of enforcement proceedings regarding other Guarantees.

(C)

The Beneficiaries and Guarantors shall bear any expenses, tariffs and levies accruing as a result of the formalisation of the contracts serving to establish the Guarantees or for the enforcement, consummation, or rectification or creation, rectification and enforcement, in the case of promises of guarantees, including the granting and registration of any Guarantees open to registration, without prejudice, where applicable, to the provisions of Article 2.11 of RDL 25/2020.

(D)	In the event of a breach by the Beneficiaries or Guarantors of their obligation to bear such costs and expenses, SEPI or the Fund may use any funds in its possession or advance the necessary funds, subsequently passing the amount thereof on against the Borrower.

(E)

For the purposes of the granting of guarantees, the consent and authorisation of the governing bodies of the companies affected shall be required, with the Borrower granting full and irrevocable powers of representation for any acts derived from or necessary for the execution of the terms here agreed.

(F)

In the event that for any reason it is not possible to establish any of the In Rem Guarantees here indicated in Clause 16, the Beneficiaries and Guarantors must make their best efforts to offer alternative guarantees that would be sufficient in the judgment of SEPI.

17.	SEPI ACTIONS.
(A)

Without in any way undermining the independent status of the obligations of the Fund under this Agreement, it is acknowledged that with regard to the development and operation of this Agreement, SEPI acts for the benefit of the Fund in fulfilling the powers attributed to it in the regulations governing the Fund.

(B)	Likewise, and until otherwise established in the Financial Documents, any notice served or received by SEPI shall have the same effect as if served or received by the Fund.
(C)

The value date of payments shall be the date of collection by the Fund. Unless explicitly otherwise provided in this Agreement, all payments by way of principal, interest and commissions made by the Borrower (or, where applicable, the other Beneficiaries or Guarantors) under this Agreement, shall be paid to the Fund.

(D)

The Fund undertakes to provide assistance and to collaborate to the necessary extent with SEPI, including participation in the negotiation and execution of any public or private documents that might be necessary or desirable for the execution and effectiveness of the terms established in this Agreement and the remaining Financial Documents, including, should this prove necessary, ratification of actions taken by SEPI in fulfilment of its obligations under this Agreement.

(E)

The rules here set forth in Clause 17 regarding the powers and operational regime of SEPI may not be raised as arguments or objections by the Beneficiaries and Guarantors to delay or fail to honour precise fulfilment of their obligations under this Agreement, or any of the other Financial Documents.

18.	ASSIGNMENTS.
18.1	ASSIGNMENT BY THE BENEFICIARIES AND GUARANTORS.

The assignment of the contractual position of any of the Beneficiaries or Guarantors under this Agreement, or of their rights and obligations hereunder, shall require the prior, written consent of the Fund, and to the extent that such actions constitute an amendment of the Temporary Public Financial Support Resolution, they shall be governed by the terms established in Clause 24.

19.	PROCEDURE FOR ENFORCEMENT.
19.1	DETERMINATION OF THE BALANCE.

In any of the circumstances of ordinary or accelerated maturity or rescindment, SEPI or the Fund shall, in accordance with the provisions of Clause 14.4, perform a settlement calculation of the credit accounts as referred to in Clause 15. It is explicitly acknowledged that for the purposes of enforceability, the payable, due and enforceable amount owed by the Beneficiaries and Guarantors shall be understood to be the balance of the accounts referred to in Clause 15 derived from the settlement calculation issued for this purpose by SEPI or the Fund, provided that it is placed on record in a reliable document that the settlement calculation was performed in the manner agreed by the Parties in this Agreement, and that the balance coincides with that recorded in the corresponding account opened for the Borrower in connection with the Finance.

SEPI shall notify the Borrower of the enforceable amount resulting from the settlement calculation.

19.2	ENFORCEMENT.
(A)

As the amounts owed under this Agreement and the remaining financial Documents have the status and nature of public-law income, by virtue of the provisions of Article 2.3 of Royal Decree-Law 25/2020, of 3 July 2020, and Subsection 1.6 of Annex I of the Resolution of the Council of Ministers of 21 July, the Parties acknowledge that for the purposes of claim and enforcement action brought as a result of this Agreement and the remaining Financial Documents, the corresponding regulations shall apply.

(B)

The Parties acknowledge that the settlement calculation to determine the debt that may be claimed may be performed by SEPI, which may certify the debt payable by the Borrower, in addition to the statement of credit and debit entries and entries corresponding to the application of ordinary interest, late-payment interest, reasonable expenses and documents, and any other amounts owed by virtue of this Agreement, increased by the amount accruing from the date of the settlement calculation up until enforcement, determining the specific balance in question.

20.	EXPENSES AND TAXES.
(A)

The provisions of this clause are to be understood without prejudice, where applicable, to the terms of Article 2.11 of RDL 25/2020, regarding the exemption from any levies, tariffs and professional fees of notaries public and Land and Companies Registrars that might result from the transfers, operations and actions of the Fund.

(B)

Irrespective of the payment obligations entered into by way of principal, interest, commissions, indemnification and expenses, all listed in the preceding clauses, the Borrower accept its obligation to pay any other fees, tariffs, remuneration, expenses, levies and other amounts that might now or in the future be owed or might accrue, as a consequence of the preparation, conclusion, performance, amendment, assignment by the Beneficiaries and Guarantors, execution and termination of this Agreement and the remaining Financial Documents, which would include, merely by way of example, the following:

(i)

the tariffs and expenses of notaries used for the formalisation of this Agreement in a public document, and the formalisation in a public document of the Guarantees (and, where applicable, the public deed of irrevocable power of attorney) or any other Financial Documents, including the cost of issuing copies, and the respective amendments, unless otherwise provided in this Agreement;

(ii)

the tariffs and expenses of notaries used for the formalisation in a public document of the mortgage established, including the cost of issuing copies, and the respective amendments, and any expenses derived from entry in the corresponding public registers; the Parties likewise explicitly agree that the Fund will pass on to the mortgaging company the Asset Transfer and Documented Legal Acts Tax, in the Document Legal Acts format ("Actos Jurídicos Documentados", or hereinafter, "AJD") accruing as a result of the granting of said mortgage in a public deed. The corresponding amount must be reimbursed to the Fund, in addition to any increase to the AJD payment and corresponding late-payment interest, that might arise as a consequence of any subsequent administrative confirmation. The AJD payment must be deposited by the mortgaging company in the account designated by the Fund at the time of execution of the deed creating the mortgage, at least five Business Days prior to the due date for payment of the tax;

(iii)

the remuneration and expenses corresponding to the Auditor on the terms agreed with each of them, and the expenses resulting from any appraisals that might be necessary in order to fulfil the obligations of this Agreement;

(iv)	the expenses, costs and court fees, including the fees of lawyers and court bailiffs, and the tariffs of notaries, accruing as a consequence of the enforcement, breach or termination of this Agreement and the remaining Financial Documents; and

(v)

any taxes, surcharges or levies, whether national or not, applied now or in the future to the conclusion of this Agreement and the remaining Financial Documents, in addition to the amendment, execution and termination thereof as provided in this Agreement or, in default thereof, by Law.

21.	SERVICE.
(A)

All notices, demands and any other communications that would or could be served in connection with this Agreement shall be sent in writing or electronically (including email), and shall be issued in Spanish (except for any documentation the original text of which is in another language and has been sent by one Party to the other, in which case a translation into Spanish will not be necessary).

(B)

When the notice is served on a Party, at the corresponding address as established in Annex 21 (or any other address that said Party has, in accordance with this Clause 21, designated in writing, notifying the other Party five Business Days in advance), and explicitly and clearly refers to this Agreement, the date of service of the notice shall be deemed to be: (a) the date of delivery, if delivered via a notary, registered post office fax with confirmation of receipt and certification of contents, or some other courier or notification service providing confirmation of the date and contents of the notification; or (b) the date when it was sent, if the notification is sent by email during the regular business hours of the place of receipt, and if it arrives outside such hours, the Business Day immediately thereafter, unless prior to the Business Day immediately thereafter the recipient Party confirms receipt of the notification, in which case that shall be deemed to be the date of service.

(C)	In order for notices sent by email to be deemed valid, they must necessarily be sent to each and every one of the email addresses indicated in Annex 21 for each of the Parties.
(D)

If any notification is sent by any means other than email, a copy of the notification in question must also be sent to the corresponding Party, at the earliest possible opportunity, by email sent to the corresponding email addresses.

22.	GENERAL.

22.1TRANSPARENCY.

(A)	For the purposes of ensuring due transparency, pursuant to subsection 7.1 of Annex II of the Resolution of the Council of Ministers of 21 July 2020:

(a)

Within a maximum period of three months of the Date of Closure of this Agreement, the Fund shall publish relevant information, such as the identity of the Beneficiaries, the nominal amounts of the aid granted, and the terms thereof.

(b)

The Beneficiaries shall on their corporate portals publish information as to the usage of the aid received within a period of 12 months of the Date of Closure, and subsequently do so periodically every 12 months, up until the Total Amortisation Date. This publication shall include information as to the way in which the aid received is used to support their activities in a manner consistent with the objectives of the European Union and the national obligations connected with ecological and digital transformation, including the objective of the European Union to achieve climate neutrality by 2050.

22.2	CONFIDENTIALITY.
(A)

The terms and conditions of this agreement, including its existence, are confidential, and must be treated as such by the Parties. Likewise, any other information handed over by one of the Parties to the other in connection with this Agreement which, prior to handover, was classified by the Party handing it over as confidential or privileged (or equivalent terms in translation), or must otherwise be understood as such, employing commercially reasonable criteria (hereinafter, the "Confidential Information") must be treated as confidential information by the Party receiving it. Consequently, the Parties shall treat and preserve the Confidential Information received from the other Party, and the terms and conditions of this Agreement (including its existence) at all times as confidential documents and secrets, and shall not communicate or disclose them directly or indirectly (whether verbally or in writing) to any other Person except for their directors, employees, agents, external professional consultants (legal or other) and auditors (hereinafter, the "Representatives") to the extent that such communication would be necessary for the signature, consummation, execution and fulfilment of this Agreement, or required for the purposes of auditing, accounting or internal control at each of the Parties. In order for one Party to be able to make such communication to any of its Representatives, it must first sign with the Representative in question, unless the legal standards governing the profession thereof would make this unnecessary, a non-disclosure agreement on the same terms of this clause, except, specifically, for the possibility of communicating the information to Representatives.

(B)

In any event, any data, documents and information in the possession of the Fund Administrative Board and SEPI by virtue of the functions entrusted to them by RDL 25/2020 shall, in accordance with the provisions of Article 2.17 of RDL 25/2020, have confidential status, and with the exceptions provided in the regulations in force, may not be disclosed to any person or authority, nor used for purposes other than those for which they were obtained. Any accounts auditors, legal consultants and other independent experts that may be appointed by the Fund Administrative Board and SEPI in connection with the fulfilment of the functions legally attributed to them shall likewise be responsible for maintaining secrecy and not using the information received for purposes other than that for which it was supplied to them. This confidential status shall cease from the moment when the parties concerned publish the circumstances to which the data, documents and information refer.

(C)

Confidential Information shall not be deemed to include: (i) any information that enters the public domain, unless it does so as a result of a breach of this Agreement attributable to the Party receiving the information, or its Representatives; (ii) non-confidential information that the recipient Party had access to prior to it being provided to it by the other Party, or that the recipient Party learned of independently; and (iii) any information received by a Party via third parties, without this entailing any breach of this Agreement.

(D)

Notwithstanding the above, each Party may disclose Confidential Information received from the other Party, or the terms and conditions of this agreement (including its existence) when and to the extent that:

(i)	such disclosure is required in order to perform any action, fulfil any obligation, or exercise any right provided in this Agreement; or
(ii)

such disclosure is required by the applicable Regulations, by an administrative or court ruling, or by the rules and regulations of any stock market or other regulatory body to which the Party in question is subject; on the clear understanding that in this latter case, and to the extent that this would be commercially reasonable:

-

the Party that is to disclose the Confidential Information or the terms and conditions of this Agreement (including its existence) informs the other Party in advance that it is to perform such disclosure, in order to grant the latter the opportunity to adopt any measures intended to prevent such disclosure, and

-

if this is not possible or the disclosure is not foreseen for some other reason, the Party that is to make the disclosure communicates only that part of the Confidential Information or of the terms and conditions of the Agreement that it is legally required to do, employing commercially reasonable efforts to ensure that the information disclosed is handled in accordance with its confidential status.

-

The obligation to serve prior notice on the other Party accepted by the Party that is to disclose the Confidential Information or the terms and conditions of this agreement (including its existence) is to be understood without prejudice to the right thereof subsequently to disclose all or part of the Confidential Information or the terms and conditions of this Agreement (including its existence) as required to comply with the aforementioned laws, regulations or rulings.

(E)	This non-disclosure obligation shall remain in force throughout the term of the Agreement and following termination thereof, for the next 2 years.
(F)

This clause constitutes the full agreement reached by the Parties regarding obligations concerning Confidential Information, and shall prevail over any other prior, explicit or tacit agreement in connection herewith.

22.3	PRESS RELEASES AND ANNOUNCEMENTS.

Notwithstanding the terms of Clause 22.1  above, neither of the Parties may, without the prior, written consent of the other Party, issue a press release or public statement with regard to the operations covered by this Agreement. In the event that because of rules or regulations applicable to one or both Parties, an announcement or statement must be published as to the conclusion of this Agreement, the Parties must adopt all reasonable measures to reach agreement as to the contents thereof.

22.4	WAIVERS AND RIGHTS.
(A)

Neither of the Parties may waive a right or provision of this Agreement, grant consent or approval on the terms demanded by this Agreement or grant consent or approval for the other Party to abandon performance or fulfilment thereof in whole or in part, unless this is set out in writing and signed by the Party against which the application of said waiver, consent or approval is requested. This waiver, consent or approval shall take effect only in the specific case and for the purposes for which it was granted. At no time shall a failure by either of the Parties to exercise, or a delay in exercising or enforcing, any condition, provision, remedy, measure, right or part of this Agreement be construed as (i) a waiver of the condition, provision, remedy, measure, right or part thereof, or (ii) a forfeiture of the right to demand performance in the future.

(B)

Unless otherwise provided, the rights enjoyed by each of the Parties should be understood as applying on a cumulative basis, and if one of them is exercised, this must not be construed as restricting the exercise of some other rights granted under this Agreement, or under the applicable Regulations.

22.5	LANGUAGE.
(A)	This Agreement has been drawn up, negotiated and signed in Spanish.
(B)

Any translation of the contents of this Agreement into any language shall be purely for information purposes, and shall not be binding. The Parties agree that any such translation cannot be employed for the purposes of interpretation of the Spanish version of the Agreement, even if a disagreement or dispute has arisen between the Parties as to the interpretation of a specific clause of this Agreement.

22.6	PARTIAL NULLIFICATION OR SUPERVENING UNLAWFULNESS.

If any of the stipulations of this Agreement is or becomes null and void, unlawful or ineffective, the validity, lawfulness and efficacy of the remaining stipulations shall in no way be affected or prejudiced. The Parties shall in this case negotiate in good faith the new terms of the corresponding stipulation deemed null and void, unlawful or ineffective, such that its effects would be as similar as possible.

22.7	COMMITMENT TO COLLABORATION.

Each Party to this Agreement must, upon demand of the other Party, sign, acknowledge, deliver, present or register, and ensure signature, acknowledgement, delivery, presentation or registration, of any certificates, modifications, instruments or documents, and take any other actions that might be required by the applicable regulations or might be necessary or desirable, in the reasonable opinion of the requesting Party, for the purposes of effective fulfilment of the provisions of this Agreement.

22.8	DATES AND DEADLINES.

The Parties place on record that all dates and deadlines established or referred to in this Agreement are essential for the execution and fulfilment of this Agreement by the Parties.

22.9	THIRD-PARTY BENEFICIARIES.

Unless explicitly provided otherwise, the Agreement has been signed for the sole benefit of the Parties, and is not intended to benefit, nor to create rights in favour of, any third party, and no clause or provision of this Agreement should be interpreted as a stipulation in favour of a third party.

23.	DATA PROTECTION.
23.1	PROCESSING OF PERSONAL DATA.
(A)

The Parties have been informed that the personal data gathered by virtue of this Agreement and the remaining Financial Documents, and all those concerning representatives or employees of a Party that might be communicated to the other during the contractual relationship, shall be processed under the responsibility of the recipient Party for the consummation, execution, fulfilment and oversight of this Agreement and the remaining Financial Agreements, the fulfilment of their respective legal obligations under the provisions of Personal Data Protection and Guarantee of Digital Rights Act 3/2018, of 5 December 2018, and all other applicable regulations

(B)

The data shall be processed solely by the Parties, and by any third parties to which the Parties might be legally or contractually obliged to communicate them. The Parties may likewise transfer personal data in the event of assignment by the fund and/or establishment of encumbrances or guarantees over their credit rights resulting from this Agreement.

(C)

Before each Party communicates the personal data of third parties to the other, the communicating Party must have fulfilled the requirements applicable to said communication, including the duties of information and applicability of a legal basis, without the recipient Party being required to perform any additional action whatsoever vis-à-vis the data subjects.

23.2	PURPOSE OF PERSONAL DATA PROCESSING.

The data processing is necessary for the purposes indicated in Clause 23.1 above, the legal basis being the consummation, execution, administration and fulfilment of this contractual relationship and, where applicable, the fulfilment of legal obligations. In particular, if any legal obligation applies, personal data will be processed for the prevention of money laundering and terrorist funding, in order to allow compliance with obligations as regards the gathering of information and identification, and the provision of information regarding payment operations to authorities in other countries, within and outside the European Union, on the basis of the legislation of certain countries and agreements signed by and between them.

23.3	DURATION.
(A)

The personal data will be processed for the duration of the Agreement and thereafter for a period of five years unless, on an exceptional basis, any longer period is applicable to the Parties under the statute of limitation regarding any legal or contractual actions.

23.4	RIGHTS OF DATA SUBJECTS.
(A)

The personal data subjects may exercise rights of access, rectification, erasure, restriction, objection and portability, and may withdraw the consent granted, or any other legally acknowledged rights, by serving written notice on the corresponding Party, for the attention of the data protection officer, in accordance with Clause 21 to be sent to the addresses indicated in Annex 21.

(B)	The personal data subjects are entitled to file grievances with the Spanish Data Protection Agency.

24.	MODIFICATIONS.
(A)

Any modification, alteration or supplementation of the terms of this Agreement will, in accordance with the regulations governing the Fund, require that the relevant administrative procedure first be conducted, with a specific decision issued by the Fund Administrative Board, being subject, where and as applicable, to the authorisation of the Council of Ministers and/or the relevant European Union bodies.

(B)	Any modification or novation of this Agreement must furthermore be formalised by means of a written document, duly signed by all the Parties.

25.	CONFIRMATION BY PUBLIC INSTRUMENT.

The Beneficiaries and Guarantors undertake to appear before a Notary Public with the Fund and SEPI for the purposes of recording this Agreement in a public instrument no later than whichever is the earlier of the following dates:

(a)	the first Business Day after one month has passed since the Date of Signature; or
(b)	the date of formalisation of any of the In Rem Guarantees referred to in Clause 16 above.

26.	APPLICABLE LEGISLATION AND JURISDICTION.

This Agreement shall be governed by applicable standard Spanish and EU regulations, and in any event, without being confined thereto, by Article 2 of RDL 25/2020, the Resolution of the Council of Ministers, the European Commission Communication of 19 March 2020, and subsequent amendments, entitled "Temporary Framework for State aid measures to support the economy in the current Covid-19 outbreak", and all other applicable legislation. In particular, for the collection of the amounts to be reimbursed under the Finance, in accordance with the public-law income status thereof, the terms of General Budgetary Act 47/2003, of 26 November 2003, shall apply.

The resolution of any dispute derived from the interpretation, application and/or execution of this Agreement, shall be covered by the sole jurisdiction of the Courts of the City of Madrid, Spain.

[Signature page follows]

FONDO DE APOYO A LA SOLVENCIA PARA LAS EMPRESAS ESTRATÉGICAS
As the Fund

Mr Bartolomé Lora Toro

SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES
By proxy

Mr Bartolomé Lora Toro

GRUPO FERROATLÁNTICA, S.A.U.
As Applicant

Mr Jorge Manuel Lavín de las Heras

GRUPO FERROATLÁNTICA DE SERVICIOS, S.L.U.
As Beneficiary

Mr Jorge Manuel Lavín de las Heras

FERROGLOBE PLC

Mr Jorge Manuel Lavín de las Heras

FERROGLOBE HOLDING COMPANY LTD

Mr Jorge Manuel Lavín de las Heras

FERROGLOBE FINANCE COMPANY PLC

Mr Jorge Manuel Lavín de las Heras

ROCAS, ARCILLAS Y MINERALES, S.A.

Mr Jorge Manuel Lavín de las Heras

CUARZOS INDUSTRIALES, S.A.U.

Mr Jorge Manuel Lavín de las Heras

ANNEXES TO THE TEMPORARY PUBLIC FINANCIAL SUPPORT AGREEMENT

Annex I. - Financing Agreement

Annex II. - Management Agreement

ANNEX III.- Guarantees Agreement

ANNEX IV.-	Certification of the resolutions corresponding to the competent corporate bodies of the Beneficiaries
ANNEX V.	Self-declaration by the Beneficiaries in connection with the eligibility criteria required by the Resolution of the Council of Ministers

ANNEX 1.1

DEFINITIONS

“Support Agreement””	has the meaning indicated in Recital XII.
“Management Agreement”	has the meaning indicated in Recital XII.

“Guarantees Agreement”	means all the documents establishing the structure of the guarantees for the finance.
"Public Financial Support"	means the temporary public financial support granted by the Fund to the Applicant by virtue of the Support Agreement and the Financing Agreement.

“Auditor”	Means any audit firm of established standing that might in the future be appointed by the Borrower, unless rejected by SEPI, in a reasonable and duly justified manner
“Final Available Cash”

Initial cash less the minimum Cash Allocation (15,000,000 euros), plus the Cash Flow generated in the financial year.

The Borrower and the Beneficiary shall allocate to premature amortisation of the Finance fifty per cent (50%) of the Final Available Cash at the close of each financial year from 2023 inclusive.

Calculation of the Final Available Cash shall be performed on the basis of the Consolidated Financial Statements each financial year from the financial year ended at 31 December 2023 onwards. In the event that the Borrower and the Beneficiary are obliged prematurely to amortise the Finance in accordance with this subsection, the Borrower must inform SEPI thereof (including the date when it plans to make the premature amortisation), no later than the Business Day after the date when the auditor's certificate as to the aforementioned Consolidated Financial Statements for the applicable financial year is available. This must in any event be issued by 30 June each year.
“Minimum Operating Cash”	means the amount specified in the Viability Plan of the Ferroatlántica Group (15,000,000 euros).
“Change of Control”

means, with regard to the Applicant, (a) that Ferroglobe plc is no longer direct or indirect holder of a stake of at least 51% in the voting share capital of the Borrower, or by any other means none of them controls any of said companies on the terms provided in Article 42 of the Code of Commerce, or otherwise they no longer have the right to appoint the majority of the members of the corresponding governing body, or (b) that Grupo Villar Mir, S.A.U. is no longer the holder of a stake of at least 35% of the voting share capital of Ferroglobe PLC , or loses the rights that it enjoys as the holder of such a stake or greater, by virtue of a shareholder agreement at Ferroglobe PLC , or (c) that the Borrower is no longer the direct or indirect holder of a stake of one hundred per cent (100%) of Grupo FerroAtlántica de Servicios, or in the voting rights of Grupo FerroAtlántica de Servicios, or otherwise loses the right to appoint the majority of members of the corresponding governing body of the Borrower.

Notwithstanding the provisions of the above paragraph, in the case of investors subject to any of the circumstances provided in paragraphs (a) or (b) of Article 7 Bis.1 of Act 19/2003, 4 July 2003, on the legal regime for capital movements and economic transactions with foreign territories, and certain anti-money laundering measures ("Act 19/2003"), or paragraphs (a), (b) or (c) of Article 7 Bis.3 of the aforementioned Act 19/2003, the percentage capital the direct or indirect acquisition of which by any of the aforementioned means will give rise to a Change of Control shall be 10%.

“CapEx”

means, at a consolidated Group level, cash investments in tangible, intangible or financial fixed assets, including capitalised expenses that entail effective disbursements of cash actually performed during the financial year in question.
“Civil Code”	means the Civil Code approved by the Royal Decree of 24 July 1889.
“Code of Commerce”	means the Code of Commerce approved by the Royal Decree of 22 August 1885.
“Profit-sharing Component”	Has the meaning indicated in Clause 5.4.1(A)(ii)
“Permanent Component”	Has the meaning indicated in Clause 5.4.1(A)(i)
"Administrative Board"	Means the inter-ministerial board attached to the Ministry of Finance through the Sub-Secretariat of Finance.
“Agreement" or "Financing Agreement"	means this financing agreement.
“Account”	Current account held by the Borrower at Bankinter, S.A. with IBAN code ES93 0128 9444 1601 0001 8157, into which the Finance is to be deposited.
“Financial Documents”

means:

(A)

this Agreement;

(B)

the Temporary Public Financial Support

(C)

the Management Agreement

(D)

the Viability Plan;

(E)

the Guarantees;

(F)

the irrevocable powers of attorney granted in connection with the Guarantees and the Promise of Mortgage;

(G)

any other document executed as a consequence of the inclusion or execution of the foregoing or in connection therewith, in addition to any other document or agreement required by the regulations in force for access to temporary public financial support drawn on the Fund; and

any other agreements and documents that SEPI or the Fund and the Borrower might mutually designate as such.

“Representations”	means the representations given by the Beneficiaries and Guarantors, regarding themselves and the remaining companies of the Group, in Clause 11.

“Permitted Debt”

means:

(A)

 that owed under the Financial Documents;

(B)

any Subordinated Debt;

(C)

the Existing Debt;

(D)

any unsecured Debt of an operational or commercial nature entered into by the Beneficiaries or another company of the Group in the ordinary course of their business, with a maximum term of 12 months and up to a maximum amount of €2,500,000 throughout the Finance (without calculation of this limit including the Date indicated in subsection (E) below);

(E)

any other Debt explicitly authorised by SEPI.

“Subordinated Debt”

means any Debt granted in favour of any Ferroglobe Group Company (hereinafter, the "Subordinated Debtor") by any of the companies of the Group (hereinafter, the "Subordinated Creditor"), regarding which the Subordinated Debtor and the Subordinated Creditor irrevocably accept through signature of this Agreement (or in the event that the Subordinated Creditor is not party to the Agreement, it must allow SEPI in its own name and right for the benefit of the Fund to accept) the following stipulations in favour of third parties, for the purposes of Article 1257 in fine of the Civil Code:

(A)

that the obligations assumed now or in the future by the Beneficiaries and Guarantors under the Financial Documents shall enjoy absolute priority over any obligations assumed now or in the future by the Subordinated Debtor vis-à-vis the Subordinated Creditors;

(B)

that SEPI or the Fund, in the name of the Borrower is entitled directly to demand that the Subordinated Creditor implement any provisions that would be necessary or desirable at any given time;

(C)

that the interest on the Subordinated Debt is capitalised;

(D)

that any payment of principal, commissions or

expenses resulting from the Principal Debt is postponed until a date after the date when all obligations derived from the Financial Documents have been settled in full;

(E)

that the Subordinated Creditors are not entitled to modify the terms of the Subordinated Debt without the prior consent of SEPI or the Fund;

(F)

that the Subordinated Creditors are not entitled to declare the accelerated maturity of any payment derived from the Subordinated Debt until all obligations derived from the Financial Documents have been settled in full;

(G)

that the Subordinated Debt is not guaranteed by any type of personal or in rem guarantee; and

(H)

that any payments (whether by way of principal, interest of any type, commissions, expenses or any other concept) that they might be entitled to receive from the Borrower by virtue of the Subordinated Debt shall be of a lower rank and shall be subordinated to payment of any amounts that the Borrower might owe to the Fund, and to any third-party creditors as provided in Article 281.2 of the Consolidated Text of the Insolvency Act of 5 May 2020.

The Beneficiaries and Guarantors must inform SEPI at least 15 Business Days in advance of the intention of any Subordinated Data to arrange Subordinated Debt, presenting any documents that might be required so as to verify compliance with the aforementioned requirements.

Once the above requirements have been fulfilled, the Subordinated Debt shall not be calculated as Debt.

“Working Day”

means:

(A)

for the purposes of setting rates and payments, all days of the week, except Saturdays, Sundays and public holidays in the city of Madrid, Spain, when TARGET 2 (Trans-European Automated Real-Time Gross Settlement Express Transfer System) is operational; and

(B) for all other purposes, all days of the week, except for Saturdays, Sundays and public holidays in the city of Madrid, Spain.
“Drawdown”	means handover to the Borrower of available funds under the Finance on account of the Amount of the Finance, under the terms of Clause 4.

“Distributions”

means any payment by the Beneficiaries or Guarantors to their shareholders or parties related to them, whether in cash, in kind or through offsetting, for any concept, including:

(A)

dividends or interim dividends (in cash, in kind or charged to reserves);

(B)

capital reductions with refunding of contributions;

(C)

interest, principal, commissions or other concept (including premature amortisation of the principal) under any loan or credit agreements (whether or not considered to be Subordinated Debt);

(D)

consideration for the provision of goods or services, or payments under management contracts and other service provision contract;

(E)

redemption or acquisition of shares representing the share capital of the Borrower; and

(F)

any other operations of a similar or analogous nature to the foregoing the effect of which would be the remuneration or refunding of contributions.

"Temporary Public Support Term Sheet"	Means the document recording to a sufficient degree of detail those elements accepted by the Applicant at the hearing stage, to be set out in the corresponding agreements in the negotiation phase.
“Material Adverse Effect”

means any event or circumstance (or a combination of events and circumstances) that might occur or come to light after the Date of Signature, and that, requiring prior agreement by the Fund in order to be invoked:

(i)would or foreseeably could have a Material

Adverse Change on the financial position, solvency, business, assets, goods or rights of any of the Beneficiaries or Guarantors, or the Group viewed as a whole; or

(ii)

would or foreseeably could adversely affect the capacity of the Borrower or the remaining Beneficiaries and Guarantors to fulfil the obligations entered into by them under the Agreement and the other Financial Documents; or

(iii)

would or foreseeably could cause any of the Financial Documents or any of the rights granted thereby to the Fund, including, without being confined to, the Guarantees given at any given time in favour of the Fund, to become unlawful, invalid, ineffective or unenforceable vis-à-vis the Beneficiaries and Guarantors.

(iv)

cause this Agreement and/or any of the remaining Financial Documents to become unlawful, invalid, ineffective or unenforceable vis-à-vis any of the Beneficiaries or Guarantors.

"Bond Issue"

Means the bond issue of 15 February 2017 subscribed by Ferroglobe PLC, together with Globe Specialty Metals, Inc (a company of the Ferroglobe Group), as co-issuers, and Wilmington Trust, as a trustee, for an amount of three hundred and fifty million dollars ($350,000,000) (as novated to date).

“Permitted Disposals”	has the meaning provided in Clause 13.6.5.
“Debt”

means at any given time the sum total of amounts owed by any company of the Group by virtue of long- and short-term debt instruments, whether to financial institutions or to third parties, including, merely by way of example, the amounts owed by virtue of the following concept:

(i)

loan, credit, discount, recourse factoring, current account overdraft agreements;

(ii)

issuance of securities representing debt in the form of debentures, debentures convertible into shares, bonds, promissory notes, or any other class of similar instruments or securities;

(iii)financial or operating lease and/or rental

agreements with or without purchase option;

(iv)

any contracts, agreements or commitments to purchase assets from third parties with the price deferred (except those regarding purchases of raw materials);

(v)

derivatives or other financial instruments of a similar nature hedging fluctuations in prices, exchange rates or interest rates;

(vi)

bonds, sureties, guarantees, counter-guarantees, comfort letters or any other undertakings entailing the guaranteeing of third-party obligations, whether on a joint and several, subsidiary or any other basis;

(vii)

amounts deposited by way of capital or premium for the issuance of redeemable shares;

(viii)

commitments to purchase treasury stock, to repurchase treasury stock or sell treasury stock below its fair value; and

(ix)

any other obligations, commitments or financial agreements or those of a similar nature or effect to the above provided by the any company of the Group and with a commercial effect analogous to that of a credit, guarantee or deferral.

“Existing Debt”	Means the debt described in Annex 11.1.19.
“Financial Statements”

means, for the company in question, the annual accounts (including in all cases the balance sheet, the profit and loss account, the statement of cash flows, revenue and expenses, the statement of changes in net equity and the explanatory notes) and the management report corresponding to the period in question, and any other accounting documents that the company in question is required to draw up with such frequency, as applicable, in accordance with the corporate legislation in force in each jurisdiction and at any given time.

"Annual Financial Statements"	means the individual Financial Statements of each Beneficiary, together with the corresponding audit report issued by the Auditor, where this would be a legal requirement.

“Consolidated Financial Statements”

means the financial statements resulting from consolidation of the entities Grupo Ferroatlántica, S.A.U. and Grupo Ferroatlántica de Servicios, S.L.U., verified by the accounts auditor on the basis of the audited financial statements of the Group.

“Half-Yearly Consolidated Financial Statements”

means the Financial Statements resulting from consolidation of the entities Grupo Ferroatlántica, S.A.U. and Grupo Ferroatlántica de Servicios, S.L.U., closed at the end of the first half of each corporate financial year and comprising information regarding that half-year.

“Half-Yearly Individual Financial Statements”	means the individual Financial Statements of each Beneficiary and Guarantor closed at the end of the first half of each corporate financial year and comprising information regarding that half-year.
“IBOR”	has the meaning indicated in Clause 5.4.1(B).

“Total Amortisation Date”	has the meaning indicated in Clause 6.1.
“Date of Closure”	has the meaning indicated in Clause 4.3(E).

“Date of Signature”	means the date of signature of this Agreement.
“Final Maturity Date”	means 1 June 2025.
“Subsidiary”

means any company that:

(A)

is directly or indirectly controlled by any company of the Group;

(B)

directly or indirectly controls any company of the Group; or

(C)

is directly or indirectly controlled by any company that in turn directly or indirectly controls any company of the Group.

In all the above cases, "control" shall be understood as indicated in Article 42 of the Code of Commerce.

"Relevant Subsidiary"

those Spanish companies of the group headed by the Applicant under the terms of Article 42 of the Code of Commerce representing at any given time at least 5% of the total assets, of the EBITDA or the total revenue of the group headed by the Applicant.

Following the conclusion of each corporate financial year, it shall be determined on the basis of the Consolidated Financial Statements for that financial year which companies of the Group meet the conditions to be considered Relevant Subsidiaries, as provided in Clause 13.7.

“Guarantor Subsidiaries”	has the meaning indicated in Clause 13.7.1.
“Beneficiary Subsidiaries”	means Grupo Ferroatlántica de Servicios, S.L.U.
“Financing Facility”	has the meaning indicated in Clause 2.1(A).

“Borrower”	means Grupo Ferroatlántica, S.A.U.
“Cash Flow”	means, with regard to the Consolidated Financial Statements of the Beneficiary Group for the financial year in question, the variation in cash flows contained in the statement of cash flows.

“Strategic Company Solvency Support Fund”	has the meaning indicated in Recital IV.
“Shareholder Equity”

means the set of contributions of funds comprising:

(A)

capital stock paid up;

(B)

disbursed share premium;

(C)

contributions to freely available reserves; and

(D)

contributions to account 118 under the General Accounting Standards.

“Guarantor”	Means Ferroglobe PLC; Ferroglobe Holding Company Ltd and Ferroglobe Finance Company PLC , and any other entities adhering to this Agreement as Guarantors.
“Personal Guarantee”	has the meaning indicated in Clause 16.
“Guarantees”	means, collectively, the Personal Guarantee and the In Rem Guarantees
“Permitted Guarantees”	has the meaning indicated in Clause 11.1.20.
“In Rem Guarantees”

means all in rem guarantees established or to be established in the future in favour of the Fund, under the provisions of this Agreement, to secure or guarantee the obligations derived from this Agreement, and the obligations derived from the remaining Financial Documents.
“Existing In Rem Guarantees”	has the meaning indicated in Clause 11.1.20.

“Ferroglobe Group ”	Means Ferroglobe PLC and its dependent companies.
“FerroAtlántica Group”	Means the Beneficiaries.
“Beneficiary Group” or “Group” “Reference Index”	Means the Beneficiaries. Has the meaning indicated in Clause 5.4.1(B).
“Amount of the Finance”	has the meaning indicated in Clause 2.1.
"Amounts"

means the amounts obtained by the Beneficiaries by virtue of the disposal of assets, subsidiaries and businesses, the collection of insurance compensation, subsidies, or any other operations through which they obtain an economic flow, following deduction of taxes paid and directly levied on the operation, in addition to justified expenses and costs derived from such operations. In the event that the assets disposed of are encumbered to guarantee any form of Debt with an in rem guarantee of a prior rank to the Guarantees, any amounts that must be paid to the creditors by way of payment of the guaranteed Debt in order to cancel the in rem guarantee encumbering the asset disposed of shall be deducted, for the purposes of calculation of the Amounts.

“Confidential Information”	has the meaning indicated in Clause 22.2(A).
“VAT”	means Value Added Tax.
“Act 39/2015”	means Common Administrative Proceedings of Public Authorities Act 39/2015, of 1 October 2015.
“Insolvency Act”	means the Consolidated Text of the Insolvency Act of 5 May 2020, as amended from time to time.
“Civil Proceedings Act”	means Civil Proceedings Act 1/2000, 7 January 2000, as amended from time to time.
“Capital Companies Act”	means the consolidated text of the Capital Companies Act (as amended from time to time), approved by Royal

Legislative Decree 1/2010, of 2 July 2010.
"General Budgetary Act"	means General Budgetary Act 47/2003, of 26 November 2003.
“Margin”	has the meaning indicated in Clause 5.4.1(D).
“Regulations”

means any constitution, treaty, law, statute, ordinance, rule, regulation, interpretation, directive, European regulation, order, mandate, decree, interim remedy, judgment, order to act or refrain from acting, provisions and conditions of permits, grants, concessions, incentives, subsidies, licences, registrations and other operating permissions, whether national or supranational (including European), regional, local or foreign, any judgment or decision, resolution or any other demand of any administrative authority; or any amendment or modification of any of the above.

“Guaranteed Obligations”

Means all present and future payment obligations owed or incurred at any given time by the Beneficiaries vis-à-vis the Fund in connection with the Financial Documents, including, by way of example, without being confined to amortisation of the principal, payment of ordinary and late payment interest, indemnification, expenses and taxes and any expenses or costs incurred in or out of court in the creation, effectiveness or enforcement of all guarantees established by virtue of the Financing Agreement, including any expenses arising as a consequence of accelerated maturity or as a result of cancellation of the Financial Documents

“Party”	means each party to this Agreement.

“Interest Period”	has the meaning indicated in Clause 5.2.
“Person”

means any natural or legal person, trade union, civil society, commercial company, capital company, enterprise, association, joint venture, cooperative, legal representative, foundation, civil partnership, economic interest grouping, temporary joint venture, or any organisational entity of any kind, including any administrative authority.

"Sanctioned Person"

means at any given time:

(A)

any natural or legal person included on any list of designated persons for the purpose of Sanctions maintained by the Security Council of the United Nations, the European Union or any of its Member States or the Office of Foreign Assets Control of the US Department of Treasury (OFAC), or the State Department of the United States of America;

(B)

any natural or legal person operating, incorporated or resident in a Sanctioned Territory;

(C)

any legal person controlled by a Sanctioned Person;

(D)

any natural or legal person subject to Sanctions, or if the signature of any document with them would for the Fund constitute the imposition of Sanctions; or

(E)

a natural or legal person acting on behalf of the above for the purpose of evading or avoiding, or attempting to evade or avoid the imposition of Sanctions (or to facilitate the evasion or avoidance thereof).

“Viability Plan”	means the viability plan presented by the Applicant on the date of registration of entry at SEPI, 20 January 2022, as potentially updated under the terms established in the Management Agreement.

“Generally Accepted Accounting Principles”

Means those accounting principles set out in the Spanish General Accounting Standards approved by Royal Decree 1514/2007, of 16 November 2007, or any others that might replace them in the future and be applicable in Spain.

“RDL 25/2020”	means Royal Decree-Law 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment.

“Regulation”	has the meaning indicated in Clause 11.1.27
“Representatives”	has the meaning indicated in Clause 22.2.

"Net Financial Balances and Commercial Balances designated as the legacy balances payable by the Beneficiaries to the remaining companies of the Ferroglobe Group"

means the net financial balances and commercial balances designated as "legacy" balances payable by the Beneficiaries to the remaining companies of the Ferroglobe Group at 30 June 2021, as described in Annex 13.3.C.

“Sanctions”

means any sanction, prohibition, restriction or embargo of an economic, financial or commercial nature imposed at any time as a consequence of a breach of any punitive regulations regarding exports, economic sanctions and embargoes adopted or executed by the stated public bodies or organisations:

(A)

the United Nations Security Council;

(B)

the European Union or any of its member states;

(C)

the Office of Foreign Assets Control of the US Department of Treasury (OFAC) or the Office of Export Enforcement of the US Department of Commerce;

(D)

Her Majesty’s Treasury of the United Kingdom; or

(E)

any other competent authority that might replace the above or exercise equivalent functions or powers.

“Applicant”	Grupo Ferroatlántica, S.A.U.
“Accelerated Maturity Event”	has the meaning indicated in Clause 14.1.
“Sanctioned Territory”

means at any given time any country, region or territory regarding which any Sanction has been imposed (at the Date of Signature, this definition includes, for clarification purposes, North Korea, Crimea, Iran, Sudan, South Sudan and Syria).

“Late-Payment Interest”	has the meaning indicated in Clause 5.5.
“Interest Rate”	has the meaning indicated in Clause 5.4.

ANNEX 8.6 (C)

FUND TAX IDENTIFICATION

Tax Identification Number ('NIF') of the Fund S2801456A

ANNEX 11.1.15

GROUP LITIGATION

Ordinary Proceedings 584/2016, pursued before Court of First Instance 13 of Madrid
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Plaintiff
Against	Bankia, S.A.
Brief description of the matter

Ordinary Proceedings. Complaint filed together with GVM and Fertiberia against Bankia. The Court of First Instance, in a Ruling of 7 March 2017, rejected the petition by Bankia for a joinder with actions in other proceedings to which other subsidiary companies of GVM were party.

Amount	3,451,699 euros of principal, plus interest and costs, where applicable

Proceedings pursued between before the Central Administrative Economic Tribunal
Company	FERROATLÁNTICA DE SABÓN, S.L.U.
Position	Plaintiff
Against	A Coruña Provincial Authority
Brief description of the matter

Public law litigation proceedings brought by FerroAtlántica against A Coruña Provincial Authority, since it disputed the power rating at which FerroAtlántica has the furnaces at the Sabón factory, and their taxation under Economic Activities Tax ('IAE').

Amount	425,416 (2009), 408,026 (2010), 390,170 (2011), 372,944 (2012) and 356,419 (2013)

Proceedings pursued before the Central Major Taxpayer Office.
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Plaintiff
Against	AEAT – Central Office for Major Taxpayers

Brief description of the matter	Proceedings for rectification of a self-assessed settlement with refunding of undue income from the Corporation Tax return for the taxation periods 2016, 2017, 2018 and 2019.
Amount	A petition was filed for rectification of the self-assessed settlement with the refund of undue income in these regards, for a total amount of 1,262,000 euros.

Proceedings pursued before the Central Major Taxpayer Office.
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Plaintiff
Against	AEAT – Central Office for Major Taxpayers
Brief description of the matter	Proceedings for rectification of a self-assessed settlement with refunding of undue income from the Corporation Tax return for the taxation periods 2016, 2017, 2018 and 2019.
Amount

On 1 March 2021 a ruling was received partially upholding the refund petition, for an amount of 75,362 euros. Appealed before the TEAC (Central Administrative Economic Tribunal). Arguments submitted, petitioning for the refund of interest for 1P 2018.

Proceedings pursued before the Regional Delegation of Cantabria.
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Respondent (joint respondent)
Against	Heirs of the employee of the contractor company Tecnelt, S.L.
Brief description of the matter

Reconciliation proceedings lodged by the heirs of the employee, claiming that as a consequence of contact with asbestos and the lack of health and safety at work measures for which the joint respondents were responsible, the employee suffered physical harm leading to his death in June 2018.

Amount	175,000 euros (to be distributed between the respondents on a joint and several basis)

Ordinary Proceedings 395/2021 pursued before Employment Court 3
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	ORECLA (Overall claim)
Brief description of the matter	Mediation in claim proceedings for payment of an overtime rate of 75% on public holidays, Sundays or at night.
Amount

Ordinary Proceedings 410/2021 pursued before Employment Court 5
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	ORECLA (Individual claim)
Brief description of the matter

A worker was penalised with two days of suspension from work without pay, for a serious fault, according to Article 66(l) of the Regional Collective Bargaining Agreement of the Steelmaking Industry of Cantabria. The letter stated that the circumstances recounted could be punishable as a very serious fault, under the provisions of Article 67(h); because of his apologies (the next day) and recognition of the error, this was reduced to a serious fault.

The Respondent received a reconciliation petition indicating that there was no justified reason to impose the penalty.

Amount

Ordinary Proceedings 882/2021 pursued before Employment Court 2
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	ORECLA (Overall claim)

Brief description of the matter

Claim regarding excess working hours by workers on split shifts and intensive split shifts, following issuance of the judgment declaring that 24 and 31 December should be calculated as days actually worked, despite being classified as public holidays.

The position of Management is that during 2020, because of the pandemic we experienced, the working hours of these people were reduced from 8:00 to 14:00 and the total calculation of the annual hours of work therefore does not give rise to such excess of working hours.

Amount

Ordinary Proceedings 2310/2021
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	ORECLA (Individual claim)
Brief description of the matter

Monetary claim petition filed by the worker Antonio Jose Pérez Saiz for an accident which occurred on 15 November 2019. He was as a result granted the status of total permanent unfitness for his regular profession.

Amount	140,980.82 euros

Penalty proceedings 269/2021
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	Directorate-General for Employment - Employment Inspectorate
Brief description of the matter	Penalty notice of €10,000 for the accident which occurred on 15 November 2019 corresponding to a worker
Amount	140,980.82 euros

Administrative Proceedings 23/2021
Company	GRUPO FERROATLÁNTICA, S.A.U.
Position	Defendant
Against	Directorate-General for Employment - Employment Inspectorate

Brief description of the matter

Commencement of administrative proceedings for the appraisal of a benefits surcharge of 40% because of a lack of health and safety at work measures, applied to benefits derived from the occupational accidents suffered by a worker (prior permanent unfitness for work claim).

Amount	140,980.82 euros

ANNEX 11.1.19

EXISTING DEBT

-

Credit facility for the discounting of commercial paper operations and other operations, signed by Grupo Ferroatlántica S.A.U. and Bankinter S.A. on 28 September 2021, for a maximum total amount of 3,000,000 euros.

-	Credit facility for the issuance of a letter of credit, signed by Grupo Ferroatlántica S.A.U. and Bankinter S.A. on 25 February 2022, for a maximum total amount of 5,000,000 euros.
-	Factoring facility arranged between Grupo Ferroatlántica S.A.U. and La Banque Postale Leasing & Factoring, S.A. on 2 October 2020, for a maximum total amount of 32,000,000 euros.
-

Factoring facility (pending signature) between Grupo Ferroatlántica S.A.U. and Bankinter S.A., for a total maximum amount of 46,000,000 euros, following approval of the operation by the Board of Directors of Ferroglobe PLC. This operation is included for information purposes, although it is not classified as Debt, and cannot therefore be replaced by Debt for the same amount.

ANNEX 11.2.20 (B)

EXISTING IN REM GUARANTEES

Agreement	Date	Pledgor	Object
1. Pledge agreement without transfer of possession over inventory	17 May 2021 29 July 2021	FERROATLÁNTICA DE SABÓN S.L.U.	Assets valued at 5,880,595 euros as at the date of signature.[2]
2. Pledge agreement without transfer of possession over inventory	17 May 2021 29 July 2021	FERROATLÁNTICA DE BOO	Assets valued at 5,820,757 euros as at the date of signature.
3. Pledge agreement over credit rights	17 May 2021 29 July 2021

GRUPO FERROATLÁNTICA, SAU

FERROATLÁNTICA PARTICIPACIONES, S.L.U.

FERROATLÁNTICA DE BOO

FERROATLÁNTICA DE SABON

FERROATLÁNTICA DEL CINCA S.L.

CUARZOS INDUSTRIALES S.A.U.

FERROSOLAR ORCO GROUP, S.L.

GRUPO FERROATLÁNTICA DE SERVICIOS, S.L.U.

Intra-group, cash management account and profit-sharing loans.
4. Pledge agreement over bank account credit rights	17 May 2021 29 July 2021	FERROPEM, S.A.S. GRUPO FERROATLÁNTICA, SAU FERROATLÁNTICA PARTICIPACIONES, S.L.U.	Bank accounts of each of the Pledgors.

FERROATLÁNTICA DE BOO FERROATLÁNTICA DE SABON FERROATLÁNTICA DEL CINCA S.L. CUARZOS INDUSTRIALES S.A.U. FERROSOLAR ORCO GROUP, S.L. GRUPO FERROATLÁNTICA DE SERVICIOS, SLU
5. Pledge over corporate stock	17 May 2021	FERROATLÁNTICA FERROATLÁNTICA PARTICIPACIONES, S.L.U.

Grupo FerroAtlántica pledges the shares in the following companies:

-FerroAtlántica Participaciones, S.L.U. -Shares 1,091,227 (1 - 1,091,227) (100%)

-FerroAtlántica de Servicios: Shares 1,091,227 (1 - 1,091,227) (100%)

-FerroAtlántica de Boo Shares, 1,091,227 (1 - 1,091,227) (100%).

-FerroAtlántica de Sabón: Shares 1,091,227 (1 - 1,091,227) (100%).

-Ferrosolar Opco Group, S.L. 3,198,667(9,596,001- 12,794,667) (25%)

Ferroatlantica pledges the shares of the following companies:

Ferrosolar Opco Group, S.L. 9,596,000 (1- 9,596,000) (75%)

Ferroatlántica de Cinca,

S.L. 3,205,407 (2982-3209388 (99,875%)
6. Pledge over corporate stock	17 May 2021	FERROGLOBE HOLDING COMPANY LTD; and FERROATLÁNTICA PARTICIPACIONES, S.L.U

FERROGLOBE HOLDING COMPANY LTD, pledges all shares in Grupo FerroAtlántica SAU (i.e. the 200,000 shares identified by numbers (1 - 200,000) (100%)

FerroAtlántica Participaciones, S.L.U. pledges the shares in Cuarzos Industriales, SAU.

7. Promise of mortgage	17 May 2021	FERROATLÁNTICA DE BOO S.L.U. FERROATLÁNTICA DE SABON S.L.U, FERROATLÁNTICA DEL CINCA, S.L. FERROSOLAR OPCO GROUP, S.L.

The following properties and concessions:

Ferro de Boo, S.L.U.

1.           Santander Land Register 2: 48,481

2.           Administrative concession - Santander Land Register 2: 27,464

3.           Santander Land Register 2: 16,046

4.           Santander Land Register 2: 1,020

5.           Administrative concession - Santander Land Register 2: 9,793

6.           Administrative concession - Santander Land Register 2: 9,792

7.           Santander Land Register 2: 48,479

8.           Santander Land Register 2: 2.759

9.           Santander Land Register 2: 2.491

10.        Santander Land Register 2: 2.659

11.        Santander Land Register 2: 17,845

12.        Santander Land Register 2: 2.279

Ferro de Sabón, S.L.U.

13.        Arteixto property – 15223

14.        Arteixto property – 15203

Likewise over the Ferrosolar Opco and Ferroatlántica del Cinca properties.

8. Mortgage dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4608 and 4627 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.	First-ranked real estate mortgage over the property identified by number 48481. Registered in Land Register 2 of Santander, Volume 2884, Book 521, Page 28, Entry 5.
9. Mortgage dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4609 and 4630 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.	First-ranked real estate mortgage over the property identified by number 1020. Registered in Land Register 2 of Santander, Volume 2884, Book 521, Page 24, Entry 3.
10. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4614 and 4634 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 9793.

11. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4615 and 4637 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 17845.

12. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4616 and 4633 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 27464.

13. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4617 and 4639 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 2279.

14. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4618 and 4631 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 2659.

15. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4619 and 4635 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 9792.

16. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4620 and 4636 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 2759.

17. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4621 and 4632 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 2491

18. Maximum amount mortgage over administrative concession dated 29 July 2021, executed before the Notary Mr Francisco Miras Ortiz under numbers 4622 and 4638 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE BOO S.L.U.

FerroAtlántica de Boo as the holder of nine (9) concessions on land classified as "marsh", located within the municipalities of Astillero and Camargo.

Mortgage over the administrative concession identified as 48479.

19. Maximum amount mortgage dated 29 July 2021 executed before the Notary Mr Francisco Miras Ortiz under numbers 4612 and 4625 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE SABÓN	Property number 15203, Arteixo
20. Maximum amount mortgage dated 29 July 2021 executed before the Notary Mr Francisco Miras Ortiz under numbers 4613 and 4628 of his notarial archive	29 July 2021 (x2)	FERROATLÁNTICA DE SABÓN	Property number 15223, Arteixo

ANNEX 11.1.25

SHAREHOLDING STRUCTURE OF THE BENEFICIARY GROUP AND THE FERROGLOBE GROUP

ANNEX 13.3.C

FINANCIAL BALANCES AND NET COMMERCIAL BALANCES REFERRED TO AS "LEGACY"

Detail of the net Legacy and current commercial balances and the Financial Balances payable to Ferroglobe Group Companies at 30 June 2021.

(Information in thousands of euros)

"Legacy" Group Company Receivables	207,307
"Legacy" Group Company Suppliers	(371,026)
Total "Legacy" Commercial Balances (*)	(163,719)
Current Group Company Receivables	6,072
Current Group Company Suppliers	(25,925)
Long-term debts with Group Companies (*)	(245,987)
Short-term debts with Group Companies (*)	(52,872)

ANNEX 13.3.G

TRANSFER PRICING POLICIES

ANNEX 13.6.1 (C)

MINING CONCESSIONS

Holder company	Concession
Cuarzos Industriales, S.A.U.	Conchitina Mining Operation
Conchitina Segunda Mining Operation
Esmeralda Mining Operation
Sonia Mining Operation
Rocas, Arcillas y Minerales, S.A.	Serrabal Mining Operation

ANNEX 13.6.1.(D)

RIGHT OF FIRST REFUSAL OVER THE MINING CONCESSIONS

NUMBER

In Madrid, on

Before me, *, notary of the Notaries Association of *, practising in this city,

THERE HERE APPEAR:

Of the one part, representing the grantor company:

*, of legal age, *, of * nationality, domiciled for these purposes at *and holder of valid National Identity Document number *.

And of another part, representing FONDO DE APOYO A LA SOLVENCIA DE EMPRESAS ESTRATÉGICAS (assignee):

*, of legal age, *, domiciled for these purposes at *and holder of valid National Identity Document number *.

THEY HERE ACT:

A. *, acting as * for and on behalf of the company “*” (hereinafter the "Grantor"), a company validly Incorporated and of good standing under *. Registered in the Companies Register of *, in Volume *, Section *, Page *, Sheet *, and holder of valid Tax Identification Number *.

He declares that the purpose of the company comprises *.

His powers here to act are derived from *.

The representative assures me that the legal capacity, operational capacity and other identifying circumstances of the entity he represents remain unchanged from the details recorded in this deed, in particular its purpose and registered office.

DECLARATION OF BENEFICIAL OWNERSHIP: *

B. *, acting as *, representing the State Company named "SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES" (SEPI), of registered office at the address Calle Velázquez, 134, Madrid, holder of Tax Identification Code Q-2820015-B, a Spanish public enterprise entity created by Royal Decree-Law 5/1995, of 16 June 1995, confirmed on 10 January 1996 by Act 5/1996, for the Creation of Certain Public-Law Entities, for the purpose of administering publicly owned enterprise holdings.

He acts in accordance with the powers derived from *.

I, the Notary, having performed the corresponding verification by means of the Secure Verification Code, attach to this instrument the hard copy of the corresponding certification presented to me by the person here appearing.

In my judgment, it demonstrates that he enjoys sufficient powers to execute this public deed.

He declares that his powers remain valid and that the legal capacity and circumstances of the company for which he here acts remain in place.

He likewise acts for and on behalf of FONDO DE APOYO A LA SOLVENCIA PARA LAS EMPRESAS ESTRATÉGICA (as "Lender" or the "Fund"), holder of Tax Identification

Number S2801456A, created and regulated by Royal Decree-Law 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment, and the Resolution of the Council of Ministers of 21 July 2020, establishing the functioning thereof, published by Order PCM/679/2020, of 23 July 2020.

He acts in accordance with the powers derived from *.

The Fund is managed through the state company "SEPI" by an Administrative Board, an inter-ministerial collegiate body attached to the Ministry of Finance and Administration through the Sub-Secretariat of Finance.

The Grantor, the Fund and SEPI, as administration entity of the Fund, shall each be referred to individually as a "Party", and collectively as the "Parties".

I, the Notary, place on record in fulfilment of the terms of Article 23 of the Notariat Act, that I have consulted the list of revoked tax identification numbers of the STATE TAX ADMINISTRATION AGENCY by means of the access enabled via SIGNO (the Integrated Notarial Management System), revealing that the companies here represented are not included on said list, and the execution of this deed may therefore proceed.

I have identified the persons here appearing by means of the documents shown, and in the stated capacities, in my judgment and as stated, they enjoy sufficient legal standing to formalise this deed of RIGHT OF FIRST REFUSAL to which end they issue these:

RECITALS:

I. The Grantor declares that it has been awarded the concession *, the details of which are indicated below:

TITLE. *

REGISTRATION. *.

ENCUMBRANCE STATUS: *.

PROPERTIES COVERED BY THE CONCESSION: Annex II hereto attached contains the list of the properties owned by the Grantor, on which the operation authorised by the Administrative Concession is performed, and which are free of liens, encumbrances and occupants, according to the statements of the Grantor.

II, The Grantor forms part of a corporate group headed by the company Grupo Ferroatlántica S.A.U (hereinafter, Grupo Ferroatlántica S.A.U. and Grupo Ferroatlántica de Servicios S.L.U., shall be referred to as “Ferroatlántica Group”) which in turn forms part of a higher-level corporate group operating in various jurisdictions, and headed by Ferroglobe PLC (“Ferroglobe Group”). On 15 January 2021 the company Grupo Ferroatlántica, S.A.U. (an investee company 100% indirectly owned by Ferroglobe PLC (the "Borrower")) submitted an application for temporary public financial support drawn from the Fund, to which the company Grupo Ferroatlántica de Servicios, S.L.U. (an investee 100% owned by the Borrower) adheres as beneficiary, for a total amount of THIRTY-TWO MILLION EUROS (€32,000,000) to be structured by means of a profit-sharing loan and/or an ordinary loan. Following various demands for rectification and improvement of the application so as to specify the ultimate beneficiaries of the temporary public financial support, the structure thereof and allocation of the funds, on 25 November 2021 the Borrower submitted a new application for aid, increasing the total amount of the initial application to THIRTY-FOUR MILLION FIVE HUNDRED THOUSAND EUROS (€34,500,000), divided into a profit-sharing loan for a total amount of SEVENTEEN MILLION SIX HUNDRED THOUSAND EUROS (€17,600,000), and an ordinary loan for a total amount of SIXTEEN MILLION NINE HUNDRED THOUSAND EUROS (€16,900,000) (the "Finance").

III. Within the context of the aforementioned Finance, the Fund has called on the Grantor (in its capacity as a company of the Ferroglobe Group) to grant a right of first refusal over the Mining Concession.

Within the context of the foregoing, by virtue hereof the Grantor grants the Fund a right of first refusal over ownership of the Mining Concession, pursuant to the following

CLAUSES:

ONE. CONCESSION

The Grantor grants the Fund, which accepts, a right of first refusal over the Mining Concession, which the latter may exercise solely and exclusively in the event that the Grantor intends to transfer or assign ownership of the aforementioned Mining Concession for payment to any third party from outside the Ferroatlántica Group (the "Potential Acquirer").

TWO. CONDITIONS FOR EXERCISE OF THE RIGHT:

2.1. To exercise the right of first refusal hereby granted, in the event that the Grantor should wish to transfer the aforementioned Mining Concession to a Potential Acquirer, before proceeding to perform the transfer, it must inform the Fund via a notary of the conditions on which it plans to proceed to perform the transfer.

If the Fund wishes to exercise its right of first refusal with regard to the notified transfer, it must serve notice via a notary within a period twenty (20) days of receipt of the aforementioned notification, as to its intention to make use of the right of first refusal, either itself or through a third party belonging to the public sector as freely designated by it, on the same conditions as contained in the notification sent by the Grantor, indicating for this purpose the date when the public deed exercising the right of first refusal is to be formalised, which may under no circumstances be more than forty (40) days of receipt of the aforementioned notification, and authorisation of the transfer by the competent administrative body. Within ten (10) days of receipt of this notification, the Grantor shall notify the Fund of the identity and address of the Notary of Madrid before whom the transfer is to be performed.

On the stated date, the Fund, or the freely designated third party belonging to the public sector, must pay the amount corresponding to the transfer and the associated expenses, and must formalise the transfer on the terms set out in the notification served.

In the event that the Fund fails to serve notice by the stated deadline of its intent either itself or through a designated third party belonging to the public sector, of its intention to exercise the right of first refusal in accordance with the stated requirements, or if it makes this declaration but does not intend to execute the deed of transfer, or does not formalise it on the established terms, the Grantor may transfer the Mining Concession on said terms to the Potential Acquirer within thirty (30) days of the expiry of (i) the deadline for the right of first refusal to be exercised (if it has not been exercised) or (ii) of the date scheduled for the deed to be executed, if the Fund stated its intention to exercise the right of first refusal, but ultimately the Fund, or the designated third party belonging to the public sector, failed to appear to execute the deed of transfer, or did not do so on the established terms. For registration of the deed of transfer, it shall be sufficient that accreditation thereof be given in the notice served on the Fund and (i) a declaration by the holder of the Mining Concession that the right of first refusal has not been exercised by the established deadline or (ii) a Notarial Record in accreditation that on the date when the Fund had served notice of its intention to proceed to execute the transfer, this did not take place.

If the Fund has not exercised its right of first refusal, the Grantor must serve notice on the Fund via a notary of the transfer performed to the Potential Acquirer, on the terms thereof, within ten (10) days of the execution thereof.

In the event that the price for which the transfer of the Mining Concession was made to the Potential Acquirer is less than that of which the Fund was initially notified, the Fund may inform the Grantor of its intention to acquire the Mining Concession within a period of twenty (20) days of receipt of the aforementioned notification, either itself or through a third party belonging to the public sector freely designated by it, on the same terms as the transfer to the Potential Acquirer was performed, indicating for this purpose the date when the public deed of sale and purchase is to be formalised, which must under no circumstances be more than forty (40) days after receipt of the aforementioned notification, and authorisation of the transfer by the competent administrative body.

Within ten (10) days of receipt of this notification, the Grantor shall notify the Fund of the identity and address of the Notary of Madrid before whom the transfer is to be performed.

On the stated date, the Fund, or the freely designated third party belonging to the public sector, must pay the amount corresponding to the transfer and the associated expenses, and must formalise the transfer on the terms set out in the notification served.

Any transfer performed to a third party in breach of any of the terms and conditions established for the right of first refusal to be exercised, shall be null and void.

Exercise of the right of first refusal by the Fund or by a third party belonging to the public sector freely designated by it shall in any event be subject to the applicable procedure of administrative authorisation in accordance with any regulations that would apply.

THREE. DEADLINE FOR THE RIGHT OF FIRST REFUSAL:

The right of first refusal granted by means of this deed shall remain in force up until 1 October 2025.

FOUR. REGISTRATION WITH THE LAND REGISTER

The three clauses above shall have in rem status, and the Land Registrar is therefore specifically requested to register this for the purposes of attributing erga omnes efficacy to this right.

FIVE. NOTICES

The notices that the Parties are to serve in connection with this deed shall be sent to the addresses indicated in the preamble hereto.

Any change of address shall take effect only from the date when confirmed notification of the change was received.

SIX. CANCELLATION OF THE RIGHT OF FIRST REFUSAL

The right of first refusal granted shall be cancelled (i) upon expiry of the Mining Concession, (ii) upon an explicit waiver by the Fund of the exercise of its right of first refusal; and (iii) as a result of fulfilment of the obligations imposed on the Borrower and Grupo Ferroatlántica de Servicios, S.L.U. (in its capacity as beneficiary) under the terms of the finance agreement signed with the Fund.

In the event of cancellation, the Parties must request that the Registrar cancel the right of first refusal in the books under his authority.  In the event that either of the parties refuses to execute the public or private documents required for this purpose, it will be liable before the other for any damages occasioned to it.

SEVEN. EXPENSES AND TAXES

Any expenses and taxes resulting from this deed shall be paid by the Grantor.

EIGHT. PARTIAL UNENFORCEABILITY

Should any clause contained in this deed be declared null and void or unenforceable in an arbitration award or judgment, this shall not affect the validity and enforceability of all clauses not affected by that ruling.

For the purposes of the above paragraph, the Parties shall in good faith negotiate a mutually satisfactory substitution or modification to the clause or clauses declared null and void or unenforceable by means of other similar terms which can legally be fulfilled.

NINE. ACCEPTANCE OF JURISDICTION

Both Parties waive any other legal forum that might correspond to them, and explicitly agree, irrespective of the type of legal action brought, to accept the jurisdiction and authority of the Courts of Madrid, as the domicile of the Parties here appearing, and the location where payment obligations must be fulfilled.

Regarding communication of this act to the Land Register: I have informed the acquiring party of the right that it enjoys under Article 249.2 of the Notarial Regulation, namely that I, the Notary, would inform the corresponding Land Register of this act by fax. It declares that it wishes to exercise this right.

I have verbally stated the reservations and legal notices; in particular, and for taxation purposes and other aspects, I have served notice of the taxation obligations and liabilities incumbent on the Parties in their material, formal and punitive aspects, and all manner of consequences that would result from any inaccuracy in their representations.

ANNEX 13.7

ADHESION DOCUMENT

In [place] on [date]

Before me, Mr [name of the notary], notary of the Notaries Association of [location]

THE FOLLOWING PARTIES APPEAR:

I.	Of the one part:

[…] (the “Company ”), a company incorporated under the laws of […], of registered office at […] and holder of Tax Identification Number [… ]. It is here duly represented for this purpose.

II.	Of another part,

Grupo Ferroatlántica, S.A.U. (the “Applicant” or the “Borrower”), a company incorporated under the laws of Spain, of registered office at Paseo de la Castellana, 259D, 49, 28046 Madrid and holder of Tax Identification Number A-85255370. It is here duly represented for this purpose.

The Applicant appears in its own name and right, and as the representative of the Beneficiaries and/or Guarantors, by virtue of the mandate vested in it in Clause 3 of the Agreement.

III.	Of another part,

FONDO DE APOYO A LA SOLVENCIA DE EMPRESAS ESTRATÉGICAS (the "Fund"), created and regulated by Royal Decree-Law 25/2020, of 3 July 2020, on urgent measures to support economic reactivation and employment (hereinafter, "RDL 25/2020"), and by virtue of the Resolution of the Council of Ministers of 21 July 2020, establishing its functions, published by Order PCM/679/2020, of 23 July 2020 (the "Resolution of the Council of Ministers"), of registered office for these purposes at the address Calle Velázquez 34, Bloque V, Madrid.

The Fund is managed by SEPI (as defined below) by an Administrative Board, an inter-ministerial collegiate body attached to the Ministry of Finance through the Sub- Secretariat of Finance. All actions performed by the Fund shall be conducted in accordance with its own internal regulations.

It is here represented by Ms María Belén Gualda González, holder of National Identity Document number 445 6158-H, in her position as President of the Administrative Board of the Fund, in accordance with the terms of item 5. a) of Annex III to the Resolution of the Council of Ministers. Likewise, her position as President of the Fondo de Apoyo a la Solvencia de Empresas Estratégicas (the "Administrative Board") is derived from her position as President of Sociedad Estatal de Participaciones Industriales, by virtue of Royal Decree 218/2021, of 30 March 2021, appointing Ms María Belén Gualda González  as President of Sociedad Estatal de Participaciones Industriales, and in accordance with item 4 of Annex III the Resolution of the Council of Ministers.

SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES (hereinafter “SEPI”) a public-law entity created by Act 5/1996, of 10 January 1996, creating certain public-law entities, attached to the Ministry of Finance and Administration, by virtue of Royal Decree 682/2021, of 3 August 2021, developing the basic organisational structure of the Ministry and amending Royal Decree 139/2020, of 28 January 2020, establishing the basic organisational structure of ministerial departments, of registered office at the address Calle Velázquez, 134, Madrid 28006.

It is here represented by Ms María Belén Gualda González, in her position as President of SEPI, by virtue of point 4. a) of the Order of 13 July 1995 on the organisation and functions of Sociedad Estatal de Participaciones Industriales.

The Company, the Borrower, the Fund and SEPI, and the persons acting on their behalf, shall collectively be referred to as the "Parties", and each of them individually as a "Party".

RECITALS

I.	Whereas the Borrower is a Spanish company the activity of which essentially comprises the production, distribution and sale of ferroalloys.
II.

Whereas on 3 March 2022 the Obligors, the Guarantors, SEPI and the Fund formalised a financing agreement for an amount of €34,500,000 which was recorded in a public instrument on this same date before the Notary of Madrid Mr Andrés Domínguez Nafría (the “Financing Agreement”). Those terms contained in this deed that begin with a capital letter and are not defined herein shall have the meaning attributed to them in the Financing Agreement.

III.

Whereas, pursuant to the provisions of Clause 13.8 of the Financing Agreement, the Company, as it fulfils the conditions established in the Financing Agreement to be considered a "Relevant Subsidiary", is obliged to adhere hereto, and thereby also to the other Financial Documents, as ["Guarantor"/"Obligor"] for the purpose of espousing the regime of representations, reporting obligations and other obligations established for the [Guarantors/Obligors] in the Agreement.

IV.

Whereas the Company explicitly declares that adhesion to the Financing Agreement referred to in Clause 1 of this agreement is a mere instrument for the performance of obligations entered into in the Financing Agreement and the remaining Financial Documents derived therefrom, and it acknowledges and accepts that the obligations to adhere as [Guarantor/Obligor] are essential elements without which the Funds would not have agreed to conclude the Agreement and the remaining Financial Documents.

V.	Now, therefore, in the light of the foregoing, the Parties have agreed to execute this agreement of adhesion to the Financing Agreement, pursuant to the following

CLAUSES

1.	ADHESION AND ACQUISITION OF THE CONDITION OF RELEVANT SUBSIDIARY
1.1.	Under this agreement, the Company adheres as [Guarantor/Obligor] to the Financing Agreement and the remaining financial Documents, as explicitly hereby accepted and agreed by SEPI and the Fund.
1.2.

As a consequence of the adhesion, the Company explicitly, irrevocably and unconditionally declares that it is bound and obliged, as [Guarantor/Obligor], by all terms and conditions of the Financing Agreement, and by application and reference, the remaining Financial Documents, from the date of signature of this agreement, and thus accepts all obligations and responsibilities resulting for it as [Guarantor/Obligor] from the Financing Agreement and the remaining Financial Documents.

1.3.

[In particular, without being confined thereto, the Company hereby: (i) reiterates the Representations set forth in Clause 11 of the Financing Agreement as given by the Obligors; and (ii) assumes all obligations provided in Clauses 12 and 13 of the Agreement.]

1.4.	The Company explicitly declares that it has passed the corporate resolutions and performed all actions necessary for the execution of this adhesion agreement.
1.5.

Likewise, the Company unconditionally and irrevocably undertakes to provide SEPI with any additional information that the latter might request for compliance with the money laundering regulations applicable to it.

1.6.

The Company grants the Borrower, which accepts, its irrevocable powers of representation, authorising it, through its corporate bodies and attorneys-in-fact, to act as its representative in all actions, communications (to be sent or received) and decisions attributed to it under this agreement, the Financing Agreement, and all other Financial Documents. As a consequence, the Borrower, in its capacity as representative of the Company, shall be the sole interlocutor to represent it in the procedures for the performance of this agreement, of the Financing Agreement and the other Financial Documents, without prejudice to performance by each of the Obligors (including the Company) and by the Borrower of their obligations as a result of the Financing Agreement and the other Financial Documents.

2.	EXPENSES AND TAXES

Any notarial fees, taxes and other costs and expenses derived from the preparation and conclusion of this agreement, and its execution or cancellation (including any expenses or fees of lawyers and court agents, even if their involvement is not legally mandatory) shall be settled in accordance with the terms of the Financing Agreement.

3.	SERVICE

All notices between the Parties connected with this agreement, or derived herefrom, must be served on the terms and at the addresses indicated in Clause 21 of the Financing Agreement.

Regarding the Company, the address for service [is that indicated for the Beneficiaries in accordance with Annex 21 to the Financing Agreement/is as follows]:

-	Address: [… ]
-	For the attention of: Mr/Ms [… ]
-	Telephone: [… ]
-	Email: [… ]
4.	APPLICABLE LAW AND JURISDICTION

This adhesion agreement shall be subject to standard Spanish law.

The Parties explicitly waive their own legal forum and explicitly and irrevocably agree to be bound by the jurisdiction of the Courts of the City of Madrid in the event of any issues which may arise out of the interpretation, validity or performance of this adhesion agreement.

ANNEX 13.8.(G)a)

Cost actually borne by the Beneficiaries by way of the management fee during the 2019 financial year corresponding to the fixed remuneration received by the CEO and CFO of Ferroglobe Group during said financial year for performing their executive functions

Position	Fixed remuneration borne in 2019 by way of management fee
Chief Financial Officer (CFO)	94,142 euros
Chief Executive Officer CEO)	97,283 euros
Total	191,425 euros

ANNEX 16.1.(B)

ASSETS OVER WHICH A SECOND-RANKED REAL ESTATE MORTGAGE SHALL BE ESTABLISHED

A) Properties owned by Ferroatlántica del Cinca, S.L.:

a) Property number 8607

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 103, Entry 7, Monzón  property 8607.

b) Property number 9641

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 105, Entry 7, Monzón  property 9641.

c) Property number 5652

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 99, Entry 14, Monzón  property 5652.

d) Property number 12699

Registered in the Land Register of Barbastro, Volume 680, Book 146, Page 98, Entry 3, Monzón property 12699.

e) Property number 4771

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 95, Entry 6, Monzón  property 4771.

f) Property number 4772

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 97, Entry 6, Monzón  property 4772.

g) Property number 3644

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 84, Entry 3, Monzón property 3644.

h) Property number 2946

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 78, Entry 3, Monzón property 2946

i) Property number 3862

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 93, Entry 2, Monzón property 3862.

j) Property number 3872

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 91, Entry 2, Monzón property 3872.

k) Property 8606

Registered in the Land Register of Barbastro, Volume 1390, Book 371, Page 101, Entry 5, Monzón property 8606.

B) Properties owned by Ferrosolar Opco Group, S.L.:

a) Property number 47273

Registered in the Land Register of Almodóvar del Campo, Volume 2373, Book 921, Page 143, Marginal Note 7, Puertollano property number 47273.

b) Property number 51,529

Registered in the Land Register of Almodóvar del Campo, Volume 2376, Book 923, Page 118, Marginal Note 4, Puertollano property number 51529.

C) Properties owned by Grupo Ferroatlántica, S.A.U. (Sabón):

a) Property number 15203

Registered in the Land Register of ARTEIXO, in Volume 2479, Book 2479, Page 304, Property number 15203.

b) Property number 15223

Registered in the Land Register of ARTEIXO, in Volume 2479, Book 304, Page 10, Property number 15223.

D) Properties owned by Grupo Ferroatlántica, S.A.U. (Boo):

a) Property number 48481

Registered in Land Register 2 of Santander, Volume 2884, Book 521, Page 28, Entry 4, Camargo property number 48481

b) Property number 1020

Registered in Land Register 2 of Santander, Volume 2884, Book 521, Page 24, Entry 3, Astillero property number 1020.

c) Property number 9793

Registered in Land Register 2 of Santander, Volume 2075, Book 88, Page 15,  Entry 6, Astillero property number 9793.

d) Property number 17845

Registered in Land Register 2 of Santander, Volume 3501, Book 652, Page 211, Entry 3, Camargo property number 17845.

e) Property number 27464

Registered in Land Register 2 of Santander, Volume 3342, Book 608, Page 160, Entry 3, Camargo property number 27464.

f) Property number 2659

Registered in Land Register 2 of Santander, Volume 3502, Book 316, Page 37, Entry 6, Astillero property number 2659.

g) Property number 2279

Registered in Land Register 2 of Santander, Volume 3502, Book 316, Page 35, Entry 6, Astillero property number 2279.

h) Property number 9792

Registered in Land Register 2 of Santander, Volume 2075, Book 88, Page 12, Entry 6, Astillero property number 9792.

i) Property number 2759

Registered in Land Register 2 of Santander, Volume 3502, Book 316, Page 33, Entry 5, Astillero property number 2759.

j) Property number 2491

Registered in Land Register 2 of Santander, Volume 3502, Book 316, Page 31, Entry 6, Astillero property number 2491.

k) Property 48479

Registered in Land Register 2 of Santander, Volume 2884, Book 521, Page 24, Entry 3, Camargo property number 48479.

l) Property 52099

Registered in Land Register 2 of Santander, Volume 3545, Book 663, Page 207, Entry  , Santander property 52099.

ANNEX 16.1.(C)

SECOND-RANKED PLEDGE WITHOUT TRANSFER OF POSSESSION OVER INVENTORIES

Sabón factory

(data as at December 2021 and in euros)

Empresa	Cuenta Mayor	Producto	Grupo Familia	Valores Suma de Cantidad	Suma de Importe
C1-GRUPO FERROATLANTICA	3000-PRODUCTOS TERMINADOS	F2020-EXTRAFINOS	20-SILICIO METAL		0
		H2010-MICROSILICE	M1-MICROSILICE	-	0
		F2010-SIME FINOS	20-SILICIO METAL	128	164.230
		C2010-SIME METALURGICO	20-SILICIO METAL	1.447	6.265.792
		H2020-MICROSILICE VE	M1-MICROSILICE	1.149	
		E2020-SILICIO BAJA LEY	E1-slags	75	
		F1020-FESI 75 FINOS	10-FERROSILICIOS	92	59.826
		F2030-DESCLASIFICADO SI	20-SILICIO METAL	34	20.004
		F2990-FINOS REFUSION	20-SILICIO METAL	-	0
		SI900-SIL90	03-Métallurgique B	21	80.542
	Total 3000-PRODUCTOS TERMINADOS			**2.946**	**6.590.394**
	3100-Materias Primas	XP010-PASTA ELECTRODOS	85-RAW MATERIAL	39	23.520
		XP020-ELEC. GRAFITO 410	85-RAW MATERIAL	7	25.427
		XF030-CALIZA	85-RAW MATERIAL	119	2.629
		XP180-PASTA SODEBERG	85-RAW MATERIAL	32	24.101
		XP240-ELECTRODOS GRAFITO	85-RAW MATERIAL	0	668
		XR040-FINOS DE COK	85-RAW MATERIAL	39	5.575
		XP260-ELECTRODOS 405	85-RAW MATERIAL		0
		XP040-ELEC. GRAF.UHP	85-RAW MATERIAL	40	120.559
		XR110-HULLA	85-RAW MATERIAL	1.347	350.458
		XR120-HULLA 3/12 R. TRA.	85-RAW MATERIAL	-	0
		XF170-SERRABAL C E-51 R	85-RAW MATERIAL	756	33.095
		XF210-SONIA B E-1	85-RAW MATERIAL	707	31.844
		XP230-ELECT.GRAFITOS 407	85-RAW MATERIAL	98	289.156
		XF130-SERRABAL B E-45025	85-RAW MATERIAL	1.254	54.860
		XP280-PASTA RHEIFELDEN	85-RAW MATERIAL	164	113.309
		XV150-MADERA	85-RAW MATERIAL	1.823	112.125
	Total 3100-Materias Primas			**6.426**	**1.187.325**
	3220-REPUESTOS	ZZZZ0-Materias Generales	-		849.670
	Total 3220-REPUESTOS				**849.670**
	3507-ALMACENES EN CAMINO	H2012-MICROSILICE	M1-MICROSILICE	23	204
	Total 3507-ALMACENES EN CAMINO			**23**	**204**
Total C1-GRUPO FERROATLANTICA				**9.395**	**8.627.593**
Total general				**9.395**	**8.627.593**

Ferroatlántica de Boo

(data as at December 2021 and in euros)

Empresa	Cuenta Mayor	Producto	Grupo Familia	Valores Suma de Cantidad	Suma de Importe
6U-FERROATLANTICA BOO S	3000-PRODUCTOS TERMINADOS	B3010-SIMN BRUTO	30-SILICOMANGANESO	777	1.076.705
		B4010-FEMN BRUTO	40-FERROMANGANESO	66	75.746
		B4020-FEMN MC BRUTO	41-FEMN AFINADO	215	382.321
		C3010-SIMN CIAL.	30-SILICOMANGANESO	945	1.382.695
		C4010-FEMN CIAL.	40-FERROMANGANESO	566	700.533
		C4020-FEMN MC CIAL.	41-FEMN AFINADO	243	439.690
		F3010-SIMN FINOS	30-SILICOMANGANESO	465	475.801
		F4010-FEMN FINOS	40-FERROMANGANESO	43	29.990
		F4020-FEMN MC FINOS	41-FEMN AFINADO	144	227.059
	Total 3000-PRODUCTOS TERMINADOS			**3.464**	**4.790.539**
	3100-MATERIAS PRIMAS	E3010-ESCORIAS SIMN	E1-ESCORIAS	249.448	260.012
		E4010-ESCORIAS FEMN	E1-ESCORIAS	311	14.513
		E4020-ESCORIAS FEMN AF	85-MATERIAS PRIMAS	177	8.159
		XC160-GAS OIL	85-MATERIAS PRIMAS	8	5.110
		XE010-ESCORIA SI SCULL	85-MATERIAS PRIMAS	845	2.209
		XE050-ESCORIA SI ADQ	85-MATERIAS PRIMAS	741	149.833
		XF010-CUARZO	85-MATERIAS PRIMAS	1.500	36.593
		XF020-CAL	85-MATERIAS PRIMAS	43	3.557
		XF300-ESCORIA SIDERÚRGICA	85-MATERIAS PRIMAS	262	736
		XF330-DOLOMIA	85-MATERIAS PRIMAS	560	3.906
		XMN50-MNLUMPY37%MAMAT(M1L)	85-MATERIAS PRIMAS	5.982	947.374
		XMNB0-MOANDA (MMD)	85-MATERIAS PRIMAS	1.869	425.421
		XMNI0-MOANDA 50%(SINTER F2	85-MATERIAS PRIMAS	1.044	276.357
		XP050-GRAFITO	85-MATERIAS PRIMAS	19	44.090
		XR010-COK METALURGICO NAC.	85-MATERIAS PRIMAS	114	28.792
		XR020-COK PETROLEO	85-MATERIAS PRIMAS	286	43.591
		XR360-COK METALÚRGICO IMP.	85-MATERIAS PRIMAS	3.245	1.109.804
		XV280-OXIDOS DE MANGANESO	85-MATERIAS PRIMAS	5.707	204.453
		XP010-PASTA ELECTRODOS	85-MATERIAS PRIMAS	165	106.204
		XMNE0-MN LUMPY URUCUM 44%	85-MATERIAS PRIMAS	5.530	1.186.885
		XM250-MOANDA 44	85-MATERIAS PRIMAS	829	167.269
		XMM10-MAMATWAN TRÁNSITO	85-MATERIAS PRIMAS	21	3.036
		XMW40-WESSEL 4 TRÁNSITO	85-MATERIAS PRIMAS	11	2.296
		XMS80-MN LUMPY WESSEL1(W1L	85-MATERIAS PRIMAS	2.607	590.018
		XD120-FEMN AFINADO (ADQ)	85-MATERIAS PRIMAS	4	6.800
		XMSF0-SINTER F2 TRÁNSITO	85-MATERIAS PRIMAS	15	3.910
	Total 3100-MATERIAS PRIMAS			**281.346**	**5.630.928**
	3220-REPUESTOS	ZZZZ0-Materias Generales	-		1.139.143
	Total 3220-REPUESTOS				**1.139.143**
	3507-ALMACEN CIAS EN CAMINO	C3010-SIMN CIAL.	30-SILICOMANGANESO		0
		C4020-FEMN MC CIAL.	41-FEMN AFINADO	-	0
	Total 3507-ALMACEN CIAS EN CAMINO				**0**
Total 6U-FERROATLANTICA BOO S				**284.810**	**11.560.609**
Total general				**284.810**	**11.560.609**

Ferroatlántica del Cinca S.L.

(data as at December 2021 and in euros)

Empresa	Cuenta Mayor	Producto	Grupo Familia	Valores Suma de Cantidad	Suma de Importe
6Q-FERROATLAN	3100-Materias Primas	E3010-ESCORIAS SIMN	E1-ESCORIAS	26.809	
		E4020-ESCORIAS FEMN AF	85-MATERIAS PRIMAS	8.400	311.124
		XA020-FEMN CARBURADO FINOS	85-MATERIAS PRIMAS		0
		XA100-FINOS SIMN FAT	85-MATERIAS PRIMAS	0	1
		XA110-AMIDOR D 500	87-SERVICIOS AUXILIARES	75	98.750
		XA120-BENTONITA	87-SERVICIOS AUXILIARES	40	82.005
		XA130-ESCAYOLA	87-SERVICIOS AUXILIARES	198	392.088
		XE050-ESCORIA SI ADQ	85-MATERIAS PRIMAS	223	41.046
		XF020-CAL	85-MATERIAS PRIMAS	658	41.441
		XF040-CUARCITA	85-MATERIAS PRIMAS	1.652	62.091
		XF110-ESPATO FLUOR	85-MATERIAS PRIMAS	24	2.395
		XMM10-MAMATWAN TRÁNSITO	85-MATERIAS PRIMAS	374	59.737
		XMN50-MNLUMPY37%MAMAT(M1L)	85-MATERIAS PRIMAS	893	161.623
		XMN70-MN LUMPY WESSEL4(W4L	85-MATERIAS PRIMAS	431	100.298
		XMNB0-MOANDA (MMD)	85-MATERIAS PRIMAS	789	168.830
		XMNH0-MOANDA 56% (SINTEC)	85-MATERIAS PRIMAS	773	239.522
		XMNK0-SINTER GFAT	85-MATERIAS PRIMAS	-	0
		XMNO0-NÓDULOS MN TRÁNSITO	85-MATERIAS PRIMAS		0
		XMSF0-SINTER F2 TRÁNSITO	85-MATERIAS PRIMAS		0
		XMW40-WESSEL 4 TRÁNSITO	85-MATERIAS PRIMAS	3.330	687.841
		XP080-PASTA ELPA-30	85-MATERIAS PRIMAS	97	61.443
		XP090-PASTA SOD. LA CORUÑA	85-MATERIAS PRIMAS		0
		XP150-ELECTRODO GRAFITO	85-MATERIAS PRIMAS	40	95.980
		XR000-COK PETROLEO	85-MATERIAS PRIMAS	66	11.674
		XR010-COK METALURGICO NAC.	85-MATERIAS PRIMAS	754	303.577
		XA030-FEMN CARBURADO	85-MATERIAS PRIMAS	45	47.256
		XMNE0-MN LUMPY URUCUM 44%	85-MATERIAS PRIMAS	229	52.376
		XATR0-FINOS SIMMN TRÁNSITO	85-MATERIAS PRIMAS	-	0
		XRTR0-COK TRANSITO	85-MATERIAS PRIMAS	-	0
		XMSG0-SÍNTER DE GABÓN TRÁN	85-MATERIAS PRIMAS	58	15.049
		XMNY0-MN LUMPY42% NOUVELLE	85-MATERIAS PRIMAS	-	8.812
		XF120-CASCARILLA	85-MATERIAS PRIMAS	229	6.780
		XMMD0-MOANDA 44 TRANSITO	85-MATERIAS PRIMAS	351	71.077
	Total 3100-Materias Primas			**46.536**	**3.105.192**
	3150-MATERIALES AUX. FABRICACION	XP110-PASTA SOLERA	85-MATERIAS PRIMAS	33	29.500
		XP130-PASTA TAPAPIQUERAS	85-MATERIAS PRIMAS	18	12.209
		XV030-AGLUMAG	85-MATERIAS PRIMAS	78	26.628
		XV080-CHATARRA VIRUTA	85-MATERIAS PRIMAS	59	25.899
		XV120-PISE REFRACTARIO	85-MATERIAS PRIMAS	16	11.925
		XV130-HIERRO REDONDO DE 22	85-MATERIAS PRIMAS	9	6.014
		XV140-HIERRO REDONDO DE 37	85-MATERIAS PRIMAS	13	8.630
		XV180-ARENA SILICEA	85-MATERIAS PRIMAS	36	137
	Total 3150-MATERIALES AUX. FABRICACION			**262**	**120.941**
	3200-Repuestos	ZZZZ0-Materias Generales	-		524.036
	Total 3200-Repuestos				**524.036**
	3270-Envases	ZZZZ0-Materias Generales	-		53.985
	Total 3270-Envases				**53.985**
	3500-PPTT FÁBRICA	B3010-SIMN BRUTO	30-SILICOMANGANESO	-	0
		C3030-SIMN LC CIAL.	30-SILICOMANGANESO	577	1.063.562
		C4020-FEMN MC CIAL.	41-FEMN AFINADO	184	389.288
		C4030-FEMN LC CIAL.	41-FEMN AFINADO	517	1.209.079
		F3020-SIMN AF FINOS	30-SILICOMANGANESO	863	1.607.004
		F4020-FEMN MC FINOS	41-FEMN AFINADO	914	1.479.277
		F4030-FEMN LC FINOS	41-FEMN AFINADO	971	1.737.632
		P1020-FESI 75 PULV.	PA-PULVERIZADOS PASIVAD	1	1.605
		P3020-SIMN AF PULV.	PA-PULVERIZADOS PASIVAD	29	46.380
		P3030-SIMN LC PULV.	PA-PULVERIZADOS PASIVAD	141	333.473
		P4020-FEMN AF PULV.	PA-PULVERIZADOS PASIVAD	181	433.230
		P4050-FEMN HC PULV.	PA-PULVERIZADOS PASIVAD	55	75.706
		S4020-FEMN AF PAS.	PA-PULVERIZADOS PASIVAD	66	165.132
		S4050-FEMN HC PAS.	PA-PULVERIZADOS PASIVAD	4	5.502
		F3030-SIMN LC FINOS	30-SILICOMANGANESO	60	124.073
		F3900-SIMN DESCLAS. FINOS	30-SILICOMANGANESO		0
		B4030-FEMN LC BRUTO	41-FEMN AFINADO	0	864
		B3030-SIMN LC BRUTO	30-SILICOMANGANESO	-	0
		B4020-FEMN MC BRUTO	41-FEMN AFINADO		0
	Total 3500-PPTT FÁBRICA			**4.565**	**8.671.807**
	3507-ALMMACEN PPTT EN CAMINO	E4020-ESCORIAS FEMN AF	85-MATERIAS PRIMAS	- 381	- 14.120
	Total 3507-ALMMACEN PPTT EN CAMINO			**- 381**	**- 14.120**
Total 6Q-FERROATLANTICA DEL C				**50.982**	**12.461.842**
Total general				**50.982**	**12.461.842**

Cuarzos Industriales S.A.U.

(data as at December 2021 and in euros)

Ferrosolar Opco Grupo S.L.

(data as at December 2021 and in euros)

ANNEX 16.1(D)

SECOND-RANKED PLEDGE WITHOUT TRANSFER OF POSSESSION OVER CREDIT RIGHTS

Grupo Ferroatlántica S.A.U.

(data as at November 2021 and in euros)

Ferroatlántica de Servicios S.A.U.

(data as at November 2021 and in euros)

Cuarzos Industriales S.A.U.

(data as at November 2021 and in euros)

Ferrosolar Opco Grupo S.L.

(data as at November 2021 and in euros)

Ferroatlántica del Cinca S.L.

(data as at November 2021 and in euros)

Ferroatlántica Participaciones S.L.U.

(data as at November 2021 and in euros)

ANNEX 21

NOTICES

For the Applicant, Beneficiary, Guarantors and non-Beneficiary Guarantors

Paseo de la Castellana 259D, Planta 49,

28046 Madrid (Spain)

+34915903219

Attn. Thomas Wiesner and Beatriz García-Cos Muntañola

thomas.wiesner@ferroglobe.com and beatriz.garciacos@ferroglobe.com

For SEPI and the Fund:

Management of Fondo de Apoyo a la Solvencia de Empresas Estratégicas

Calle Velázquez, 134

28006 Madrid, Spain

Tel: +34-913961590

notificaciones.FASEE@sepi.es